Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIDAL COMMODITIES TRUST I
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6221	92-6468665
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Tidal Investments LLC 234 West Florida Street, Suite 203 Milwaukee, WI 53204 Phone: (844) 986-7700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Guillermo Trias Chief Executive Officer Tidal Investments LLC 234 West Florida Street, Suite 203 Milwaukee, WI 53204 Phone: (844) 986-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Pellegrino Tidal Investments LLC 234 West Florida Street, Suite 203 Milwaukee, WI 53204 (844) 986-7700		Morrison C. Warren, Esq. Chapman and Cutler LLP 320 South Canal Street Chicago, Illinois 60060

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated December 18, 2023

[Insert Logo]

[7RCC Spot Bitcoin and Carbon Credit Futures ETF]

Common Shares of Beneficial Interest

The Fund. The [7RCC Spot Bitcoin and Carbon Credit Futures ETF] (the “Fund”), a newly established series of Tidal Commodities Trust I (the “Trust”), is an exchange-traded fund which issues common shares of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust’s First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”). Tidal Investments LLC (the “Sponsor”), a Delaware limited liability company, is the sponsor of the Trust and receives a management fee. The principal office address and telephone number of both the Fund and the Sponsor is [234 West Florida, Suite 203, Milwaukee, Wisconsin 53204 and (844) 986-7700]. Tidal ETF Services, LLC (“Tidal” or the “Administrator”) provides administrative services to the Fund and has also engaged the Fund’s Sub-Administrator ([        ]). [     ] (“[    ]” and the “Marketing Agent”) assists the Fund and the Sponsor with certain functions and duties relating to marketing, which include the following: marketing, sales strategy, and related services. Wilmington Trust, National Association serves as the Delaware trustee of the Trust (the “Trustee”). [ ] will serve as the transfer agent of the Fund (in such capacity, the “Transfer Agent”). The Fund intends to appoint [Gemini Trust Company, LLC] (“Gemini” or the “Bitcoin Custodian”) as the custodian of the Fund’s bitcoins, and [________] (the “Non-Digital Custodian”, and collectively with the Bitcoin Custodian, the “Custodians”) will be the custodian of the Fund’s cash and cash equivalents used in connection with obtaining exposure to carbon credit futures contracts (“Carbon Credit Futures”) on the Fund’s behalf. The Fund intends to apply to list its Shares on the New York Stock Exchange (the “NYSE” or “Exchange”). The trading or ticker symbol of the Shares is expected to be “BTCK”.

Investment Objective. The Fund’s investment objective is to reflect the daily changes of the price of bitcoin and the value of Carbon Credit Futures, as represented by the Vinter Bitcoin Carbon Credits Index (the “Index”), less expenses from the Fund’s operations. There can be no assurance that the Fund will achieve its investment objective or that of the Fund’s investment strategy.

Investment Strategy. The Fund’s investment strategy is to hold a combination of bitcoin and obtain exposure to Carbon Credit Futures, in an approximate ratio of 80:20, respectively. Bitcoin is a digital commodity based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network. Carbon Credit Futures are futures contracts on emissions allowances issued by various “cap-and-trade” regulatory request that seek to reduce greenhouse gases over time ..The Index is designed to track the performance of investing in a portfolio comprised of 80% bitcoin and 20% Carbon Credit Futures, which are linked to the value of emissions allowances issued under the following cap-and-trade regimes: the European Union Emissions Trading System, the California Carbon Allowance, and Regional Greenhouse Gas Initiative. [Because the Fund’s investment objective is to track the daily changes of the price of bitcoin and Carbon Credit Futures, changes in the price of the Shares will vary from changes in the spot price of bitcoin, carbon credits and Carbon Credit Futures.] Investing in the Fund involves risks relatively similar to those involved with an investment directly in bitcoin and/or Carbon Credit Futures and other significant risks. See “Risk Factors” beginning on page [•].

No Prior History. Because the Fund is newly organized, its Shares have no history of public trading. Shares of the Fund may trade at a discount from their net asset value (“NAV”).

The Offering. This is an initial public offering of the Fund’s Shares. The Shares will be continuously offered under the Securities Act of 1933, as amended. The Shares may be purchased from the Fund only in one or more blocks of [10,000] Shares (a block of [10,000] Shares is called a “Basket”). The Fund issues (“Creation Baskets”) and redeems (“Redemption Baskets”) Baskets generally for cash (unless as provided otherwise in this Prospectus), and only to and from broker-dealers and large institutional investors that have entered into participation agreements (“Authorized Purchasers”) on an ongoing basis. Creation Baskets are offered continuously at the Fund’s NAV per Share. See “Calculation of NAV.” The Fund does not issue Shares in fractions of a Basket. The Fund intends to redeem Shares in Redemption Baskets on an ongoing basis from Authorized Purchasers. See “Description of Creation and Redemption of Shares” Authorized Purchasers bear the risk of any price volatility in the price of Shares and the underlying assets of the Fund between the time they submit their order and when they are delivered Shares. Authorized Purchasers may then offer Shares to the public at prices that depend on various factors, including the supply and demand for shares, the value of the Fund’s assets, and market conditions at the time of a transaction. The initial Authorized Purchaser is expected to be [         ]. The offering of an indeterminate amount of Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The offering is intended to be a continuous offering.

An investment in the Fund is subject to the risks of an investment in bitcoin and exposure to futures contracts through one or more financial intermediaries, both of which are often subject to a high degree of price variability. An investment in the Fund may be riskier than other exchange-traded products that do not hold either bitcoin or exposure to futures contracts and may not be suitable for all investors. In addition, bitcoin and Carbon Credit Futures may experience pronounced and swift price changes. Accordingly, there is a potential for movement in the price of Shares between the time an investor places an order to purchase or sell with its broker-dealer and the time of the actual purchase or sale resulting from the price volatility of the Fund’s assets.

Shareholders who decide to buy or sell Shares of the Fund will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the NYSE.

THE FUND INVOLVES A HIGH DEGREE OF RISK AND PRESENTS MANY DIFFERENT RISKS THAN OTHER TYPES OF FUNDS, INCLUDING RISKS RELATED TO THE TAX TREATMENT OF SUCH INVESTMENT, BITCOIN OR INTERESTS RELATED TO BITCOIN OR CARBON CREDIT FUTURES. THE FUND IS RISKIER THAN OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD FINANCIAL INSTRUMENTS RELATED TO BITCOIN OR CARBON CREDIT FUTURES. THE FUND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS. AS WITH ALL INVESTMENTS, AN INVESTOR IN THE FUND COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF THEIR INVESTMENT. INVESTING IN SHARES INVOLVES SPEICAL RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE [●] OF THIS PROSPECTUS.

Neither the Trust nor the Fund is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and therefore neither is subject to regulation thereunder. Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act. See risk factor entitled “Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act” in this Prospectus for more information.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS COMMODITY POOL NOR HAS THE CFTC PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “Jobs Act”) and, as such, may elect to comply with certain reduced reporting requirements.

The Shares are neither interests in nor obligations of the Sponsor, or the Trustee (each as defined herein). The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

The date of this prospectus is [ _______, ____].

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE COMMODITY POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE COMMODITY POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE COMMODITY POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE COMMODITY POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS COMMODITY POOL AT PAGE [●] AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE [●].

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, INCLUDING A DESCRIPTION OF THE MATERIAL RISK FACTORS OF THIS INVESTMENT, AT PAGE [●].

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

TABLE OF CONTENTS

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“Additional Trust Expenses”—Together, any expenses of the Trust that are not assumed by the Sponsor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Trust, indemnification expenses of the Custodians, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses.

“Administrator”— Tidal ETF Services LLC

“Administrator Fee”—The fee payable to the Administrator for services it provides to the Trust, which the Sponsor shall pay the Administrator as a Sponsor-paid Expense.

“Auditor”— [      ]

“Authorized Purchaser”—A financial entity (specifically a member or participant of a clearing agency registered with the SEC) that has a contractual agreement with the Fund (or its service provider) to purchase and redeem Shares directly with the Fund in Baskets.

“Authorized Purchaser Agreement”—An agreement entered into by an Authorized Purchaser with the Sponsor and the Administrator [and the Marketing Agent] which provides the procedures for the creation and redemption of Baskets.

“Basket”—An aggregation of [10,000] Shares for which the Fund offers, issues and redeems Shares.

“Basket Price”— The NAV attributable to each Share of the Fund (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising the Basket.

“Bitcoin”—A digital asset that is native to the Bitcoin Network.

“Bitcoin Account”— The Vault Balance and any subaccounts associated therewith.

“Bitcoin Assets”—The bitcoin of the Sponsor and the Trust kept by the Bitcoin Custodian.

“Bitcoin Blockchain” or “Blockchain”—The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoin from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Bitcoin Custodian”— [Gemini Trust Company, LLC].

“Bitcoin Exchange”—An electronic marketplace where exchange participants may trade, buy and sell bitcoin based on bid-ask trading. The largest Bitcoin Exchanges are online and typically trade on a 24-hour basis, publishing transaction price and volume data.

“Bitcoin Exchange Market”—The global bitcoin exchange market for the trading of bitcoin, which consists of transactions on electronic Bitcoin Exchanges.

“Bitcoin Network”—The decentralized, open source protocol of a peer-to-peer network that facilitates the creation, transmission and ownership of bitcoin.

“Bitcoin Trading Counterparty”—An approved bitcoin trading counterparty.

“Book Entry System”—The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

“Business Day”—Each day the Shares trade on [     ].

“Cap”—Maximum level of GHG emissions for a certain group of entities as defined by a regulator.

“Carbon Credit Futures”—Carbon credits futures contracts

“CCMs”—Compliance carbon markets.

“CEA”—Commodity Exchange Act of 1936, as amended.

 i

“CFTC”—The U.S. Commodity Futures Trading Commission

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“CO2”—Carbon-dioxide.

“CO2e”—Carbon-dioxide equivalent.

“Commodity Pool”—Any investment trust, syndicate or similar form of enterprise operated for the purpose of trading in commodity interests

“Commodity Pool Operator” or “CPO”—Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

“Commodity Trading Advisor ”or “CTA”—A person or organization who: (a) for compensation or profit, engages in the business of advising others, either directly or through publications, writings, or electronic media, as to the value or advisability of trading any contract for the sale of a commodity for future delivery; (b) for compensation or profit, and as part of a regular business, issues or promulgates analyses or reports concerning a contract of sale of a commodity for future delivery, or (c) is registered with the CFTC as a CTA.

“Creation Basket”—Basket of Shares issued by the Fund in exchange for the cash deposit equal to the Fund’s NAV on a per Share basis required for each such Creation Basket.

“Non-Digital Custodian”— [     ]

“Custodians”— Collectively, the Bitcoin Custodian and Non-Digital Custodian

“Designated Contract Market” or “DCM”—A designated contract market or U.S. regulated futures exchange.

“Dodd-Frank Act” – The Wall Street Reform and Consumer Protection Act of 2010.

“DSTA”—The Delaware Statutory Trust Act, as amended.

“DTC”—The Depository Trust Company.

“DTC Participant”—An entity that has an account with DTC.

“ERISA”—The Employee Retirement Income Security Act of 1974, as amended.

“Evaluation Time”—Each business day at 4:00 p.m., New York time, or as soon thereafter as practicable.

“Exchange” or “NYSE”—New York Stock Exchange; the venue where Shares are listed and traded.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

“FDIC”—The Federal Deposit Insurance Corporation.

“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“Fund”—7RCC Spot Bitcoin and Carbon Credit Futures ETF

“Futures Commission Merchant” or “FCM”—A person or organization who: (a) is engaged in soliciting or in accepting orders for the purchase or sale of any commodity for future delivery, a security futures product, a commodity, swap, any agreement, contract or transaction, a commodity option, an authorized leverage transaction, or acting as a counter party in any agreement, contract or transaction, (b) in connection with any of these activities accepts money, securities or property to margin, guarantee, or secure any trades or contracts that may result therefrom, and (c) is registered with the CFTC as a FCM.

“GAAP”—The U.S. generally accepted accounting principles.

“GHG”—Greenhouse gas.

“Index”—Vinter Bitcoin Carbon Credits Index

“Index Price”—The U.S. Dollar value of a bitcoin as represented by the Index.

“Index Provider” or “Vinter”— Invierno AB, Reg. No. 559207-4172, Box 5193, 10244 Stockholm, Sweden

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who clear through or maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Investment Advisers Act”—Investment Advisers Act of 1940, as amended.

“Investment Company Act”—Investment Company Act of 1940, as amended.

“IRA”—An individual retirement account provided for under Section 408(m) of the Code.

“IRS”—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

“Management Fee”—A fee in an amount equal to [    ]% per annum of the daily NAV of the Fund, paid monthly in arrears, in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs.

“Marketing Agent”— [    ], which is engaged by the Sponsor to assist in the marketing of the Shares.

“Marketing Fee”—Fee payable to the Marketing Agent for services it provides to the Fund, which the Sponsor shall pay to the Marketing Agent as a Sponsor-paid Expense.

“NAV”—The net asset value of the Fund

“NFA”—The National Futures Association.

“OTC”—Over-the-counter.

“Redemption Basket”—Baskets of Shares redeemed in exchange for cash in an amount equal to the Fund’s NAV on a per Share basis for each such Redemption Basket.

“SEC”—The U.S. Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933, as amended.

“Service Providers”—Collectively, the Sponsor, the Trustee, [the Bitcoin Advisor,] the Transfer Agent, the Administrator, the Custodians, the Marketing Agent and the FCMs.

“Shareholder”—Any owner of Shares.

“Shares”—Common units of fractional undivided beneficial interest in, and ownership of, the Fund.

“SIPC”—The Securities Investor Protection Corporation.

“Sponsor”—Tidal Investments LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator.

“Sponsor-paid Expense(s)”— The Fund’s fees and expenses that the are deducted from the Management Fee: the Marketing Fee, the Administrator Fee, the fees of the Custodians, the Transfer Agent Fee, the Trustee fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to trading of Shares on the Exchange (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website.

“SROs”—Self-regulatory organizations.

“Sub-Administrator”—[     ]

“Swap Agreement”—An OTC derivative that generally involved an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

“Transfer Agent”—[      ]

“Transfer Agent Fee”—Fee payable to the Transfer Agent for services it provides to the Trust, which the Sponsor shall pay to the Transfer Agent as a Sponsor-paid Expense.

“Treasury Securities”—Fixed-income assets issued by the United States Treasury Department.

“Trust”—Tidal Commodities Trust I, a Delaware statutory trust under the DSTA and the pursuant to the Trust Agreement.

“Trust Agreement”—The First Amended and Restated Declaration of Trust and Trust Agreement between the Trustee and the Sponsor establishing and governing the operations of the Trust dated as of March 10, 2023, as the same may be amended from time to time.

“Trustee”—Wilmington Trust, National Association, the Delaware trustee of the Trust.

“U.S. Dollar” or “$”—United States Dollar or Dollars.

“Vault Balance”—One or more storage accounts in the name of the Sponsor and of the Fund held for the safekeeping of the Fund’s bitcoin.

“VCMs”—Voluntary carbon markets.

PART ONE – OFFERED SERIES DISCLOSURE

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Fund’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in the market prices and conditions for bitcoin and commodities futures markets (particularly, the carbon credit futures), the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.” Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this prospectus;

●	general economic, market and business conditions;

●	the use of technology by us and our vendors, including the Custodians, in conducting our business, including disruptions in our computer systems and data centers and our transition to, and quality of, new technology platforms;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;

●	the costs and effect of any litigation or regulatory investigations;

●	our ability to maintain a positive reputation; and

●	other world economic and political developments.

Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Fund nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Fund, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

INDUSTRY AND MARKET DATA

Although we are responsible for all disclosure contained in this prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the bitcoin industry and commodities futures market (particularly, carbon credit futures). While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including the “Risk Factors” discussion beginning on page [●], before making an investment decision about the Shares.

The Fund

The 7RCC Spot Bitcoin and Carbon Credit Futures ETF (the “Fund”), a newly established series of Tidal Commodities Trust I (the “Trust”), is an exchange-traded fund. The Fund issues common shares of beneficial interest (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Fund. Tidal Investments LLC (the “Sponsor”), a Delaware limited liability company, is the Fund’s sponsor.

The Fund is a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Fund and the Sponsor are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) and are registered with the National Futures Association (“NFA”). The Sponsor is registered with the NFA as a commodity pool operator (“CPO”) and commodity trading advisor (“CTA”). The Fund is not an investment company as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not subject to regulation thereunder. Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act.

Offering of the Shares

The Shares will be continuously offered under the Securities Act of 1933, as amended (the “Securities Act”). The Fund issues and redeems Shares at net asset value (“NAV”) only in large, specified blocks each consisting of [10,000] Shares (each such block of shares called a “Basket,” and collectively, the “Baskets”). The Fund’s Baskets are generally issued (“Creation Baskets”) and redeemed (“Redemption Baskets”) for cash, and only to and from broker-dealers and large institutional investors that have entered into participation agreements (“Authorized Purchasers”).

Investment Objective

The Fund’s investment objective is to reflect the daily changes of the price in bitcoin and the value of carbon credit futures contracts (“Carbon Credit Futures”), as represented by the Vinter Bitcoin Carbon Credits Index (the “Index”), less expenses from the Fund’s operations. There can be no assurance that the Fund will achieve its investment objective or its investment strategy.

Investment Strategy

The Fund’s investment strategy is to hold a combination of bitcoin and financial instruments to gain exposure to Carbon Credit Futures. The Fund seeks these investments to reflect the daily changes in the price of bitcoin and Carbon Credit Futures, as represented in the Index. The Index is designed to track the performance of investing in a portfolio comprised of 80% of bitcoin and 20% Carbon Credit Futures. The Index’s Carbon Credit Futures are linked to the value of emissions allowances issued under the following cap-and-trade regimes: the European Union Emissions Trading System (“EU ETS”), the California Carbon Allowance (“CCA”), and Regional Greenhouse Gas Initiative (“RGGI”). The Fund will gain exposure to the Carbon Credit Futures portion of the Index through one or more swap agreements. A swap agreement is a contact entered into primarily with major global financial institutions for a specified period ranging from a day to more than one year. In a standard swap transaction, two parties agree to exchange or “swap” payments based on the change in value of an underlying asset or benchmark. For example, two parties may agree to exchange the return (or differentials in returns) earned or realized on a particular investment or instrument.

Bitcoin and the Bitcoin Network

Bitcoin are a digital commodity native to the Bitcoin Network. Bitcoin are not issued by any government, bank or central organization, and instead exist on the Bitcoin Network. Bitcoin transaction and ownership records are reflected on the Bitcoin Blockchain, which is a digital public record or ledger of all transactions completed on the Bitcoin Network. It is widely understood that no single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software, and software governs bitcoin creation, movement and ownership. The infrastructure of the Bitcoin Network is collectively maintained on a distributed basis by the Bitcoin Network’s participants, consisting of: (i) validators or “miners,” who run special software to validate transactions; (ii) “developers,” who maintain and contribute updates to the Bitcoin Network’s source code; and (iii) “users,” who download and maintain on their individual computer a full or partial copy of the Bitcoin Blockchain and related software. Anyone can be a user, developer, or miner. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global markets for the trading of bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin have only a physical existence in the record of transactions on the Bitcoin Blockchain. The Bitcoin Blockchain is a public record of the creation, custody and flow of funds of bitcoins, showing every transaction effected on the Bitcoin Blockchain among users’ online “digital wallets” where their bitcoins are effectively stored. Miners authenticate and bundle bitcoin transactions sequentially into files called “blocks,” which requires performing computational work to solve a cryptographic puzzle set by the Bitcoin Network’s software protocol. Since each solved block contains a reference to the previous block, they form a chronological “chain” back to the first bitcoin transaction. Copies of the Bitcoin Blockchain are stored in a decentralized manner on the computers of each individual Bitcoin Network full node (i.e., any user who chooses to maintain on their computer a full copy of the Bitcoin Blockchain, as well as related software). Each bitcoin is associated with a set of unique cryptographic “keys,” in the form of a string of numbers and letters, which allow whoever is in possession of the private key to assign that bitcoin in a transfer that the Bitcoin Network will recognize. Bitcoin may be sent or received through users’ digital wallets by using public and private keys that are part of the Bitcoin Network’s cryptographic security mechanism.

The Bitcoin Network is a technological innovation developed in the last fifteen years, and the bitcoin that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Many U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the CFTC, the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of bitcoin and other digital currencies. However, other U.S. and state agencies, have not made official pronouncements or issued guidance or rules regarding the treatment of bitcoin. Similarly, the treatment of bitcoin and other digital currencies is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of bitcoins creates risks for the Fund and its Shares. See “Risk Factors—Risks Related to Bitcoin, the Bitcoin Network and Bitcoin Trading Markets.”

Bitcoin Valuation

The value of bitcoin is determined by the value that various digital asset market participants place on bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more digital asset exchanges where bitcoin is traded publicly and transparently. On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar. OTC dealers or market makers do not typically disclose their data. There are many digital asset exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuation of bitcoin. The Fund uses the Index Price to value its bitcoin. Exchanges meeting the criteria set out by the Index Provider, as described further herein, are used to value bitcoin. The Index Provider reviews the spot price on all eligible exchanges at 4:00 p.m. Eastern Time and values bitcoin as the median spot price amongst eligible digital asset exchanges. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of bitcoin.

Carbon Credit Futures

Futures contracts are standardized contracts that obligate the parties to buy or sell an asset at a predetermined price and date in the future. The Carbon Credit Futures that comprise the sleeve of the Index are linked to the value of emissions allowances issued under the EU ETS, CCA and RGGI. Commodity futures contracts linked to the value of emission allowances are known as “carbon credit futures”. The Fund will gain exposure to the Carbon Credit Futures that comprise the Index through one or more swap agreements entered into other one or more major global financial institutions.

The Index is comprised of futures contracts on emissions allowances issued by various “cap-and-trade” regulatory regimes that seek to reduce greenhouse gas emissions over time. A cap-and-trade regime typically involves a regulator setting a limit on the total amount of specific greenhouse gases (“GHG”) (such as CO2) that can be emitted by regulated entities. Capping and reducing the cap on GHGs is viewed as a key policy tool in reaching climate change objectives. The regime is designed to promote sustainable development by putting a price on carbon emissions. The regulator will then issue or sell “emissions allowances” to regulated entities, which in turn may buy or sell the emissions allowances to the open market. To the extent that the regulator may then reduce the cap on emission allowances, regulated entities are incentivized to reduce their emissions; otherwise, they must purchase additional emission allowances on the open market, where the price of such allowances will likely be increasing as a result of demand, and regulated entities that reduce their emissions will be able to sell unneeded emission allowances for profit. An emission allowance or carbon credit is a unit of emissions (typically one ton of CO2) that the owner of the allowance or credit is permitted to emit. Futures contracts linked to the value of emission allowances are known as “carbon credit futures”.

The Index

The Index provides exposure to the daily price performance of bitcoin and Carbon Credit Futures by aiming to track the financial performance of investing in a portfolio of 80% bitcoin and 20% Carbon Credit Futures. In providing this exposure, the Index seeks to provide exposure to bitcoin with an environmentally responsible approach through offsetting carbon emissions. Invierno AB, Reg. No. 559207-4172, Box 5193, 10244 Stockholm, Sweden (“Vinter” or the “Index Provider”) is the Index Provider, Benchmark Administrator and Calculation Agent of the Index.

Vinter administers and calculates the bitcoin sleeve of the Index. Solactive is the calculation agent of the Index, and calculates the value of the Index and the carbon credit portion of the Index. To calculate the value of bitcoin, Vinter selects what it considers to be reputable bitcoin exchanges and takes the last price on each exchange at 4:00 pm ET. Vinter then takes the median price across these exchanges to determine the value of bitcoin.

The Carbon Credit Futures portion of the Index is built using a combination of three carbon credit indices, each of which is calculated and administered by a third party: the Solactive Carbon European Union Allowance Futures ER Index, Solactive California Carbon Rolling Futures ER Index, and [_____]. The combination of exposure to the three underlying indices provides the Index with returns tied to futures contracts on carbon credits connected to EU ETS, CCA and RGGI. [The Index includes only Carbon Credit Futures that mature in December of the next one to two years].

The Index rebalances quarterly, beginning at the end of January.

Risk Summary

An investment in the Fund involves a high degree of risk uncertainty. Some of the risks associated with an investment in the Fund are summarized below. A more extensive discussion of these risks appears in the section titled “Risk Factors” which begins on page [    ]. These risks include, but are not limited to, the following:

Risks Related to Bitcoin, the Bitcoin Network and Bitcoin Trading Markets

●	The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. The Fund invests 80% of its assets in bitcoin, the value of which is highly volatile and subject to fluctuations due to a number of factors. Future volatility, including declines in the trading prices of bitcoin, could have a material adverse effect on the value of Shares, and Shares could lose significant value.

●	Digital assets represent a new and rapidly evolving industry, and the value of the Shares in part depends on the acceptance of bitcoin. Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could negatively impact the price of bitcoin and therefore the value of the Shares.

●	The value of Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset including the fact that digital assets such as bitcoin are bearer instruments and loss, theft, destruction or compromise of associate private keys could result in permanent loss of the asset.

●	Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of bitcoin and, consequently, the value of the Shares.

●	The impact of geopolitical or economic events on the supply and demand for bitcoins is uncertain, but could motivate large-scale sales of bitcoins, which could result in a reduction in the value of bitcoin, and the Shares.

●	Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to changes.

Risks Related to the Custody of Bitcoin

●	Failure to safeguard and manage the Fund’s bitcoin could adversely impact the value of Shares.

●	Security threats to the Fund’s account with the Bitcoin Custodian could result in the halt of Fund operations, a loss of Fund assets, or damage to the Fund’s reputation, among others. Any of these factors could result in a reduction in the price of Shares.

●	Due to the nature of private keys, bitcoin transactions are irrevocable, and stolen or incorrectly transferred bitcoin may be irretrievable. Any incorrectly executed bitcoin transactions could adversely effect an investment in the Fund. Loss, theft, destruction or compromise of private keys could result in permanent loss of the asset.

●	The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Administrator, and/or the Bitcoin Custodian exposes the Fund and its shareholders to the risk of loss of the Fund’s bitcoins, for which no person or entity is liable.

Risks Related to the Regulation of Bitcoin

●	Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin Network, or the digital asset markets generally.

●	The U.S. federal income tax treatment of transactions in digital assets is unclear.

Risks Related to Carbon Credit Futures and the Fund’s Status as a Commodity Pool

●	There is no assurance that cap-and-trade regimes will continue to exist. New technologies may arise that diminish or eliminate the need for cap-and-trade markets. Emissions limits allocations may not properly reflect the amount needed for a stable price of credits, which can lead to large price volatility.

●	Legislative or regulatory changes may impact the operation of the Fund, the regulation and enforcement of cap-and-trade regimes, the competitive landscape and/or market behavior regarding cap-and-trade regimes. New regulation relating to cap-and-trade markets may arise, which could negatively impact the value underlying carbon credits, the liquidity of said markets and the Fund.

●	Investments in commodity-linked derivatives, such as Carbon Credit Futures, involve risks that are greater than, and different from, investing directly in the referenced commodity. Commodity-linked derivatives may also be subject to greater price volatility than the underlying reference asset.

●	The Fund obtains exposure to Carbon Credit Futures with multiple geographic focuses, and accordingly is subjected to the accompanying geographic risks. The Fund may also experience risks related to the energy, agriculture and metal sectors, among others, in connection with its exposure to Carbon Credit Futures.

●	The Fund, by virtue of its exposure to futures contracts through its investment in the swap agreement, is deemed a “commodity pool” and is therefore subject to regulation under the CEA and CFTC rules. The Fund and the Sponsor, as the Fund’s CPO, is subject to additional laws, regulations and enforcement policies, all of which may affect the operations of the Fund.

●	Regulation in the commodity-linked derivatives markets is extensive and constantly changing. Future regulatory developments are impossible to predict, but may significantly and adversely affect the operations and value of the Fund.

Risks Related to the Index

●	The Index has a limited history. The Index Price could fail to track the global bitcoin price and a failure of the Index Price could adversely affect the value of Shares.

●	The price used by the Index to calculate the value of bitcoin may be volatile, which could adversely affect the value of Shares.

●	The Index price being used to determine the net asset value of the Fund may not be consistent with GAAP. To the extent the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Fund’s periodic financial statements may differ, and may differ significantly, from the Fund’s NAV determined using the pricing of the Index.

Risks Related to the Fund and the Shares

●	The Fund is new and an investment in the Fund may have more risks than an investment in an established, larger fund. Further, the Sponsor and its management have a limited history of operating investment vehicles like the Fund.

●	The Fund has a limited number of financial institutions that may act as Authorized Purchasers. If regulatory changes or interpretations of an Authorized Purchaser’s, the Fund’s or the Sponsor’s require the regulation of an Authorized Purchaser, the Fund or the sponsor as a money service business under the regulations promulgated by FinCen, an Authorized Purchaser, the Fund, or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or non-recurring expenses.

●	There are certain risks and tax considerations due to the Fund’s cash transactions for the creation and redemption processes.

●	Unanticipated difficulties with respect to the issuance or redemption of Baskets, including but not limited to the withdrawal of Authorized Purchasers, may impact the arbitrage mechanism intended to keep the trading price of Shares closely linked to its NAV and liquidity of the Shares may be adversely impacted.

●	Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund. The Trust Agreement modifies and restricts the default fiduciary duties under the DSTA, which could permit them to favor their own interests to the detriment of the Fund and its Shareholders under Delaware law. That notwithstanding, the Sponsor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is subject to fiduciary duties in connection therewith.

Custody of the Fund’s Assets

The Fund’s assets will be split among three custodians. The Trust, on behalf of the Fund, intends to appoint Gemini Trust Company, LLC (“Gemini” and the “Bitcoin Custodian”) for the Fund’s bitcoin holdings. Separately, [____] (the “Non-Digital Custodian” and collectively with the Bitcoin Custodian, the “Custodians”) will serve as the Fund’s custodian with respect to its cash and cash equivalents investments, as well as any investments in connection with its exposure to Carbon Credit Futures.

The Trust, on behalf of the Fund, has entered into a [ ] agreement with Gemini (the “Bitcoin Custody Agreement”), pursuant to which the Bitcoin Custodian will custody all of the Fund’s bitcoin. Pursuant to the Bitcoin Custody Agreement, the Bitcoin Custodian establishes accounts that hold the bitcoins deposited with the Bitcoin Custodian on behalf of the Fund. The Fund has also entered into a [ ] agreement with the Non-Digital Custodian (the “Non-Digital Custody Agreement”) pursuant to which the Non-Digital Custodian will custody the Fund’s investments in cash and cash equivalents required as part of the Fund’s swap agreements that provide exposure to the returns of the Carbon Credit Futures portion of the Index.

With respect to the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Purchasers, the Sponsor will retain discretion with respect to which of the Custodians and accompanying assets is selected to facilitate the respective order.

Custody of Bitcoin

The Fund is responsible for acquiring bitcoin from a Bitcoin Trading Counterparty. Once the bitcoin has been transferred to the applicable Bitcoin Custodian, it will be stored pursuant to the terms of the applicable Bitcoin Custody Agreement.

Bitcoin private keys are stored in two different forms: “hot” storage, whereby the private keys are stored on secure, internet-connected devices (a “hot wallet”), and “cold” storage, where digital currency private keys are stored completely offline. The Bitcoin Custody Agreement requires the Bitcoin Custodian to hold the Fund’s bitcoin in cold storage, unless required to facilitate withdrawals as a temporary measure. The Bitcoin Custodian will use segregated cold storage bitcoin addresses for the Fund which are separate from the bitcoin addresses that the Bitcoin Custodian uses for its other customers and which are directly verifiable via the Bitcoin Blockchain. The Bitcoin Custodian will at all times record and identify in its books and records that such bitcoins constitute the property of the Fund. The Bitcoin Custodian will not withdraw the Fund’s bitcoin from the Fund’s account with the Bitcoin Custodian, or loan, hypothecate, pledge or otherwise encumber the Fund’s bitcoin, without the Fund’s instruction.

The Sponsor has evaluated the Bitcoin Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Fund’s bitcoin holdings and believes these are designed consistent with accepted industry practices to protect against theft, loss, and unauthorized and accidental use of the private keys. Notwithstanding the Sponsor’s evaluation, the Sponsor does not control the Bitcoin Custodian’s operations or implementation of such policies, procedures and controls and there can be no assurance that they will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage.

While the Bitcoin Custodian carries insurance, its insurance does not cover any loss in value of bitcoin and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Fund. The insurance maintained by the Bitcoin Custodian is shared among all of the Bitcoin Custodian’s customers, is not specific to the Fund or to any customers holding bitcoin with the Bitcoin Custodian, and may not be available or sufficient to protect the Fund from all possible losses or sources of losses.

Trust Structure

The Trust is a Delaware statutory trust, organized on [February 10, 2023], that operates pursuant to the First Amended and Restated Declaration of Trust and Trust Agreement between the Sponsor and the Trustee (the “Trust Agreement”). The Trust is governed by the provisions of the Trust Agreement. The Fund is a series of the Trust. Each Share of the Fund represents a fractional undivided beneficial interest in the net assets of the Fund. The Trust’s Sponsor is Tidal Investments LLC, a Delaware limited liability company. The Shares are not obligations of, and are not guaranteed by, the Sponsor or any of its subsidiaries or affiliates. Under the Delaware Limited Liability Company Act and the governing documents of the Trust, the Sponsor is not responsible for the debts, obligations and liabilities of the Trust solely by reason of being the Sponsor; provided that the Sponsor has assumed responsibility for the payment of certain Fund expenses.

The Sponsor arranged for the creation of the Trust and the establishment of its series, the Fund, and is arranging for the registration of the Shares for their public offering in the United States (“U.S.”) and their listing on the Exchange. The Sponsor is obligated to assume and pay the following fees and expenses of the Trust: the Trustee’s fee payable under the Trust Agreement, the Custodians Fees (as defined herein), the Transfer Agent Fee (as defined herein), the Marketing Fee (as defined herein), applicable license fees, including the licensing fees related to the Index License Agreement (as defined herein), the Administrator Fee (as defined herein), fees and expenses related to trading of Shares on the Exchange (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website. The Sponsor also paid the costs of the Trust’s organization.

As interests in a Delaware statutory trust, the Shares do not possess the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). Shareholders have no voting rights except as expressly provided in the Trust Agreement.

The general role, responsibilities and regulation of the Sponsor, Trustee, Administrator, and Custodians are further described on pages [●], [●], [●], [●] and [●], respectively. Detailed descriptions of certain specific rights and duties of the Sponsor, Trustee, Administrator, and Custodians begin on page [●].

Emerging Growth Company and Smaller Reporting Company Status

The Fund is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Fund is an emerging growth company, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

Under the JOBS Act, the Fund will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year during which the Fund has total annual gross revenues of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which the Fund has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which the Fund is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Fund is choosing to “opt out” of such extended transition period, and as a result, the Fund will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that the Fund’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

U.S. Federal Income Tax Considerations

The Fund, as a series of the Trust, will be classified as a corporation for U.S. federal income tax purposes. As a result, the Fund will be obligated to pay applicable U.S. federal and state corporate income taxes on its taxable income. See discussion under “Material U.S. Federal Income Tax Consequences,” below.

Breakeven Amounts

The Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” The return that the Fund would need to achieve during one-year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments is [    ]% or $[   ]. For purposes of this breakeven analysis, an initial selling price of $25.00 per Share, is assumed. The breakeven analysis is an approximation only and assumes a constant month-end Net Asset Value. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether the Fund will break even at the end of the first twelve months of an investment or during any other period. See “Charges—Breakeven Analysis” for more detailed information.

Defined Terms

For a glossary of defined terms, see the “Glossary of Defined Terms” herein.

Principal Offices

The Fund is a series of the Trust. The principal office and telephone number of the Trust and the Sponsor is located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, and is [(844)-986-7700].

THE OFFERING

Shares offered by the Trust:	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Fund.
Use of Proceeds:	The proceeds of offering the Shares received by the Fund consist of cash, which will be invested in accordance with the Fund’s investment objective and strategies described herein.
NYSE Symbol:	BTCK
CUSIP:	[ ]
Net Asset Value

As described in more detail below in “Calculation of NAV” “NAV” means the total assets of the Fund, less any liabilities of the Fund. Included in the assets of the Fund are its investments in bitcoin and the value of the Fund’s swap agreement(s). The Fund’s NAV on a per Share basis is determined as of the earlier of the close of the NYSE or [4:00] p.m. (ET) on each day that the Exchange is open for trading. [The Administrator is granted the exclusive authority to determine the Fund’s NAV and its NAV per Share under the Trust Agreement].

The Fund values bitcoin using the Index Price. Exchanges meeting the criteria set out by the Index Provider are used to as the basis for which the Index Provider determines the value of bitcoin. The Index Provider reviews the spot price on all eligible exchanges at 4:00 p.m. eastern and values bitcoin as the median spot price amongst eligible exchanges. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of bitcoin.

In order to provide updated information relating to the Fund for use by Shareholders and market professionals, an updated intraday indicative value (“IIV”) will be calculated and disseminated each trading day. The IIV will be calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s assets. [___] calculates and disseminates the IIV approximately every 15 seconds. IIV should not be viewed as an actual real time update of the NAV of the Fund.

Creation and Redemption:

The Fund issues Shares on an ongoing basis, but only in one or more whole Baskets. The Fund also intends to redeem Shares in Baskets on an ongoing basis from Authorized Purchasers (defined below).

While investors will purchase and sell Shares through their broker-dealer, the Fund continuously offers creation baskets consisting of [10,000] Shares (“Creation Baskets”) at their NAV to certain parties who have entered into an agreement with the Sponsor and the Administrator (“Authorized Purchasers”). The Fund issues and redeems Baskets each day that the Exchange is open for regular trading.

The creation and redemption of Baskets requires the delivery of the cash equivalent of the NAV of the aggregate Shares comprising the Basket. Authorized Purchasers, in turn, may sell such Shares received from a Creation Basket on the exchange at the trading price of the Shares on the Exchange. Shares may trade in the secondary market at prices that are lower (a discount) or higher (a premium) than the NAV per Share.

See “Description of Creation and Redemption of Shares” for additional information regarding the Fund’s procedures regarding the issuance and redemption of Baskets.
Fund expenses:

The Fund’s primary ordinary recurring expense is expected to be the remuneration due to the Sponsor (the “Management Fee”). The Management Fee will be in an amount equal to [ ]% per annum of the daily NAV of the Trust. The Management Fee accrues daily and payments of the Management Fee will occur monthly in arrears.

The Management Fee is paid by the Fund to the Sponsor as compensation for services performed under the Trust Agreement, including the management of the Fund’s business and affairs. The Sponsor has agreed to pay certain operating expenses of the Fund (except for litigation expenses and other extraordinary expenses) out of the Management Fee. The Fund pays all other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool. The Fund may also incur certain extraordinary, non-recurring expenses and indemnification expenses that are not contractually assumed by the Sponsor. See “Expenses” for additional information.

The Sponsor from time to time may sell bitcoin, which may be facilitated by the Bitcoin Custodian, in such quantity as is necessary to permit payment of the Management Fee and may also sell bitcoin, in such quantities as may be necessary to permit the payment of Fund expenses and liabilities not assumed by the Sponsor.

Inter-Series Limitation on Liability	While the Fund is a separate series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series would be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series.

Termination events:

The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless Shareholders holding a majority of the outstanding Shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding Shares of the Trust, voting together as a single class, to dissolve the Trust subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act; and (8) the Depository Trust Company (“DTC”) is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

See “Additional Information About the Trust—Description of the Trust Agreement—Termination of the Trust” for additional information.
Authorized Purchasers:

Baskets may be created or redeemed only by Authorized Purchasers. Each Authorized Purchaser must: (i) be a registered broker-dealer; and (ii) have entered into an Authorized Purchaser Agreement with the Sponsor and the Administrator. The Authorized Purchaser Agreement provides the procedures for the issuance and redemption of Baskets. See “Description of Creation and Redemption of Shares” for additional information.

The Trust has engaged [              ] as Authorized Purchasers. Additional Authorized Purchasers may be added at any time, subject to the discretion of the Sponsor.

Clearance and settlement:	Individual certificates are not issued for the Shares. Rather, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with the DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares are held through DTC’s book-entry system. Accordingly, Shareholders are limited to: (1) purchasers in DTC such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC purchaser, and (3) those who hold interests in the Shares through DTC purchasers or indirect purchasers, in each case who satisfy the requirements for transfers of Shares. DTC purchasers acting on behalf of investors holding Shares through such DTC purchasers’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC purchasers’ securities accounts following confirmation of receipt of payment.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes thereto.

Risks Related to Bitcoin, the Bitcoin Network, and Bitcoin Trading Markets

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose significant value.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022. Over the course of 2023, bitcoin prices have continued to exhibit extreme volatility.

Extreme volatility may persist and the portion of the Shares’ value that is tied to bitcoin may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Fund, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose a material amount of their value.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares in part depends on the acceptance of bitcoin.

The Bitcoin Network was first launched in 2009 and bitcoins were the first cryptographic digital assets created to gain global adoption and critical mass. Although the Bitcoin Network is the most established digital asset network, the Bitcoin Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the price of bitcoin and therefore the value of Shares:

●	Bitcoins have only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoins by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from digital asset exchanges, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin. As a result, the prices of bitcoins may be primarily determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Fund from being able to complete the timely liquidation of bitcoin and withdrawal of bitcoins from the Bitcoin Custodian even if the Sponsor determined that such liquidation were appropriate or suitable.

●	Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, such as the Bitcoin Network, and exchanges or businesses that facilitate transactions in bitcoin may be at an increased risk of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

●	Users, developers and miners may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin Network.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin Blockchain.

Digital assets such as bitcoin were only introduced within the past 15 years, and the value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the roleplayed by users, developers and miners and the potential for malicious activity.

Digital asset networks, including the Bitcoin Network and associated Bitcoin Blockchain and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because bitcoin is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the Bitcoin Network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin Network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, would impact their value.

●	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin Network, could result in a “fork” in such network’s blockchain, including the Bitcoin Blockchain, resulting in the operation of multiple separate networks.

●	Governance of the Bitcoin Network is by voluntary consensus and open competition. As a result, there maybe a lack of consensus or clarity on the governance of the Bitcoin Network, which may stymie the Bitcoin Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Bitcoin Network, especially long-term problems.

●	Over the past decade, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of bitcoin mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of bitcoin, or if bitcoin mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), bitcoin miners are more likely to immediately sell more bitcoins than they otherwise would, resulting in an increase in liquid supply of bitcoin, which would generally tend to reduce bitcoin’s market price.

●	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin Blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

●	Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.

●	Many digital asset networks, including the Bitcoin Network, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Bitcoin Network and to the value of bitcoin.

●	The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin Network could damage that network.

●	Previously, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Bitcoin Network or take the Fund’s bitcoin, which would adversely affect the value of the Shares. Moreover, functionality of the Bitcoin Network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for bitcoin. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

The open-source structure of the Bitcoin Network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin Network protocol. A failure to properly monitor and upgrade the Bitcoin Network protocol could damage the Bitcoin Network and adversely impact the Fund.

The Bitcoin Network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to bitcoin development. As bitcoins rewarded solely for mining activity and are not sold to raise capital for the Bitcoin Network, and the Bitcoin Network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin Network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin Network protocol. Although the Bitcoin Network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, investments in bitcoin, such as the Fund’s, may be adversely affected.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Bitcoin Network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Bitcoin Network has been, at times, at capacity, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. Since January 1, 2019, bitcoin transaction fees have increased from $0.18 per bitcoin transaction, on average, to a high of $60.95 per transaction, on average, on April 20, 2021. In May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the bitcoin blockchain, caused transaction fees to temporarily spike above $30 per transaction. As of December [   ], 2023, bitcoin transaction fees were $[   ] per transaction, on average.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the Bitcoin Network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Bitcoin Network to not adequately resolve scaling challenges and adversely impact the adoption of bitcoin as a medium of exchange. Such impact may adversely impact the value of bitcoin and the value of Shares.

The scheduled creation of newly mined bitcoin and their subsequent sale may cause the price of bitcoin to decline, which could negatively affect impact the value of the Fund’s Shares.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining” which involves the collection of a reward of new bitcoin. As of the date of this prospectus, the Bitcoin Network creates 6.25 bitcoin with each block added to the Blockchain; these newly mined bitcoin are awarded to the bitcoin miner that has added the block to the Blockchain, which occurs on average approximately every 10 minutes. When the recipient makes newly mined bitcoin available for sale, there can be downward pressure on the price of bitcoin as the new supply is introduced into the market. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

In addition, bitcoin mining is highly sensitive to energy prices and digital assets market prices. Bitcoin miners use specialized computers that consume significant amounts of energy. As energy prices fluctuate, the marginal cost of bitcoin mining increases and decreases. Conversely, the price of bitcoin and amount of computational power being expended by other bitcoin miners will impact the profitability and likelihood of solving a block and receiving newly mined bitcoin. If the marginal cost of bitcoin mining exceeds the expected profit, miners may cease to expend energy to mine bitcoin. If a material number of miners turn off their mining hardware, the speed of transaction processing on the Bitcoin Network may experience a temporary slowdown and the overall security of the Bitcoin Network may be reduced. Bitcoin mining consumes large amounts of electricity, and many bitcoin miners rely on fossil fuels to power their operations. Public perception of the impact of bitcoin mining on climate change and/or country-specific or global climate change regulations that cap or ban energy usage may reduce demand for bitcoin and increase the likelihood of regulation that limits bitcoin mining or restricts energy usage by bitcoin miners. Such events could have an impact on the price of bitcoin and the performance of the Fund.

The prevailing level of transaction fees may adversely affect the usage of the Bitcoin Network.

In addition to the reward of new bitcoin, Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the Blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. In addition, most iterations of mining software will prioritize transactions recorded based on (i) thresholds selected by the user, (ii) the transaction fee paid with the transaction, (iii) the value attached to the transaction and (iv) the time the transaction was received by the mining software.

If miners collude in an anticompetitive manner to not record transactions that pay low transaction fees, then bitcoin users would be required to either wait for their transaction to be included in a block by a miner not requiring such transaction fees or require users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin Network. Bitcoin mining occurs globally, and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact the value of bitcoin and the value of Shares, as well as the ability of the Fund to operate.

If the number of outstanding transactions yet to be recorded in the Blockchain (commonly referred to as “transactions in the mempool”) are significantly above the capacity which can be recorded in any single block, miners are likely to prioritize recording transactions that pay significant transaction fees. This would result in transactions with low or no fees remaining in the mempool for extended periods. Such a scenario would further incentivize higher fees paid to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin Network. An extended period of large numbers of transactions in the mempool could result from high levels of use of the Bitcoin Network or from a malicious spam attack intending to increase the transactions in the mempool. Any extended period with large numbers of transactions in the mempool may adversely impact the value of the Shares or the ability of the Fund to operate.

Additionally, the reward for successful mining transactions (also known as the “block reward”) will decrease over time. In May 2020, the block reward was reduced from 12.5 to 6.25 bitcoin, and will further be reduced by half approximately every four years (e.g., to 3.125 bitcoin in 2024). As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Conversely, if the combination of the block reward and transaction fees are too low, miners may not be incentivized to expend processing power to solve blocks and confirmations of transactions on the Blockchain could be temporarily slowed. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control. Any reduction in infrastructure security may reduce confidence in the Bitcoin Network or expose the Bitcoin Network to a malicious actor or botnet obtaining a majority of processing power on the Bitcoin Network, reducing the confidence in and security of the Blockchain. Decreased demand for bitcoin or reduced security on the Bitcoin Network may adversely impact the Shares.

A temporary or permanent “fork” could adversely affect an investment in the Fund.

The Bitcoin Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, in August 2017, Bitcoin “forked” into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with bitcoin, such competition could impact demand for bitcoin and could adversely impact the value of Shares.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital assets that rely on proof-of-work more susceptible to attack.

A hard fork may adversely affect the price of bitcoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network for the Fund’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of Shares.

A future fork in the Bitcoin Network could adversely affect the portion of the Shares’ value that is tied to bitcoin or the ability of the Fund to operate.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens.

A hard fork could change the source code to the Bitcoin Network, including the 21 million bitcoin supply cap.

In principle a hard fork could change the source code for the Bitcoin Network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the 21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the portion of the Shares’ value that is tied to bitcoin.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Fund’s purposes, and in doing so may adversely affect the value of Shares.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin Network, is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network for the Fund’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin Network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the portion of the Shares’ value that is tied to bitcoin as a result. The Sponsor may also disagree with Shareholders, the Bitcoin Custodian, other service providers, the Index Provider, cryptocurrency exchanges, or other market participants on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Fund’s purposes, which may also adversely affect the value of Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

Shareholders may not receive the benefits of any forks, the Fund may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. An “Incidental Right” is the right to receive any benefit of a fork, airdrop or similar event, and any such virtual currency acquired through an Incidental Right is an “IR Virtual Currency.” The Sponsor has the right, in its sole discretion, to determine: (i) with respect to any fork, airdrop or similar event, what action the Fund shall take, and (ii) what action to take in connection with the Fund’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. The Sponsor intends to evaluate each fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Fund’s legal advisors, tax consultants, the Trustee, and the Bitcoin Custodian. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Fund.

There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Shareholders’ ability to realize a benefit, through their ownership of Shares, from any such Incidental Rights or IR Virtual Currency. For instance, the Bitcoin Custodian may not agree to provide access to Incidental Rights or IR Virtual Currency. In addition, the Sponsor may determine that there is no safe or practical way to custody the IR Virtual Currency, or that trying to do so may pose an unacceptable risk to the Fund’s holdings in bitcoin, or that the costs of taking possession and/or maintaining ownership of the IR Virtual Currency exceed the benefits of owning the IR Virtual Currency. Additionally, laws, regulation or other factors may prevent Shareholders from benefitting from the Incidental Right or IR Virtual Currency even if there is a safe and practical way to custody and secure the IR Virtual Currency. For example, it may be illegal to sell or otherwise dispose of the Incidental Right or IR Virtual Currency, or there may not be a suitable market into which the Incidental Right or IR Virtual Currency can be sold (immediately after the fork or airdrop, or ever). The Sponsor may also determine, in consultation with its legal advisers, that the Incidental Right or IR Virtual Currency is, or is likely to be deemed, a security under federal or state securities laws, or poses other legal or regulatory risks. In determining whether the Incidental Rights or IR Virtual Currency is, or may be, a security under federal securities laws, the Sponsor takes into account a number of factors, including the definition of a “security” under Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, SEC v. W.J. Howey Co., 328 U.S. 293 (1946) and the case law interpreting it, as well as reports, orders, press releases, public statements and speeches by the SEC providing guidance on when a digital asset is a “security” for purposes of the federal securities laws. For these or other reasons, the Sponsor may determine, in its discretion, to cause the Fund to irrevocably and permanently abandon, for no consideration, such Incidental Right or IR Virtual Currency.

If the Sponsor determines to attempt to claim the Incidental Rights or IR Virtual Currency, it may elect to sell such assets for cash and distribute the cash proceeds (net of expenses and any applicable withholding taxes) or distribute them in-kind to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. There can be no assurance that any of these courses of action will prove to be successful, nor can there be any assurance as to the prices for any Incidental Rights or IR Virtual Currency that the Sponsor or agent may realize. The value of the Incidental Rights or IR Virtual Currency may increase or decrease before or after any sale by the Sponsor or the agent.

Although the Sponsor is under no obligation to do so, an inability to realize the economic benefit of a hard fork or airdrop could adversely affect the portion of the Shares’ value that is tied to bitcoin. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in bitcoin directly rather than purchasing Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate how data is recorded the Blockchain to adversely affect the value of Shares and/or the ability of the Fund to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new bitcoin or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin Network or the bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin Network or cause an increase in the transaction fees paid by users to confirm transactions.

Although there are no known reports of malicious parties taking control of the Bitcoin Network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin Network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin Network may be located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently, reportedly forcing several digital asset exchanges to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin Network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of Shares. Additionally, if miners experience financial or other difficulties on a large scale and are unable to participate in mining activities, the risks of the Bitcoin Network becoming more centralized, and therefore more susceptible to malicious actor control, could increase.

A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power or development control on the Bitcoin Network will remain heightened. Additionally, to the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin Network, the risk that a malicious actor may be able to obtain control of the Bitcoin Network in this manner exists.

The Fund is subject to risks as a result of investing approximately 80% of its assets in a single asset: bitcoin. Any decreases in the value of bitcoin or disruption of the bitcoin trading markets, generally, will adversely impact the value of Shares. The Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund’s investment strategy includes the Fund concentrating 80% of its assets in bitcoin. Accordingly, the Fund’s holdings are not diversified. The Fund’s value is therefore more susceptible to adverse impacts to bitcoin than other, more diversified funds. Fluctuations in the price of bitcoin are expected to directly impact the value of Shares. The Fund’s NAV may be more volatile than an investment vehicle with a more broadly diversified portfolio and may experience significant fluctuations over either a short or long period of time.

80% of the Fund’s investments are in bitcoin, and the value of Shares will be significantly impacted by the value of bitcoin. Bitcoin’s value may be highly volatile and subject to fluctuations due to a number of factors.

80% of the value of the Fund is invested in bitcoin, and the value of Shares will be significantly impacted by the value of bitcoin. Fluctuations in the value of bitcoin could adversely, and significantly, affect the value of Shares. The market price of bitcoin may be highly volatile, and subject to a number of factors, including:

●	an increase in the global bitcoin supply or a decrease in global bitcoin demand;

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset exchanges, which, in many cases, are largely unregulated or may be subject to manipulation;

●	the adoption of bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin Network, and their ability to meet user demands;

●	forks in the Bitcoin Network;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset exchange rates;

●	consumer preferences and perceptions of bitcoin specifically and digital assets generally;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset exchanges;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

●	business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset exchanges, or banks or other financial institutions and service providers which provide services to the digital assets industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls,” collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in bitcoin;

●	an active derivatives market for bitcoin or for digital assets generally;

●	monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, such as a novel coronavirus outbreak;

●	fees associated with processing a bitcoin transaction and the speed at which bitcoin transactions are settled;

●	the maintenance, troubleshooting, and development of the Bitcoin Network including by miners and developers worldwide;

●	the ability for the Bitcoin Network to attract and retain miners to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of the Bitcoin Network and bitcoin transactions, including vulnerabilities against hacks and scalability;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset platforms;

●	interruptions in service from or closures or failures of major digital asset exchanges or their banking partners, or outages or system failures affecting the Bitcoin Network;

●	decreased confidence in digital assets and digital assets exchanges;

●	poor risk management or fraud by entities in the digital assets ecosystem;

●	increased competition from other forms of digital assets or payment services; and

●	the Fund’s own acquisitions or dispositions of bitcoin, since there is no limit on the number of bitcoin that the Fund may acquire.

There is no assurance that bitcoin will maintain its value in the long, intermediate, short, or any other term. In the event that the price of bitcoin declines, the Shares’ value will also decline. The value of a bitcoin as represented by the Index Price may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of bitcoins has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the Index more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence, which could adversely affect the value of Shares.

Bitcoin ownership is concentrated in a small number of holders referred to as “Whales.”

A significant portion of bitcoin is held by a small number of holders who have the ability to affect the price of bitcoin and who are sometimes referred to as “whales.” Because bitcoin is lightly regulated, bitcoin whales have the ability, alone or in coordination, to manipulate the price of bitcoin by restricting or expanding the supply of bitcoin. Activities of bitcoin whales that reduce user confidence in bitcoin, the Bitcoin Network or the fairness of bitcoin trading venues, or that affect the price of bitcoin, could have a negative impact on the portion of the Shares’ value that is tied to bitcoin.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of bitcoin and, consequently, the value of Shares.

Digital asset exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of bitcoin trading.

Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States engaging in a variety of manipulative or fraudulent activities. Nonetheless, any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

The bitcoin market globally and in the United States is not subject to the regulatory guardrails that exist in the regulated securities markets nor the safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on exchanges and prevent “flash crashes.” Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading, may not be available to or employed by digital asset exchanges, or may not exist at all. The effect of these could inflate volumes in the digital asset markets and/or cause distortions in price, which could adversely affect the Fund.

In addition, over the past several years, some digital asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, in November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Negative perception, a lack of stability in the digital asset markets and the closure or temporary shutdown of digital asset exchanges due to fraud, failure or security breaches may reduce confidence in the Bitcoin Network and result in greater volatility or decreases in the prices of bitcoin. Furthermore, the closure or temporary shutdown of one of the digital asset exchanges used in calculating the value of bitcoin by the Index may result in a loss of confidence in the Fund’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

The value of bitcoin may be subject to momentum pricing whereby the current bitcoin price may account for speculation regarding future appreciation in value. Momentum pricing with respect to bitcoin may result in greater volatility and adversely affect the value of Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making more volatile the price of bitcoin. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in the price of bitcoin, which could adversely affect the portion of the Shares’ value that is tied to bitcoin.

The Shares may trade at a discount or premium in the trading price relative to the Fund’s NAV on a per Share basis as a result of non-concurrent trading hours between the Exchange and the Bitcoin Exchange Markets.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various Bitcoin Exchanges, including those that represent components of the Index. While the Exchange is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace; however, trading volume and liquidity on the Bitcoin Exchange Market is not consistent throughout the day and Bitcoin Exchanges, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and distributed denial of service attacks (coordinated hacking attempts to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users) and other reasons. As a result, during periods when the Exchange is open but large Bitcoin Exchanges (or a substantial number of smaller Bitcoin Exchanges) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Fund’s Holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

If bitcoin prices on the Bitcoin Exchange Market move negatively during hours when the Exchange is closed, trading prices on the Exchange may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various Bitcoin Exchanges, including those that represent components of the Index. While the Exchange is open for trading in the Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace. During periods when the Exchange is closed but Bitcoin Exchanges are open, significant changes in the price of bitcoin on the Bitcoin Exchange Market could result in a difference in performance between the value of bitcoins as measured by the Index and the most recent Holdings per Share or closing trading price. To the extent that the price of bitcoin on the Bitcoin Exchange Market, and the value of bitcoins as measured in part by the Index, moves significantly in a negative direction after the close of the Exchange, the trading price of the Shares may “gap” down to the full extent of such negative price shift when the Exchange reopens. To the extent that the price of bitcoin on the Bitcoin Exchange Market drops significantly during hours the Exchange is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other digital currencies, commodity or currency exposure or to speculate on the price of bitcoins. Speculation on the price of bitcoins may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Purchasers dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the portion of the Shares’ value that is tied to bitcoin that are not directly correlated to the price of bitcoins.

Competition from the emergence or growth of other digital assets or methods of investing in bitcoin could have a negative impact on the price of bitcoin and adversely affect the value of Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2022, bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 31, 2022, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $870 billion (including the approximately $320 billion market capitalization of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Bitcoin Network, may be the target of ill will from users of other digital asset networks. For example, Litecoin is the result of a hard fork of bitcoin. Some users of the Bitcoin Network may harbor ill will toward the Litecoin network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin Network.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Fund. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Index and the portion of the Shares’ value that is tied to bitcoin.

The impact of geopolitical or economic events on the supply and demand for bitcoins is uncertain, but could motivate large-scale sales of bitcoins, which could result in a reduction in the Index Price and adversely affect the value of Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in the Index Price and could adversely affect the portion of the Shares’ value that is tied to bitcoin.

Demand for bitcoin is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and adversely affect the value of Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2022, bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 31, 2022, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $870 billion (including the approximately $320 billion market capitalization of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Fund. In addition, to the extent digital asset financial vehicles other than the Fund tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the Index and the portion of the Shares’ value that is tied to bitcoin.

Risks Related to the Custody of Bitcoin

Failure to safeguard and manage our digital assets could adversely impact the Fund’s business, operating results, and financial condition.

The Fund’s success and the success of its offerings requires significant public confidence in the Fund’s and its partners’ abilities to properly manage customers’ balances and handle large and growing transaction volumes and amounts of customer assets. In addition, the Fund is dependent on its partners’ operations, liquidity, and financial condition for the proper maintenance, use, and safekeeping of these customer assets. Any failure by the Fund or its partners to maintain the necessary controls or to manage customer digital assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, significant financial losses, lead customers to discontinue or reduce their use of the Fund’s and its partners’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact the Fund’s business, operating results, and financial condition.

The Bitcoin Custodian is responsible for the proper deposit, transfer, and custody digital assets in multiple jurisdictions. The Bitcoin Custodian is required to safeguard customers’ assets using bank-level security standards. The Fund’s security technology is designed to prevent, detect, and mitigate inappropriate access to its systems, by internal or external threats. The Fund believes the Bitcoin Custodian has developed and maintained administrative, technical, and physical safeguards designed to comply with applicable legal requirements and industry standards. However, it is nevertheless possible that hackers, employees or service providers acting contrary to the Bitcoin Custodian’s policies, or others could circumvent these safeguards to improperly access the Fund’s systems or documents, or the systems or documents of its business partners, agents, or service providers, and improperly access, obtain, misuse digital assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Any security incident resulting in a compromise of customer assets could result in substantial costs to the Fund and require the Fund to notify impacted individuals, and in some cases regulators, of a possible or actual incident, expose the Fund to regulatory enforcement actions, including substantial fines, limit the Fund’s ability to provide services, subject the Fund to litigation, significant financial losses, damage the Fund’s reputation, and adversely affect the Fund’s business, operating results, financial condition, and cash flows.

The loss or destruction of a private key required to access bitcoin may be irreversible. The Bitcoin Custodian’s loss of access to a private key associated with the Fund’s bitcoin could adversely affect an investment in the Shares.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible. The custody of the Fund’s bitcoin is collectively handled by the Bitcoin Custodian. If the internal procedures and controls of the Bitcoin Custodian are inadequate to safeguard the Fund’s bitcoin holdings, and the Fund’s private keys are lost, destroyed or otherwise compromised and no backup of the private keys is accessible, the Fund will be unable to access its bitcoin, which could adversely affect an investment in the Shares. In addition, if the Fund’s private keys are misappropriated and the Fund’s bitcoin holdings are stolen, the Fund could lose some or all of its bitcoin holdings, which could adversely impact the Fund.

Security threats to the Fund’s account at the Bitcoin Custodian could result in the halting of Fund operations and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Fund’s bitcoins held in the Fund’s account at the Bitcoin Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s bitcoins and will only become more appealing as the Fund’s assets grow. To the extent that the Fund, the Sponsor or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Fund’s bitcoins may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Fund, including but not limited to, offline storage, or cold storage, multiple encrypted private key “shards,” and other measures, are reasonably designed to safeguard the Fund’s bitcoins. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Fund’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Bitcoin Custodian’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Fund’s account at the Bitcoin Custodian, the relevant private keys (and therefore bitcoin) or other data or property of the Fund. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Bitcoin Custodian to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Bitcoin Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Fund’s account at the Bitcoin Custodian could harm the Fund’s operations, result in partial or total loss of the Fund’s assets, resulting in a reduction or destruction in the value of the Shares. The Fund may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

 Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Shares.

Bitcoin transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer or theft of bitcoin generally will not be reversible, and the Fund may not be capable of seeking compensation for any such transfer or theft. Although the Fund’s transfers of bitcoin will regularly be made to or from the Bitcoin Account, it is possible that, through computer or human error, or through theft or criminal action, the Fund’s bitcoin could be transferred from the Bitcoin Account in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

To the extent that the Fund is unable to seek a corrective transaction with a third-party recipient of an unauthorized or incorrect transaction or is incapable of identifying the third party which has received the Fund’s bitcoin through error or theft, the Fund will be unable to revert or otherwise recover incorrectly transferred bitcoin. The Fund will also be unable to convert or recover its bitcoin transferred to uncontrolled accounts. To the extent that the Fund is unable to seek redress for such error or theft, such loss could adversely affect the portion of the Shares’ value that is tied to bitcoin.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Trust Administrator, Non-Digital Custodian and Bitcoin Custodian expose the Fund and its Shareholders to the risk of loss of the Fund’s bitcoin for which no person or entity is liable.

The Fund is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Fund are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Fund nor the Sponsor insure the Fund’s bitcoins. While the Bitcoin Custodian has advised the Sponsor that it has insurance coverage up to a certain amount that could be used to repay losses of the digital assets it custodies on behalf of its clients, including the Fund’s bitcoin, resulting from theft, Shareholders cannot be assured that the Bitcoin Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Fund’s bitcoins, or that sufficient insurance proceeds will be available to cover the Fund’s losses in full. The Bitcoin Custodian’s insurance may not cover the type of losses experienced by the Fund. Alternatively, the Fund may be forced to share such insurance proceeds with other clients or customers of the Bitcoin Custodian, which could reduce the amount of such proceeds that are available to the Fund. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by the Bitcoin Custodian may be substantially lower than the assets of the Fund. While the Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Fund cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Fund’s digital assets.

[Furthermore, under the Bitcoin Custody Agreement, the Bitcoin Custodian’s liability is limited as follows, among others: [ ]]. The Bitcoin Custodian is liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian. In the event of potential losses incurred by the Fund as a result of the Bitcoin Custodian losing control of the Fund’s bitcoin or failing to properly execute instructions on behalf of the Fund, the Bitcoin Custodian’s liability with respect to the Fund will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Bitcoin Custodian directly caused such losses. Furthermore, the insurance maintained by the Bitcoin Custodian may be insufficient to cover its liabilities to the Fund.

Moreover, in the event of an insolvency or bankruptcy of the Bitcoin Custodian in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin Custodian in the virtual currency industry, there is a risk that customers’ assets – including the Fund’s assets – may be considered the property of the bankruptcy estate of the Bitcoin Custodian, and customers – including the Fund – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

Due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Bitcoin Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin were part of the Bitcoin Custodian’s general estate and not the property of the Fund, then the Fund would be treated as a general unsecured creditor in the Bitcoin Custodian’s insolvency proceedings and the Fund could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin Custodian, all of which could significantly and negatively impact the Fund’s operations and the value of the Shares.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodian absent willful misconduct, gross negligence, reckless disregard or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Fund or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodian, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Fund’s other service providers for the services they provide to the Fund, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, none of the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Fund, or the obligations or liabilities of any service provider to the Fund, including, without limitation, the Bitcoin Custodian. The Bitcoin Custody Agreement provides that none of the Sponsor, the Trustee, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Fund’s obligations, agreements, representations or warranties under the Bitcoin Custody Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Fund’s bitcoin that is not covered by the Bitcoin Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Fund or the Shareholders, under applicable law, is limited.

Risks Related to the Regulation of Bitcoin

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin Network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including bitcoin, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares, the portion of the Shares’ value that is tied to bitcoin, or the ability of the Fund to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other more recent developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Bitcoin and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. The Fund cannot predict how these and other related events will affect it or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.

In June 2023, the SEC filed lawsuits against Coinbase and Binance, two large U.S. digital asset trading platforms, alleging that Coinbase and Binance had been operating as unregistered securities exchanges, brokers and clearing agencies in violation of U.S. federal securities laws. While the SEC has not alleged that bitcoin is a security, the outcome of these enforcement actions and others may result in the substantial restructuring of the digital asset market in the United States. However, the SEC has recently faced setbacks in U.S. courts in its attempt to regulate the digital asset markets. In July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based ETPs. Nonetheless, until the SEC’s numerous actions against digital asset market participants are resolved, the structure of the digital asset market in the United States will remain subject to substantial regulatory risk, which may impact the demand for digital assets and the continued availability of existing exchanges and offerings.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business, or “MSB,” and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the digital asset markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

A determination that bitcoin or any other digital asset is a “security” may adversely affect the value of bitcoin and the portion of the Shares’ value that is tied to bitcoin, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Fund.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC indicate that the SEC does not consider bitcoin to be a security, at least currently, and the staff has provided informal assurances to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the promoters of several other digital assets on the basis that the digital assets in question are securities.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

As part of determining whether bitcoin is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws. Finally, the Sponsor discusses the security status of bitcoin with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in determining that bitcoin is not a security in light of the uncertainties inherent in the Howey and Reves tests. However, because of these uncertainties, the Sponsor acknowledges that bitcoin may in the future be found by the SEC or a federal court to be a security notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may dissolve the Fund if the Sponsor determines bitcoin is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, for so long as the Sponsor believes there to be good faith grounds to conclude that the Fund’s bitcoin is not a security, the Sponsor does not intend to dissolve the Fund on the basis that bitcoin could at some future point be determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that bitcoin is a security, or a court decision, to that effect would be expected to have an immediate material adverse impact on the trading value of Bitcoin, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars.

For example, in 2020 the SEC filed a complaint against the promoters of XRP alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $100 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. In July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. The SEC’s action against XRP’s promoters underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security.

In addition, if bitcoin is determined to be a security, the Fund could be considered an unregistered “investment company” under SEC rules, which could necessitate the Fund’s liquidation. In this case, the Fund and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Fund under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Fund’s activities comply with applicable law, which could force the Sponsor to liquidate the Fund.

Moreover, whether or not the Sponsor or the Fund were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Fund, in order, if possible, to liquidate the Fund’s assets while a liquid market still exists. As a result, if the SEC or a federal court were to determine that bitcoin is a security, it is likely that the portion of the Shares’ value that is tied to bitcoin would decline significantly, and that the Fund itself would be terminated and, if practical, its assets liquidated.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Fund.

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact the Bitcoin Network and bitcoin and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Changes to current regulatory determinations of bitcoin’s status under federal or state securities laws, changes to regulations surrounding bitcoin futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over bitcoin, the Bitcoin Network, bitcoin trading, or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of an investment in the Trust.

Risks Related to Carbon Credit Futures and the Fund’s Status as a Commodity Pool

There are special risks associated with the use of swap agreements.

The Fund intends to use swap agreements as a means to provide the exposure to the Carbon Credit Futures that comprise the Index, and accordingly deliver on its investment objective. Swaps are generally traded in over-the-counter (“OTC”) markets and have only recently become subject to regulation by the CFTC. Unlike in futures contracts, the counterparty to uncleared OTC swaps is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, the Fund is subject to increased counterparty risk with respect to the amount it expects to receive from counterparties to uncleared swaps. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund could suffer significant losses on these contracts and the value of an investor’s investment in the Fund may decline. OTC swaps of the type that may be utilized by the Fund are less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. Swaps are also subject to the risk of imperfect correlation between the value of the reference asset underlying the swap and the swap. Leverage inherent in derivatives will tend to magnify the Fund’s gains and losses. Moreover, with respect to the use of swaps, if the Carbon Credit Futures that comprise the Index have a dramatic intraday move that causes a material decline in the Fund’s net assets, the terms of a swaps between the Fund and its counterparty may permit the counterparty to immediately close out the transaction with the Fund. In that event, the Fund may be unable to enter into another swap or invest in other derivatives to achieve the desired exposure consistent with the Fund’s investment objective. This, in turn, may prevent the Fund from achieving its investment objective, even if the Carbon Credit Futures reverses all or a portion of its intraday move by the end of the day. As a result, the value of an investment in the Fund may change quickly and without warning.

The Fund is subjected to exposure to risks of futures contracts by virtue of its exposure to Carbon Credit Futures through the swap agreement.

The primary risks associated with the use of futures contracts include: (a) an imperfect correlation between the change in market value of the reference asset and the price of the futures contract; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the inability to predict correctly the direction of market prices, interest rates, currency exchange rates and other economic factors; and (e) risks associated with the underlying asset. Market fraud and/or manipulation and other fraudulent trading practices such as the intentional dissemination of false or misleading information (e.g., false rumors) can, among other things, lead to a disruption of the orderly functioning of markets, significant market volatility, and cause the value of Carbon Credit Futures to fluctuate quickly and without warning. Depending on the timing of an investor’s purchases and sales of the Fund’s Shares, these pricing anomalies could cause the investor to incur losses.

The Fund is subject to the risks associated with Commodity-Linked Derivatives.

The value of a commodity-linked derivative investment typically is based upon the price movements of a physical commodity and may be affected by changes in overall market movements, volatility of an index, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments. Investments in commodity-linked derivatives may be subject to greater volatility than non-derivative based investments. Commodity-linked derivatives also may be subject to credit and interest rate risks that in general affect the values of debt securities.

The Fund’s usage of commodities derivatives investments involves additional, and potentially greater, risks of investing in the underlying asset directly.

The use of derivatives (including swaps, futures, forwards, structured notes and options) involves risks different from, or possibly greater than, the risks of investing directly in the underlying commodity. These risks include, but are not limited to, leverage risk, liquidity risk, valuation risk, market risk, counterparty risk, and credit risk. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. There may be imperfect correlation between the derivative and that of the reference asset, resulting in unexpected returns that could materially adversely affect the Fund. Derivatives are also subject to additional risks such as operational risk, including settlement issues, and legal risk, including that underlying documentation is incomplete or ambiguous. Certain derivatives (such as swaps and options) are bi-lateral agreements that expose the Fund to counterparty risk. A counterparty (the other party to a transaction or an agreement or the party with which the Fund executes transactions) to a transaction with the Fund may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise honor its obligations. If the counterparty or its affiliate becomes insolvent, bankrupt or defaults on its payment obligations to the Fund, the value of an investment held by the Fund may decline. Additionally, if any collateral posted by the counterparty for the benefit of the Fund is insufficient or there are delays in the Fund’s ability to access such collateral, the Fund may not be able to achieve its investment objective. In addition, the Fund may enter into transactions with a limited number of counterparties, which may increase the Fund’s exposure to counterparty credit risk. Further, there is a risk that no suitable counterparties will be willing to enter into, or continue to enter into, transactions with the Fund and, as a result, the Fund may not be able to achieve its inverse investment objective or may decide to change its inverse investment objective.

Margin requirements for uncleared swaps may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.

The CFTC and banking regulators, as well as regulators outside the United States, have adopted collateral requirements applicable to swaps that are traded bilaterally and not cleared by a clearinghouse (“uncleared swaps”). Although the Fund is not directly subject to uncleared swap margin requirements, the Fund will become subject to these requirements by virtue of its counterparty’s status if such counterparty is registered as a swap dealer. Thus, when the Fund’s counterparty is subject to uncleared swap margin requirements, uncleared swaps between the Fund and that counterparty are subject to daily marked-to-market, or variation margin, requirements and collateral is required to be exchanged between the Fund and the counterparty to account for any changes in the value of such swaps. The rules require registered swap dealers to collect from, and post to, the Fund variation margin (and initial margin, if the Fund exceeds a specified exposure threshold) for uncleared swap transactions.

The uncleared swap margin rules impose a number of requirements on counterparties to an uncleared swap that are registered swap dealers, including requirements related to the timing of margin transfers, the types of collateral that may be posted, the valuations of such collateral, and the calculation of margin requirements. The rules also require that the Fund post uncleared margin collateral to an independent bank custodian. These rules may result in significant operational burdens and costs to the Funds when they engage in uncleared swaps and may impair the Funds’ ability to achieve their investment objective or result in reduced returns to the Funds’ investors.

In addition to the variation margin requirements to which a Fund is subject when its uncleared swap counterparty is a registered swap dealer, regulators have adopted initial margin requirements applicable to uncleared swaps where at least one party is a registered swap dealer. The initial margin rules require parties to an uncleared swap to post, to a custodian that is independent from the swap counterparties, collateral (in addition to any variation margin) in an amount that is either (i) specified in a schedule in the rules or (ii) calculated by the swap dealer counterparty in accordance with a model that has been approved by the swap dealer’s regulator.

The Fund is subject to the regulatory risks associated with being a Commodity Pool.

Under regulations promulgated by the CFTC, the Fund is considered a commodity pool, and therefore is subject to regulation under the CEA and CFTC rules. The Sponsor is registered as a CPO and CTA and manages the investments of the Fund in accordance with its investment objective and strategies, as well as in accordance with CFTC rules. Commodity pools are subject to additional laws, regulations and enforcement policies, all of which may potentially increase compliance costs and may affect the operations and financial performance of the Fund. Additionally, positions in commodity-linked derivative instruments may have to be liquidated at disadvantageous times or prices to prevent the Fund from exceeding any applicable position limits established by the CFTC. Such actions may subject the Fund to substantial losses.

Registration of the Sponsor as a CPO imposes additional compliance obligations on the Sponsor and the Fund related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Fund.

The Fund’s investment exposure to carbon credit futures contracts will cause it to be deemed to be a commodity pool, thereby subjecting the Fund to regulation under the CEA and CFTC regulations. The Sponsor is registered as a CPO and the Fund will be operated in accordance with applicable CFTC regulations. Registration as a CPO imposes additional compliance obligations on the Sponsor and the Fund related to additional laws, regulations and enforcement policies, which could increase compliance costs and may affect the operations and financial performance of the Fund. For example, the Sponsor will be required to post certain documents on the Fund’s website, make periodic filings with the NFA, retain certain records, and implement certain policies and procedures.

The Fund is subject to risks associated with carbon emissions allowances and cap-and-trade regimes by virtue of its exposure to Carbon Credit Futures

There is no assurance that cap-and-trade regimes will continue to exist. Cap and trade was designed to attempt to put a cap on pollution by putting a price on carbon emissions, but the approach may not prove to be an effective method of reduction in GHG emissions and or in achieving climate change objectives. As a result or due to other factors, cap-and-trade regimes may be terminated or may not be renewed upon their expiration. New technologies may arise that may diminish or eliminate the need for cap-and-trade markets. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affect the Fund.

Cap and trade regimes set emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties regulated under the regime up to the total emissions cap. This allocation may be larger or smaller than is needed for a stable price of credits and can lead to large price volatility and may impact the Fund. Depending upon the industries covered under the cap-and-trade regime, unpredictable demand for their products and services can affect the value of GHG emissions credits. For example, very mild winters or very cool summers can decrease demand for electric utilities and therefore require fewer carbon credits to offset reduced production and GHG emissions.

If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits will deteriorate, which could result in a decline in the price of emissions credits and may adversely impact the Fund.

Climate change regulations may change, which could cause loss in value of the carbon underlying the Carbon Credit Futures and the Carbon Credit Futures itself.

The Fund is subject to the risk that a change in law and related regulations will impact the way the Fund operates, increase the particular costs of the Fund’s operations and/or change the competitive landscape. Additional legislative or regulatory changes could occur that may materially and adversely affect the Fund. Regulatory risk related to changes in regulation and enforcement of cap-and-trade regimes could adversely affect market behavior. In addition, as cap-and-trade markets and carbon credit markets develop, new regulation with respect to these markets may arise, which could have a negative effect on the value and liquidity of the cap-and-trade markets and the Fund.

There is no assurance that CCM regimes will continue to exist.

There is no assurance that CCM regimes will continue to exist. Cap and trade was designed to attempt to put a cap on pollution by putting a price on carbon emissions, but the approach may not prove to be an effective method of reduction in GHG emissions and or in achieving climate change objectives. As a result or due to other factors, cap-and-trade regimes may be terminated or may not be renewed upon their expiration. New technologies may arise that may diminish or eliminate the need for CCMs. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affect the Fund. Cap and trade regimes set emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties regulated under the regime up to the total emissions cap. This allocation may be larger or smaller than is needed for a stable price of credits and can lead to large price volatility and may impact the Fund. Depending upon the industries covered under the CCM regime, unpredictable demand for their products and services can affect the value of GHG emissions credits. For example, very mild winters or very cool summers can decrease demand for electric utilities and therefore require fewer carbon credits to offset reduced production and GHG emissions. If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits will deteriorate, which could result in a decline in the price of emissions credits and may adversely impact the Fund.

The Fund is also exposed to the risks of the underlying commodity, the carbon credits, linked to the Carbon Credit Futures.

The value of a commodity-linked derivative investment typically is based upon the price movements of a physical commodity and may be affected by changes in overall market movements, volatility of an index, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments. Investments in commodity-linked derivatives may be subject to greater volatility than non-derivative based investments. Commodity-linked derivatives also may be subject to credit and interest rate risks that in general affect the values of debt securities.

The Fund is exposed to multiple geographic risks due to obtaining exposure to carbon markets in multiple geographic regions through its exposure to the Carbon Credit Futures that comprise the Index.

The Fund’s investments are expected to be in various countries or regions and, therefore the Fund may be susceptible to adverse market, political, regulatory, and geographic events affecting that country, countries or region. Such geographic focus also may subject the Fund to a higher degree of volatility than a more geographically diversified fund.

●	European Union Risk. Because the Fund is exposed to carbon credits issued under the EU ETS cap-and-trade program, the Fund’s performance may be negatively impacted by factors affecting the European Union. The economies of the European Union are dependent to a significant extent on those of certain key trading partners, including China, the United States, and other European countries. A reduction in spending on products and services exported from the European Union, or volatility in the financial markets of member countries, may have an adverse impact on the broader European Union economy and could adversely affect the Fund. Separately, the European Union faces issues involving its membership, structure, procedures and policies. The United Kingdom (UK) officially withdrew from the European Union on January 31, 2020. The UK, European Union and broader global economy may still experience volatility in foreign exchange markets as a result of these events. The UK’s withdrawal may also destabilize some or all of the other European Union member countries and/or the Eurozone. The exit of additional member states from the European Union would subject its currency and banking system to increased risk and would likely result in increased volatility, illiquidity and potentially lower economic growth in the affected markets. Additionally, the reintroduction of national currencies in one or more European Union countries or the abandonment of the Euro as a currency could adversely affect the Fund.

●	California Risk. Because the Fund is exposed to carbon credits issued under the CCA cap-and-trade program, the Fund’s performance also may be negatively impacted by factors affecting California. For example, natural disasters may disrupt the local, state or regional economy or certain sectors of the economy and may impact the prices of such carbon credit futures. California’s budget and fiscal operations face certain structural impediments and rely on revenue sources which have been historically sensitive to the economic environment. California’s diverse economy is the largest in the United States and one of the largest in the world with major components including high technology, trade, entertainment, manufacturing, tourism, construction, agriculture and services. Any downturn in these sectors or related industries may adversely affect the economy of the state and the prices of such Carbon Credit Futures.

●	Eastern U.S. Risk. Because the Fund is exposed to carbon credits issued under the RGGI cap-and-trade program, the Fund’s performance also may be negatively impacted by factors affecting the Eastern region of the United States. For example, flooding, warming temperatures, and precipitation variability are growing challenges in the Eastern region of the United States and may disrupt the local, state, or regional economies of the Eastern states or certain sectors of those economies and may impact the prices of such carbon credit futures. The economies of the Eastern region of the United States are comprised of components including agriculture, tourism, and manufacturing. Any downturn in these sectors or related industries may adversely affect the economy of the Eastern region of the United States and the prices of such Carbon Credit Futures.

The Fund may experience aggressive investment technique risks associated with its investments in swap agreements providing exposure to Carbon Credit Futures.

The Fund uses investment techniques that may be considered aggressive, including the bundling of bitcoin and exposure to Carbon Credit Futures provided through swap agreements. The Fund’s investments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested. Such instruments, particularly when used to create leverage, may expose the Fund to potentially dramatic changes (losses or gains) in the value of the instruments and imperfect correlation between the value of the instruments and the security or index. The use of aggressive investment techniques also exposes the Fund to risks different from, or possibly greater than, the risks associated with investing directly in commodities or the commodities futures in an, including: (i) the risk that an instrument is mispriced; (ii) credit or performance risk on the amount the Fund expects to receive from a counterparty; (iii) the risk that digital asset and carbon credit future prices will move adversely and the Fund will incur significant losses; (iv) the risk that there may be imperfect correlation between the price of financial instruments and movements in the prices of the underlying assets; (v) the risk that the cost of holding a financial instrument might exceed its total return; and (vi) the possible absence of a liquid secondary market for any particular instrument and/or possible exchange imposed price fluctuation limits, which may make it difficult or impossible to adjust a Fund’s position in a particular financial instrument when desired.

The Fund may experience risks related to the energy, agriculture and metal sectors associated with its trading in carbon credit futures contracts.

The market values of the companies in the energy, agriculture and metal sectors and industries are highly dependent on supply and demand resources, economic conditions, and technological advances among other factors. As a result, these sectors and industries can be volatile segments of the market. Companies in these sectors are also frequently subject to substantial regulation and may be subject to competitive or fixed pricing structures, which may increase the cost of business and limit potential earnings. Companies in these sectors also may have significant exposure to emerging markets or developing countries and, thus, be subject to a greater risk of expropriation, nationalization or other adverse governmental policies.

Risks Related to the Index

The Fund seeks the investment performance of the Index and is accordingly subject to the risks associated therewith.

The Fund is not actively managed; rather the Fund seeks the investment performance of the Index through its investments in bitcoin and a swap agreement providing exposure to Carbon Credit Futures that comprise the Index. The Fund seeks this exposure regardless of the investment merits associated with the assets. The Fund does not seek to outperform the returns of the Index.

The Index has a limited operating history and may perform in unanticipated ways.

The Index is new and has a limited performance history. There is no assurance that the Index Provider will compile its Index accurately, or that the Index will be determined, composed or calculated accurately. While the Index Provider provides descriptions of what the Index is designed to achieve, neither the Index Provider nor its agents provide any warranty or accept any liability in relation to the quality, accuracy or completeness of the Index or its related data, and they do not guarantee that the Index will be in line with the methodology. The Sponsor does not provide any warranty or guarantee against the Index Provider’s or any agent’s errors.

The Index Provider could experience system failures or errors.

If the computers or other facilities of the Index Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Index may be delayed. Errors in Index data, the Index computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Fund and the Shareholders. Any of the foregoing may lead to the errors in the Index, which may lead to a different investment outcome for the Fund and its Shareholders than would have been the case had such events not occurred. Consequently, losses or costs associated with the Index’s errors or other risks described above will generally be borne by the Fund and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

The Fund may not be successful in implementing its investment strategies to track the performance of the Index.

Although the Fund will attempt to structure its portfolio so that investments track the Index, the Fund may not achieve the desired degree of correlation between its performance and that of the Index, and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements. Tracking error risk may be heightened in volatile markets or under other unusual market conditions. Additionally, the Fund uses a swap agreement to obtain exposure to the portion of the Index that tracks Carbon Credit Futures. Any difference in the exposure provided by the swap agreement versus that of the Index or error in managing the swap agreement may contribute to increased tracking error.

Risks related to pricing.

The Fund’s portfolio will be priced, including for purposes of determining NAV, based upon the estimated fair market value for bitcoin determined by the Index Provider, as well as the price of the swap agreement providing exposure to the Carbon Credit Futures that comprise the Index. The price of bitcoin in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV. The Index Provider has substantial discretion at any time to change the methodology used to determine the estimated fair market value of bitcoin, including the spot markets underlying its methodology. The Index Provider does not have any obligations to take the needs of the Fund, the Fund’s Shareholders or anyone else into consideration in connection with such changes. To the extent the value of the swap agreement that provides exposure to the Carbon Credit Futures deviates from the Carbon Credit Futures that constitute the Index, the Fund’s value will deviate from that of the Index.

The Index Pricing Sources (defined below) used by the Index Provider are digital asset spot markets that facilitate the buying and selling of bitcoin and other digital assets. Although many Index Pricing Sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of bitcoin may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of bitcoin determined by the Index Provider.

The NAV of the Fund will change as fluctuations occur in the market price of the Fund’s bitcoin holdings and Carbon Credit Futures exposure. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

Shareholders also should note that the size of the Fund in terms of total bitcoin held may change substantially over time and as Creation Baskets are created and redeemed, even though such issuances and redemptions of Baskets will be effectuated in cash.

In the event that the value of the Fund’s bitcoin holdings and/or NAV is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The Index price being used in calculating the price of bitcoin may not be consistent with GAAP. To the extent that the Fund’s financial statements are determined using a different pricing source that is consistent with GAAP, the net asset value reported in the Fund’s periodic financial statements may differ, in some cases significantly, from the Fund’s net asset value determined using the Index pricing.

The Fund will determine its NAV on each Business Day based on the value of bitcoin and Carbon Credit Futures represented in the portfolio. The methodology used to value bitcoin by the Index and by the Fund in its calculation of NAV may not be deemed consistent with GAAP. To the extent the methodology used to calculate bitcoin is deemed inconsistent with GAAP, the Fund will utilize an alternative GAAP-consistent pricing source for purposes of the Fund’s periodic financial statements. Creation and redemption of Baskets the Sponsor’s management fee and other expenses borne by the Fund will be determined using the Fund’s NAV determined daily in accordance with the Index’s and Fund’s pricing methodology. Such NAV of the Fund determined using this methodology may differ, and in some cases significantly, from the NAV reported in the Fund’s periodic financial statements.

Risks Related to the Fund and the Shares

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Fund is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Fund is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Fund is a passive investment vehicle. The Fund is not actively managed and will be affected by a general decline in the price of its assets.

The Sponsor does not actively manage the assets held by the Fund. This means that the Sponsor does not sell assets at times when their prices are high, or acquire assets at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional bitcoin investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Fund will adversely affect the value of your Shares.

The amount of the Fund’s assets represented by each Share will decline over time as the Fund pays the Management Fee and additional expenses borne by the Fund, and as a result, the value of the Shares may decrease over time.

The amount of assets represented by each Share will decrease over the life of the Fund due to the Fund paying the Management Fee and other Fund expenses. Without increases in the price of bitcoin and/or Carbon Futures Credits sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

[Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Fund, not all Fund expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Fund’s property will not be paid by the Sponsor. The Fund also pays all transaction related fees and expenses charged in connection with trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool. As part of its agreement to assume some of the Fund’s ordinary administrative expenses, the Sponsor has agreed to pay ordinary legal fees and expenses of the Fund not in excess of $[ ] per annum. Any legal fees and expenses in excess of the amount required under the Trust Agreement will be the responsibility of the Fund.]

Because the Fund does not have any income, it needs to sell assets to cover the Management Fee and expenses not assumed by the Sponsor. The Fund may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin [and Carbon Credit Futures] held by the Fund. The result of these sales is a decrease in the amount of assets represented by each Share. New deposits of bitcoin [and/or Carbon Credit Futures], received in exchange for new Shares issued by the Fund, do not reverse this trend.

A decrease in the amount of bitcoin and/or exposure to Carbon Credit Futures represented by each Share results in a decrease in its price even if the price of bitcoin and/or Carbon Credit Futures has not changed. To retain the Share’s original price, the price of the Fund’s assets has to increase. Without that increase, the reduced amount of Fund assets represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of Fund assets represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Fund expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Fund, will force the Sponsor to sell larger amounts of its assets, and will result in a more rapid decrease of the amount of assets represented by each Share and a corresponding decrease in its value.

The Fund has a limited number of financial institutions that may act as Authorized Purchasers.

The Fund has a limited number of financial institutions that may act as Authorized Purchasers. To the extent they cannot or are otherwise unwilling to engage in creation and redemption transactions with the Fund and no other Authorized Purchaser steps in, shares of the Fund may trade at a significant discount to NAV and may face delisting from the Exchange.

There are certain risks and tax considerations due to the Fund’s cash transactions for the creation and redemption processes.

Like other ETFs, the Fund sells and redeems its shares only in large blocks called Creation Baskets and only to “Authorized Purchasers.” Unlike many other ETFs, however, the Fund expects to effect its creations and redemptions fully for cash, rather than in-kind securities. Paying redemption proceeds in cash rather than through in-kind delivery of portfolio securities may require the Fund to dispose of or sell portfolio investments to obtain the cash needed to distribute redemption proceeds at an inopportune time, and the Fund may recognize taxable gain on such dispositions or sales.

There is a risk of stale pricing when the markets in which the Fund’s investments trade are closed.

Because certain of the Fund’s investments trade in markets that are closed when the Fund and Exchange are open, there are likely to be deviations between current pricing of an underlying security and stale pricing, resulting in the Fund trading at a discount or premium to NAV greater than those incurred by other ETFs.

The Fund is new and investing in the Fund’s Shares may have more risks than an investment in an established, larger fund.

The Fund is new and does not yet have shares outstanding. If the Fund does not grow large in size once it commences trading, it will be at greater risk than larger funds of wider bid-ask spreads for its shares, trading at a greater premium or discount to NAV, liquidation and/or a stop to trading.

There may be times when the market price of the Fund’s Shares is more than the NAV intra-day (at a premium) or less than the NAV intra-day (at a discount). As a result, the Fund’s Shareholders may pay more than NAV when purchasing shares and receive less than NAV when selling Fund Shares.

There may be times when the market price of the Fund’s Shares is more than the NAV intra-day (at a premium) or less than the NAV intra-day (at a discount). As a result, the Fund’s Shareholders may pay more than NAV when purchasing shares and receive less than NAV when selling Fund Shares. This risk is heightened in times of market volatility or periods of steep market declines. In such market conditions, market or stop loss orders to sell Fund Shares may be executed at prices well below NAV.

Secondary market trading is subject to bid-ask spreads and trading in Fund Shares may be halted by the Exchange because of market conditions or other reasons.

Investors buying or selling shares in the secondary market will normally pay brokerage commissions, which are often a fixed amount and may be a significant proportional cost for investors buying or selling relatively small amounts of shares. Secondary market trading is subject to bid-ask spreads and trading in Fund Shares may be halted by the Exchange because of market conditions or other reasons. If a trading halt occurs, a shareholder may temporarily be unable to purchase or sell Shares of the Fund. In addition, although the Fund’s Shares are listed on the Exchange, there can be no assurance that an active trading market for shares will develop or be maintained or that the Fund’s shares will continue to be listed.

As the Sponsor and its management have limited history of operating investment vehicles like the Fund, their experience may be inadequate or unsuitable to manage the Fund.

The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Fund. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Fund, the operations of the Fund may be adversely affected. Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Fund.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Fund.

Investors cannot be assured that the Sponsor will be able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected, as there may be no entity servicing the Fund for a period of time, and it will not have a CPO and CTA. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor, as applicable, would no longer be able to provide services and/or to render advice to the Fund. If the Sponsor were unable to provide services and/or advice to the Fund, the Fund would be unable to pursue its investment objectives unless and until the Sponsor’s ability to provide services and advice to the Fund was reinstated or a replacement for the Sponsor CPO or CTA, could be found. Such an event could result in termination of the Fund.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares and storage of the Fund’s bitcoins have been developed specifically for this product offering. There may be unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

If the processes of creation and redemption of Baskets encounter any unanticipated difficulties, the opportunities for arbitrage transactions intended to keep the price of the Shares closely linked to the Fund’s NAV may not exist and, as a result, the price of the Shares may fall.

If the creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the Fund’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying assets may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares and price of Shares may decline independent of the NAV of Shares.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares.

Under the Trust Agreement, the Sponsor may suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Purchasers create and redeem Shares directly with the Fund may fail to closely link the price of the Shares to the price of the underlying products in the relevant commodities markets, as measured using the Index Price. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the Index Price and may fall.

The Fund could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The Bitcoin Account has been designed specifically to provide security for the bitcoin portion of the Fund’s assets, and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the security system is likely to be complex, and unanticipated delays in the completion of these projects may lead to unanticipated project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of the Bitcoin Account or with an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Fund has utilized the infrastructure. Any issues relating to the performance and effectiveness of the security procedures used by the Fund and the Bitcoin Custodian to protect the Bitcoin Account, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs (together, the “Security Procedures”), may have an adverse impact on an investment in the Shares.

The Security Procedures implemented by the Bitcoin Custodian are technical and complex, and the Fund depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to bitcoins and the digital wallets into which the Fund deposits its assets. The Security Procedures may not protect against all errors, software flaws (i.e., bugs) or vulnerabilities. Defects in the Security Procedures may only be discovered after a failure in the Bitcoin Custodian’s safekeeping and storage of the bitcoin portion of the Fund’s assets.

It is not uncommon for businesses in the bitcoin space to experience large losses due to fraud and breaches of their security systems. For example, in September 2015, the global bitcoin payment agent, BitPay, lost approximately $1.8 million of bitcoins due to a hacker’s fraudulent impersonation of BitPay’s CFO, whereby the hacker was able to access the CFO’s email account and successfully request BitPay’s custodian to transfer funds.

The Fund’s and the Bitcoin Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the bitcoin portion of the Fund’s assets.

Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard client accounts. While the Sponsor believes the Security Procedures in place have been reasonably designed to safeguard the Fund’s assets from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based upon known technology and threats. As technological change occurs, the security threats to the Fund’s bitcoins will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Fund may become a more appealing target of security threats as the size of the Fund’s assets grows. To the extent that the Fund or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats, the Fund’s assets may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets.

Security threats to the Bitcoin Account could result in the halting of Fund operations, the suspension of redemptions, and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the portion of the Shares’ value that is tied to bitcoin.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Fund’s business operations or result in loss of the Fund’s assets. Any breach of the Fund’s infrastructure could result in damage to the Fund’s reputation and reduce demand for the Shares, resulting in a reduction in the price of the Shares. Furthermore, the Sponsor believes that, as the bitcoin portion of the Fund’s assets grow, it may become a more appealing target for security threats such as hackers and malware.

The Sponsor believes that the Security Procedures that the Sponsor and Bitcoin Custodian utilize are reasonably designed to safeguard the Fund’s assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Security Procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund, absent gross negligence, willful misconduct or bad faith on the part of the Sponsor, the Bitcoin Custodian or their respective agents.

The Security Procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor or the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Bitcoin Account, private keys, data or assets. Additionally, outside parties may attempt to fraudulently induce employees of the Bitcoin Custodian or the Sponsor to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Bitcoin Account occurs, the market perception of the effectiveness of the Fund could be harmed, which could result in a reduction in the portion of the Shares’ value that is tied to bitcoin.

In the event of a security breach of the Bitcoin Account, the Fund may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the portion of the Shares’ value that is tied to bitcoin.

A loss of confidence or breach in the Fund’s security and technology policies may adversely affect the Fund and the value of an investment in the Shares.

The Fund, Sponsor, Bitcoin Custodian and each of their respective agents will take measures to protect the Fund and its assets from unauthorized access, damage or theft. However, it is possible that the Security Procedures in place may not prevent the improper access to, or damage or theft of the Fund’s assets. A security breach could harm the Fund’s reputation or result in the loss of some or all of the Fund’s assets. A resulting perception that the Security Procedures do not adequately protect the Fund’s assets could result in a loss of current or potential Shareholders, reducing demand for, and price of, the Shares.

The Fund’s assets may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Fund’s assets could be lost, stolen or destroyed. The Sponsor believes that the Fund’s assets held in the Bitcoin Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s assets. Although the Bitcoin Custodian use Security Procedures with various elements, neither the Bitcoin Custodian nor the Sponsor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Fund’s assets could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Fund and, consequently, an investment in the Shares.

The Shareholders’ limited rights of legal recourse against the Fund, Trustee, Sponsor, Transfer Agent, Index Provider and Custodians expose the Fund and its Shareholders to the risk of loss of the Fund’s assets for which no person is liable.

Shareholders’ recourse against the Fund, Trustee, Custodians and Sponsor under [New York] law governing their custody operations is limited. Similarly, the Shareholders’ recourse against the Sponsor, the Transfer Agent and the Index Provider for the services they provide to the Fund, including those relating to the provision of instructions relating to the movement of bitcoins, is limited. Consequently, a loss may be suffered with respect to the Fund’s assets for which no person is liable in damages. Further, there is no third-party insurance to cover any loss that may be suffered with respect to the Fund’s assets.

Assets held by the Fund are not subject to FDIC or SIPC protections.

The Fund is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Fund are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Fund’s assets represented by Shares in the Fund are not insured directly by the Trustee or the Sponsor.

The Custodians’ limited liability under the respective Bitcoin Custody Agreement or Non-Digital Custody Agreement may impair the ability of the Fund to recover losses relating to its assets and any recovery may be limited, even in the event of fraud, to the market value of the assets at the time the fraud is discovered.

Under the respective Bitcoin Custody Agreement and the Non-Digital Custody Agreement, the respective custodian’s liability is limited to the greater of (i) the market value of the Fund’s assets at the time the events giving rise to the liability occurred and (ii) the fair market value of the Fund’s assets at the time that the custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.

In addition, the Bitcoin Custodian and Non-Digital Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The Bitcoin Custodian and Non-Digital Custodian will also not be liable for any system failure or third-party penetration of the Fund’s accounts, unless such system failure or third-party penetration is the result of gross negligence, bad faith or willful misconduct on the part of the Bitcoin Custodian or Non-Digital Custodian. As a result, the recourse of the Fund or the Shareholder, under [New York] law, is limited.

The Fund may not have adequate sources of recovery if its assets are lost, stolen or destroyed.

If the Fund’s assets are lost, stolen or destroyed under circumstances rendering a party liable to the Fund, the responsible party may not have the financial resources sufficient to satisfy the Fund’s claim. For example, as to a particular event of loss, the only source of recovery for the Fund might be limited to the applicable Bitcoin Custodian or Non-Digital Custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Fund.

The liquidity of the Shares may be affected if Authorized Purchasers cease to perform their obligations under the Authorized Purchaser Agreements.

In the event that one or more Authorized Purchasers having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on the Exchange terminates its Authorized Purchaser Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Shares.

There is no guarantee that an active trading market for the Shares will continue to develop.

There can be no assurance an active trading market of the Shares will develop on the Exchange. The Sponsor may elect to terminate the Fund if it determines, in its sole discretion, that the Fund is not an economically viable size, which could result in the liquidation of the Fund’s asset at a time that is disadvantageous to Shareholders.

To the extent that the Exchange halts trading in the Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell Shares, thus adversely affecting an investment in the Shares. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

The Fund may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Fund is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the Index Price is lower than it was at the time when Shareholders purchased their Shares. In such a case, the resulting proceeds distributed to Shareholders will be less than if the Index Price were higher at the time of sale. See “Additional Information About the Trust—Description of the Trust Agreement—Termination of the Trust” for more information about the termination of the Fund, including when the termination of the Fund may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Fund) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Fund unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Shareholder could successfully assert a derivative action.

The Administrator is responsible for determining the value of the Fund’s assets, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will determine the Fund’s NAV and NAV per Share on a daily basis as soon as practicable after 4:00 p.m., New York time on each business day. The Administrator’s determination is made utilizing data from the Non-Digital Custodian operations and the value of bitcoin as determined by the Index, calculated at 4:00 p.m., New York time on such day. To the extent that the Fund’s NAV or NAV per Share are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

If the Fund incurs extraordinary expenses in U.S. Dollars, the Fund will sell bitcoins and Carbon Credit Futures to pay these expenses. The sale of the Fund’s bitcoins and Carbon Credit Futures to pay expenses at a time of low bitcoin prices or low Carbon Credit Future prices could adversely affect the value of the Shares.

The Sponsor will sell bitcoins and/or exposure to Carbon Credit Futures held by the Fund to pay Fund expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current prices. The Fund is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of bitcoins and/or Carbon Credit Futures. Consequently, if the Fund incurs expenses in U.S. Dollars, the Fund’s bitcoins and exposure to Carbon Credit Futures may be sold at a time when bitcoin prices and/or Carbon Credit Future prices are low, resulting in a negative impact on the value of the Shares.

Intellectual property rights claims may adversely affect the Fund and an investment in the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Fund from operating and holding bitcoins and/or carbon credit futures; however, third parties may assert intellectual property rights claims relating to the operation of the Fund and the mechanics instituted for the investment in carbon credit futures contracts and the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Additional Fund Expenses and be borne by the Fund. Additionally, a meritorious intellectual property rights claim could prevent the Fund from operating and force the Sponsor to terminate the Fund and liquidate the Fund’s assets. As a result, an intellectual property rights claim against the Fund could adversely affect an investment in the Shares.

The Fund is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Fund is an “emerging growth company” as defined in the JOBS Act. For as long as the Fund continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

●	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in the Fund’s periodic reports and audited financial statements in this prospectus;

●	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

●	exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Fund could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Fund will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. However, the Fund has chosen to opt out of this extended transition period for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Fund cannot predict if investors will find an investment in the Fund less attractive if it relies on these exemptions.

If regulatory changes or interpretations of an Authorized Purchaser’s activities require the regulation of an Authorized Purchaser as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or virtual currency business under state regimes for the licensing of such businesses, an Authorized Purchaser may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Purchaser or increased commissions for the Authorized Purchaser’s clients, thereby reducing the liquidity of the Fund.

To the extent that the activities of an Authorized Purchaser cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, an Authorized Purchaser may be required to comply with FinCEN regulations, including those that would mandate an Authorized Purchaser to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Purchaser may require it to be licensed as a money transmitter or as a virtual currency business, such as under NYDFS’s BitLicense scheme.

Such additional regulatory obligations may cause the Authorized Purchaser to incur extraordinary expenses, possibly increasing the levels of the commissions that an Authorized Purchaser charges its clients in a material and adverse manner. If an Authorized Purchaser determines not to comply with such additional regulatory and registration requirements, an Authorized Purchaser may terminate its role as an Authorized Purchaser of the Fund. Such a termination may decrease the liquidity of the Fund.

Additionally, to the extent an Authorized Purchaser is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Fund or its Sponsor, decrease the liquidity of the Fund, and have a material adverse effect on the price of the Shares.

Banks may not provide banking services, or may cut off banking services, to businesses that provide bitcoin-related services or that accept bitcoin as payment, which could damage the public perception of bitcoin and the utility of bitcoin as a payment system and could decrease the price of bitcoins and adversely affect the portion of the Shares’ value that is tied to bitcoin.

A number of companies that provide bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to bitcoin-related companies or companies that accept bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of bitcoin as a payment system and harming public perception of bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of bitcoin as a payment system and the public perception of bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin-related services. This could decrease the price of bitcoins and therefore adversely affect the portion of the Shares’ value that is tied to bitcoin.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

The U.S., China, Russia or other jurisdictions may take regulatory actions in the future that severely restrict the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares due to their bitcoin component. Such a restriction could subject the Fund or its Sponsor to investigations, civil or criminal fines and penalties, which could harm the reputation of the Fund or its Sponsor and could result in the termination and liquidation of the Fund at a time that is disadvantageous to Shareholders or may adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Fund’s or Sponsor’s activities require registration as money service businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Fund and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

If regulatory changes or interpretations of the Fund’s or Sponsor’s activities require the registration of the Fund or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Fund or Sponsor may be required to register and comply with such regulations. If regulatory changes or interpretations of the Fund’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense regime) (or equivalent designation) under state law in any state in which the Fund or Sponsor operates, the Fund or Sponsor may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Sponsor decides to continue the Fund, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Fund. Regulatory compliance would include, among other things, implementing anti-money laundering and consumer protection programs. The Sponsor may also decide to terminate the Fund. Any termination of the Fund in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

To the extent the Fund or its Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Fund or its Sponsor, decrease the liquidity of the Fund, and have a material adverse effect on the price of the Shares. If the Sponsor decides to comply with such additional federal or state regulatory obligations and continue the Fund, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Fund, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Fund and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses’ money transmitters and businesses involved in digital currency business activity. If the Sponsor determines not to comply with such requirements, the Sponsor will act to dissolve and liquidate the Fund. Any such termination could result in the liquidation of the Fund’s bitcoins at a time that is disadvantageous to Shareholders.

The classification of the Fund as a corporation for U.S. federal income tax purposes is relatively uncommon.

The Fund is classified as a corporation for U.S. federal income tax purposes. This differs from many investment companies, which elect to be treated as “regulated investment companies” under the Code in order to avoid U.S. federal income tax obligations at the entity level. Under current law, the Fund is not eligible to elect treatment as a regulated investment company because the Fund’s investments consist primarily of bitcoin. As a result, the Fund will be obligated to pay applicable U.S. federal and state corporate income taxes on its taxable income unlike other investment companies which are not so obligated.

The U.S. federal income tax treatment of transactions in digital assets is unclear.

Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets such as bitcoin are uncertain. Our dealings, in or in connection with digital assets, as well as transactions in digital assets generally, could be subject to adverse tax consequences in the U.S., including as a result of development of the legal regimes surrounding digital assets, and our operating results, as well as the price of digital assets, could be adversely affected thereby.

Many significant aspects of the U.S. federal income tax treatment of digital assets (including with respect to the amount, timing and character of income recognition) are uncertain. In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of digital assets for U.S. federal income tax purposes and, in particular, providing that such digital assets (1) are “property,” (2) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (3) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. The Notice and the Ruling & FAQs, however, do not address other significant aspects of the U.S. federal income tax treatment of digital assets. We do not intend to request a ruling from the IRS on these or any other issues, and we will take positions on these and other U.S. federal income tax issues relating to digital assets that we believe to be reasonable. There can be no assurance that the IRS will agree with the positions we take, and it is possible that the IRS will successfully challenge our positions.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for us and could have an adverse effect on the value of bitcoin or other digital assets. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that we will hold certain types of digital assets that are not within the scope of the Notice.

On November 15, 2021, President Biden signed the Infrastructure Investment and Jobs Act (the “IIJA”) into law. The IIJA implements a set of comprehensive financial account information reporting rules that will apply to persons, including digital asset trading platforms and custodians, that regularly effect transfers of digital assets on behalf of other persons. In particular, these rules will require digital asset trading platforms and custodians to report digital asset transactions (including sales, exchanges and other transfers) effected on behalf of other persons on an annual return, in a manner similar to the current reporting rules for brokers that effect stock and other securities transactions on behalf of customers. The IRS issued proposed regulations on these rules on August 28, 2023. Under the proposed regulations the gross proceeds of sales or exchanges of digital assets must be reported for transactions that take place on or after January 1, 2025, and, in certain circumstances, gain or loss with respect to such sales or exchanges must be reported for transactions that take place on or after January 1, 2026.

These rules, the effects of which may depend in significant part on regulations or other guidance from the IRS on their implementation, could create significant compliance burdens for us and our investors, and could affect the price of digital assets, which could have an adverse effect on our investments.

The state, local and non-U.S. tax treatment of digital assets is unclear.

The taxing authorities of certain states (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. It is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future. Any future guidance on the treatment of digital assets for state or local tax purposes could result in adverse tax consequences to us and could adversely affect the price of digital assets.

The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital currency for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat assets. For instance, if a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on digital asset users or imposes sales or value-added tax on purchases and sales of digital assets for fiat assets, such actions could result in decreased demand for digital currency in such jurisdiction, which could adversely affect the price of digital assets.

Each potential investor is urged to consult his, her or its own tax advisor regarding the tax treatment of digital assets and the tax consequences of investing in the Fund.

Risks Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund. The Trust Agreement modifies and restricts the default fiduciary duties under the DSTA, which may permit them under state law to favor their own interests to the detriment of the Fund and its Shareholders. That notwithstanding, the Sponsor is a registered investment adviser under the Advisers Act and is subject to fiduciary duties in connection therewith.

The Sponsor will manage the business and affairs of the Fund. Conflicts of interest may arise among the Sponsor and its affiliates, including the Index Provider and the Authorized Purchasers, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its Shareholders. These potential conflicts include, among others, the following:

●	The Sponsor’s default fiduciary duties under the DSTA are modified and restricted pursuant to the Trust Agreement in accordance with the DSTA, and is allowed to take into account the interests of parties other than, the Fund and its Shareholders in resolving conflicts of interest;

●	The Fund has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

●	The Sponsor’s staff also services affiliates of the Sponsor and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the business and affairs of the Fund;

●	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund;

●	There is an absence of arm’s-length negotiation with respect to certain terms of the Fund, and, where applicable, there has been no independent due diligence conducted with respect to this offering;

●	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Fund; and

●	The Sponsor may appoint an agent to act on behalf of the Shareholders, including in connection with the distribution of any Incidental Rights and/or IR Virtual Currency, which agent may be the Sponsor or an affiliate of the Sponsor.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. That notwithstanding, the Sponsor is a registered investment adviser under the Advisers Act and is subject to fiduciary duties in connection therewith. For a further discussion of the conflicts of interest among the Sponsor, Authorized Purchasers, Index Provider, Bitcoin Custodian and/or Non-Digital Custodian, Fund and others, see “Conflicts of Interest.”

Affiliates of the Sponsor may invest in or trade bitcoin and/or carbon credit futures without regard to the interests of the Fund or its Shareholders.

Affiliates of the Sponsor may have direct investments in bitcoins and/or invest in carbon credit futures contracts. Such affiliates of the Sponsor are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Fund or its Shareholders. Affiliates of the Sponsor may obtain exposure to bitcoins and carbon credit futures through investment in the Shares.

To the extent that any substantial investment in bitcoins and/or carbon credit futures contracts is initiated, materially increased or materially reduced, such investment can affect the Index Price. The initiation of, or material increases in, a substantial investment in bitcoins and/or carbon credit futures may result in an increase in the Index Price. A material reduction in a substantial investment may result in a decrease in the Index Price, having a negative impact on the value of Shares. See “Conflicts of Interest—General.”

The Bitcoin Custodian nor the Non-Digital Custodian owe any fiduciary duties to the Fund or the Shareholders, is not required to act in their best interest and could resign or be removed by the Sponsor, which could trigger early termination of the Fund.

The Bitcoin Custodian nor the Non-Digital Custodian is a trustee for, and owes no fiduciary duties to, the Fund or the Shareholders. In addition, the Custodians have no duty to continue to act as a custodian of the Fund. Any of the Custodians can terminate its role as custodian for any reason whatsoever upon the notice period provided under the respective Bitcoin Custody Agreement or Non-Digital Custody Agreement. The Custodians may also be terminated. If one of the Custodians resigns or is removed without replacement, the Fund will dissolve in accordance with the terms of the Trust Agreement.

The Custodians’ ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Fund’s assets.

While the Bitcoin Custodian is required to safeguard the Bitcoin Assets from theft, loss, destruction or other issues relating to hackers and technological attack, its ability to do so is based upon known technology and threats. As technological change occurs, the security threats to the Bitcoin Assets will likely adapt and previously unknown threats may emerge. Furthermore, the Sponsor believes that the Fund may become a more appealing target of security threats as the size of the Fund’s assets grows. To the extent that the Bitcoin Custodian is unable to identify and mitigate or stop new security threats, the Bitcoin Assets may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Shares.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Fund.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Fund. No legal counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Shareholders have limited voting rights and the Fund will not have regular Shareholder meetings and take no part in the management or control of the Fund. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Shareholders, may, however, remove and replace the Sponsor by the affirmative vote of a majority of the outstanding Shares. The Shareholders’ limited voting rights, however, give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Fund that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Fund could adversely affect an investment in the Shares.

Investment objective and investment strategy

Investment Objective

The Fund’s investment objective is to reflect the daily changes of the price of bitcoin and the value of Carbon Credit Futures, as represented by the Vinter Bitcoin Carbon Credits Index, less expenses from the Fund’s operations. There can be no assurance that the Fund will achieve its investment objective or that the Fund’s investment strategy will be successful.

Principal Investment Strategies

The Fund pursues its investment objective by investing 80% of its assets in bitcoin and the remaining 20% of its assets in financial instruments, including swap agreements, that provide exposure to the Carbon Credit Futures represented by the Index. The Fund seeks these investments to reflect the daily changes in the price of bitcoin and Carbon Credit Futures, as represented in the Index. The Index seeks to provide exposure to bitcoin with an environmentally responsible approach by offsetting carbon emissions, and is designed to track the performance of investing in a portfolio comprised of 80% of bitcoin and 20% Carbon Credit Futures. The Index’s Carbon Credit Futures are linked to the value of emissions allowances issued under the following cap-and-trade regimes: the European Union Emissions Trading System (“EU ETS”), the California Carbon Allowance (“CCA”), and Regional Greenhouse Gas Initiative (“RGGI”). The Fund will gain exposure to these Carbon Credit Futures through one or more swap agreements. A swap agreement is a contact entered into primarily with major global financial institutions for a specified period ranging from a day to more than one year. In a standard swap transaction, two parties agree to exchange or “swap” payments based on the change in value of an underlying asset or benchmark. For example, two parties may agree to exchange the return (or differentials in returns) earned or realized on a particular investment or instrument.

Bitcoin Valuation

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a Bitcoin is by surveying one or more Bitcoin exchanges where Bitcoin is traded publicly and transparently. On exchanges, Bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar. OTC dealers or market makers do not typically disclose their data. There are numerous exchanges operating worldwide, representing a substantial percentage of Bitcoin buying and selling activity, and providing the most data with respect to prevailing valuation of Bitcoins.

The Fund uses the Index Price to value bitcoin for purposes of NAV. The Index requires each exchange used to calculate the price of bitcoin to meet each of the following criteria:

●	Operating history as a crypto asset exchange for a minimum of two years;

●	Implemented trading, deposits, and withdrawal fees for a minimum of one month without interruption;

●	Met a minimum monthly volume threshold of $30 million with respect to total trading volume;

●	Provided reliable, continuous, and valid market data for a minimum of one month;

●	Offered the possibility to withdraw and deposit for a minimum of one month, settling in 2-7 business days;

●	Chosen a jurisdiction of incorporation that offers sufficient investor protection, such as Financial Action Task Force (FATF), FAFT-style regional bodies (FSRBs), or Moneyval member states;

●	Complied with relevant anti-money laundering and know-your-customer regulations;

●	Cooperated with requests from Vinter and relevant regulatory bodies;

●	has not been domiciled in a jurisdiction subject to EU restrictive measures (sanctions)

●	provided information concerning ownership and corporate structure; and

●	has not been declared unlawful by any governmental authority or agency with jurisdiction over the exchange.

Exchanges meeting these criteria are used to calculate the Index Price (the “Index Pricing Sources”). The selection of Index Pricing Sources may evolve from time to time, and the Index Provider may make changes to the eligibility requirements. As of the date of this prospectus, the following exchanges are used to calculate the Index Price: kraken, ff, bitstamp, itbit, gemini, bittrex, gate, crypto.com, exmo, ascendex and bitfinex.

Vinter reviews the spot price on all eligible exchanges at 4:00 p.m. eastern and values bitcoin as the median spot price amongst these exchanges. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of Bitcoin.

Carbon Credit Futures

Futures contracts are standardized contracts that obligate the parties to buy or sell an asset at a predetermined price and date in the future. The Carbon Credit Futures that comprise the sleeve of the Index are linked to the value of emissions allowances issued under the EU ETS, CCA and RGGI. Commodity futures contracts linked to the value of emission allowances are known as “carbon credit futures”. The Fund will gain exposure to these Carbon Credit Futures through one or more swap agreements entered into other one or more major global financial institutions.

The Index is comprised of futures contracts on emissions allowances issued by various “cap-and-trade” regulatory regimes that seek to reduce greenhouse gas emissions over time. A cap-and-trade regime typically involves a regulator setting a limit on the total amount of specific greenhouse gases (“GHG”) (such as CO2) that can be emitted by regulated entities. Capping and reducing the cap on GHGs is viewed as a key policy tool in reaching climate change objectives. The regime is designed to promote sustainable development by putting a price on carbon emissions. The regulator will then issue or sell “emissions allowances” to regulated entities, which in turn may buy or sell the emissions allowances to the open market. To the extent that the regulator may then reduce the cap on emission allowances, regulated entities are incentivized to reduce their emissions; otherwise, they must purchase additional emission allowances on the open market, where the price of such allowances will likely be increasing as a result of demand, and regulated entities that reduce their emissions will be able to sell unneeded emission allowances for profit. An emission allowance or carbon credit is a unit of emissions (typically one ton of CO2) that the owner of the allowance or credit is permitted to emit. Futures contracts linked to the value of emission allowances are known as “carbon credit futures”. Descriptions of each of the EU ETS, CCA and RGGI are below:

●	EU ETS: EU ETS cap-and-trade regime is a cornerstone of the EU’s policy to combat climate change and is a key tool for reducing greenhouse gas emissions cost-effectively. It was the world’s first major carbon market and remains the biggest one.

●	CCA: Carbon credits issued under the CCA cap-and-trade regime include carbon credits issued by Quebec since the California and Quebec markets were linked pursuant to the Western Climate Initiative in 2014. Currently, carbon credits issued by Quebec each year consist of approximately 17-18% of the carbon credits issued under the CCA cap-and-trade regime. This percentage is subject to change and it is possible for additional markets to be added in the future.

●	RGGI: The RGGI is a cooperative market-based effort among Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Rhode Island, Vermont and Virginia to cap and reduce CO2 emissions from the power sector. RGGI was the first cap-and-trade regional initiative implemented in the United States.

The Fund will enter into one or more swap agreements with one or more major global financial institution, specifically an over-the-counter (OTC) swap agreement that provides the performance of the Carbon Credit Futures portion of the Index. Swap agreements are contracts entered into primarily with major financial institutions for a specified period ranging from a day to more than one year. In a “swap” transaction, two parties agree to exchange the return (or differentials in rates of return) earned or realized on predetermined investments or instruments for a specified time period. The Fund’s obligations (or rights) under the OTC swap agreement will be equal only to the net amount to be paid or owed under the agreement, based on the relative values of the positions held by each counterparty. The Fund will pay a monthly financing amount, and in return receive the performance of the Carbon Credit Futures portion of the Index. The term of the swap is expected to be a year long, with monthly payments made thereunder. To the extent that the Fund needs to “roll” its swap positions (i.e., enter into new swap positions), it could be subjected to increased costs which could negatively impact the Fund’s performance.

The Index

The Index provides exposure to the daily price performance of bitcoin and Carbon Credit Futures by aiming to track the financial performance of investing in a portfolio of 80% bitcoin and 20% Carbon Credit Futures. In providing this exposure, the Index seeks to provide exposure to bitcoin with an environmentally responsible approach through offsetting carbon emissions. Invierno AB, Reg. No. 559207-4172, Box 5193, 10244 Stockholm, Sweden is the Index Provider, Benchmark Administrator and Calculation Agent of the Index.

80% of the value of the Index is in bitcoin with the remaining 20% providing exposure to Carbon Credit Futures. The Carbon Credit Futures portion of the Index is built using a combination of three carbon credit indices, each of which is calculated and administered by a third party: the Solactive Carbon European Union Allowance Futures ER Index, Solactive California Carbon Rolling Futures ER Index, and [_____]. The combination of exposure to the three underlying indices provides the Index with returns tied to futures contracts on carbon credits connected to EU ETS, CCA and RGGI. [The Index includes only Carbon Credit Futures that mature in December of the next one to two years]. The Index does not equally weight its exposure to EU ETS, CCA and RGGI. Rather it seeks exposure to the reference carbon credits proportional to the trading volume over the last six months.

The Index rebalances quarterly starting at the end of January. Index data and the description of the Index are based on information made publicly available by the Benchmark Administrator. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET

This section of the prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “exchange” market where bitcoin can be bought, held and sold, the bitcoin over-the-counter (“OTC”) trading market and bitcoin mining. In this prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin Network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is the digital asset that is native to, and created and transmitted through the operations of, the peer-to-peer Bitcoin Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin Network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Although nascent in use, bitcoin may be used as a medium of exchange, unit of account or store of value.

The Bitcoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. In addition, no party may easily censor transactions on the Bitcoin Network. As a result, the Bitcoin Network is often referred to as decentralized and censorship resistant.

The value of bitcoin is determined by the supply of and demand for bitcoin. New bitcoin are created and rewarded to the parties providing the Bitcoin Network’s infrastructure (“miners”) in exchange for their expending computational power to verifying transactions and add them to the Blockchain. The Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin Network and, when included in a block, recorded in the Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the pseudonym “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open-source software and currently operates on a worldwide network of computers. The Bitcoin Network and its software have been under active development since that time by a group of computer engineers known as “core developers,” each of whom operates under a volunteer basis and without strict hierarchical administration.

The Bitcoin Network utilizes a digital asset known as “bitcoin,” which can be transferred among parties via the Internet. Unlike other means of electronic payments such as credit card transactions, one of the advantages of bitcoin is that it can be transferred without the use of a central administrator or clearing agency. As a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin. Unless it is using a third-party service provider, a party transacting in bitcoin is generally not afforded some of the protections that may be offered by intermediaries.

The first step in directly using the Bitcoin Network for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s bitcoin address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account; however, such transactions are not managed by an intermediary and erroneous transactions generally may not be reversed or remedied once sent.

The amount of bitcoin associated with each bitcoin address, as well as each bitcoin transaction to or from such bitcoin address, is transparently reflected in the Blockchain and can be viewed by websites that operate as “blockchain explorers.” Copies of the Blockchain exist on thousands of computers on the Bitcoin Network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain. The innovative design of the Bitcoin Network protocol allows each Bitcoin user to trust that their copy of the Blockchain will generally be updated consistent with each other user’s copy.

When a Bitcoin user wishes to transfer bitcoin to another user, the sender must first request a Bitcoin address from the recipient. The sender then uses his or her Bitcoin wallet software to create a proposed transaction that is confirmed and settled when included in the Blockchain. The transaction would reduce the amount of bitcoin allocated to the sender’s bitcoin address and increase the amount allocated to the recipient’s bitcoin address, in each case by the amount of bitcoin desired to be transferred. The transaction is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin Network; however, the use of cryptographic verification is believed to prevent the ability to duplicate or counterfeit bitcoin.

Bitcoin Protocol

The Bitcoin protocol is built using open-source software, meaning any developer can review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” which is maintained in an open-source repository on the website Github. There are many other compatible versions of Bitcoin software, but Bitcoin Core provides the de-facto standard for the Bitcoin protocol, also known as the “reference software.” The core developers for Bitcoin Core operate under a volunteer basis and without strict hierarchical administration.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or “BIP.” Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the reference software’s Bitcoin protocol. Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Because Bitcoin has no central authority, updating the reference software’s Bitcoin protocol will not immediately change the Bitcoin Network’s operations. Instead, the implementation of a change is achieved by users and transaction validators (known as “miners”) downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the new Bitcoin protocol. Users and miners must accept any changes made to the Bitcoin source code by downloading a version of their Bitcoin software that incorporates the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is only effective with respect to those Bitcoin users and miners who download it. If an incompatible modification is accepted by a less than overwhelming percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin Network.

Such a fork in the Bitcoin Network occurred on August 1, 2017, when a group of developers and miners accepted certain changes to the Bitcoin Network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and Bitcoin Cash now operate as separate, independent networks, and have distinct related assets (bitcoin and bitcoin cash). Additional forks have followed the Bitcoin Cash fork, including those for Bitcoin Gold and Bitcoin SegWit2X, in the months after the creation of Bitcoin Cash. It is possible that additional “forks” will occur in the future.

Recent developments on the Bitcoin Network has enabled some functionality other than the transfer of value on the Blockchain. Following the recent activation of “Segregated Witness” on the Bitcoin Network, an alpha version of the Lightning Network was released. The “Lightning Network” is an open-source decentralized network that enables instant off-blockchain transfers of the ownership of bitcoin without the need of a trusted third party. In 2021, the Bitcoin protocol implemented the Taproot upgrade to add enhanced support for complex transactions on the network such as multi-signature transactions, which require two or more parties to execute a transaction on the Bitcoin Network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Blockchain. The Fund’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing the utility of the Bitcoin Network as a whole. Conversely, projects that operate and are built within the Blockchain may increase the data flow on the Bitcoin Network and could either “bloat” the size of the Blockchain or slow confirmation times. At this time, such projects remain in early stages.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. Bitcoin transactions are secured by cryptography known as public-private key cryptography, represented by the bitcoin addresses and digital signature in a transaction’s data file. Each Bitcoin Network address, or “wallet,” is associated with a unique “public key” and “private key” pair, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

The use of key pairs is a cornerstone of the Bitcoin Network technology. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key provides the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often embrace sophisticated security measures. For a discussion of how the Fund secures its bitcoin, see “Custody of the Fund’s Assets—The Bitcoin Custodian” below.

The public key is visible to the public and analogous to the Bitcoin Network address. The private key is a secret and is used to digitally sign a transaction in a way that proves the transaction has been signed by the holder of the public-private key pair, without having to reveal the private key. A user’s private key must be kept safe in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. If an unauthorized third person learns of a user’s private key, that third person could apply the user’s digital signature without authorization and send the user’s bitcoin to their or another bitcoin address, thereby stealing the user’s bitcoin. Similarly, if a user loses his private key and cannot restore such access (e.g., through a backup), the user may permanently lose access to the bitcoin associated with that private key and bitcoin address.

To prevent the possibility of double-spending bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Blockchain, which is publicly available. Thus, the Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin Network software program. Any user may validate, through their Bitcoin wallet or a blockchain explorer, that each transaction in the Bitcoin Network was authorized by the holder of the applicable private key, and Bitcoin Network mining software consistent with reference software requirements validates each such transaction before including it in the Blockchain. This cryptographic security ensures that bitcoin transactions may not generally be counterfeited, although it does not protect against the “real world” theft or coercion of use of a Bitcoin user’s private key, including the hacking of a Bitcoin user’s computer or a service provider’s systems.

A Bitcoin transaction between two parties is recorded if such transaction is included in a valid block added to the Blockchain. A block is accepted as valid through consensus formation among Bitcoin Network participants. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s data and by the block’s addition to the longest confirmed blockchain on the Bitcoin Network. For a transaction, inclusion in a block on the Blockchain constitutes a “confirmation” of validity. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. This layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain.

To undo past transactions in a block recorded on the Blockchain, a malicious actor would have to exert tremendous hashrate in re-solving each block in the Blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin Network. The Bitcoin Network is generally programmed to consider the longest Blockchain containing solved and valid blocks to be the most accurate Blockchain. In order to undo multiple layers of confirmation and alter the Blockchain, a malicious actor must re-solve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin Network, who would be continuously solving for and adding new blocks to the Blockchain.

If a malicious actor is able to amass ten percent (10%) of the Bitcoin Network’s aggregate hashrate, there is estimated to be a 0.1 percent chance that it would be able to overcome six (6) confirmations. Therefore, given the difficulty in amassing such hashrate, six (6) confirmations is an often-cited standard for the validity of transactions. The Fund has adopted a policy whereby a transaction will be deemed confirmed upon this industry standard of six (6) confirmations (the “Confirmation Protocol”). As one (1) block is added to the Blockchain approximately every six (6) to twelve (12) minutes, a Bitcoin transaction will be, on average, confirmed using the Confirmation Protocol beyond a reasonable doubt in approximately one (1) hour. Merchants selling high-value goods and services, as well as Bitcoin Exchanges and many experienced users, are believed to generally use the six (6) confirmations standard. This confirmation system, however, does not mean that merchants must always wait for multiple confirmations for transactions involving low-value goods and services. As discussed below, the value of a successful double-spending attack involving a low-value transaction may, and perhaps likely will, be significantly less than the cost involved in arranging and executing such double-spending attacks. Furthermore, merchants engaging in low-value transactions may then view the reward of quicker transaction settlements with limited or no Blockchain confirmation as greater than the related risk of not waiting for six (6) confirmations with respect to low-value transactions at points of sale. Conversely, for high-value transactions that are not time sensitive, additional settlement security can be provided by waiting for more than six (6) confirmations.

Bitcoin Mining – Creation of New Bitcoins

Mining Process

The process by which bitcoin are created and bitcoin transactions are verified is called “mining.” To begin mining, a user, or “miner,” can download and run a mining “client,” which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks, and, in this case, gives such user the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations in order to verify transactions and compete for the right to add a block of verified transactions to the Blockchain and thereby confirm bitcoin transactions included in that block’s data. The miner who successfully “solves” the complex mathematical calculations has the right to add a block of transactions to the Blockchain and is then rewarded with new bitcoin, the amount of which is determined by the Bitcoin protocol, plus any transaction fees paid for the transactions included in such block.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Blockchain approximately every ten minutes.

Mathematically Controlled Supply

The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 6.25 bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016 and 12.5 in May 2020. It is estimated to halve again in April or May of 2024. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one million (21,000,000) and that bitcoin cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. As of November 2023, approximately 19.5 million bitcoin are outstanding. The date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Blockchain.

In addition, many digital asset networks have been subjected to a number of denial-of-service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin Network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

Bitcoin Market and Bitcoin Trading Platforms

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by: (i) the supply of and demand for bitcoin in the bitcoin market; (ii) market expectations for the expansion of investor interest in bitcoin and the adoption of bitcoin by individuals; (iii), the number of merchants that accept bitcoin as a form of payment; and (iv) the volume of private end-user-to-end-user transactions.

Although the value of bitcoin is determined by the value that two transacting market participants place on bitcoin through their transaction, the most common means of determining a reference value is by surveying one or more trading platforms where secondary markets for bitcoin exist. The most prominent digital asset trading platforms are often referred to as “exchanges,” although they neither report trade information nor are they regulated in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from digital asset trading platforms. Generally speaking, bitcoin data is available from these trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro or another digital asset such as ether. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of bitcoin buying and selling activity and, therefore, provide large data sets for market valuation of bitcoin. A digital asset trading platform provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or Nasdaq, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges, which are regulated to monitor securities trading activity, digital asset trading platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) and are required to monitor for and detect money-laundering and other illicit financing activities that may take place on the platform. Digital asset trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell bitcoin.

As with conventional stock exchanges, an investor opening a trading account and wishing to transact at a digital asset trading platform must deposit an accepted government-issued currency into their account, or a previously acquired digital asset. The process of establishing an account with a digital asset trading platform and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address, such as to pay for goods and services. This latter process is an activity that occurs wholly within the confines of the Bitcoin network, while the former is an activity that occurs largely on private websites and databases owned by the digital asset trading platform.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, bitcoin cash and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, Bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets.

Authorized Purchasers will have the option of purchasing and selling bitcoin used in Creation Basket transactions with the Fund either on bitcoin trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of bitcoin are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Market Participants

Miners

Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, but the vast majority is now undertaken by parties with access to high grade hardware, favorable electric prices, and industrial data centers. In addition, most mining hashrate is directed by participants in mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool adds a new block to the Blockchain, the pool operator receives the new bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. These participants range from exchange-traded products, hedge funds and day-traders who invest in bitcoin by trading on digital asset trading platforms. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to bitcoin and other digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, such as BitPay, which provides a merchant platform for instantaneous transactions whereby the consumer sends bitcoin to BitPay, which then provides either the bitcoin or the cash value thereof to the commercial or service business utilizing the platform. PayPal, Square and Shopify are examples of traditional merchant payment processors or merchant platforms that have also added Bitcoin payment options for their merchant customers. Payment processing through the Bitcoin Network may reduce the transaction cost for merchants, relative to the costs paid for credit card transaction processing, and eliminates the potential for consumer chargebacks.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of bitcoin. Coinbase and Fidelity are examples of multi-service financial institutions that provide wallets that store bitcoin for users and also serve as a retail or exchange gateway whereby users can purchase bitcoin for fiat currency. BitPay is an example of Bitcoin payment processors that allow merchants to accept bitcoin as payment. As the Bitcoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network.

Competition

More than 20,000 other digital assets have been developed since the inception of Bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin. Some industry groups are also creating private, permissioned blockchains that may or may not feature cryptocurrencies or other digital assets. In addition, private enterprises and governments are exploring the use of stablecoins including central bank digital currencies.

Regulation of Bitcoin

As bitcoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including Financial Crimes Enforcement Network (“FinCen”), SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Fund to continue to operate.

For example, the events of 2022, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, or similar future events, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning digital assets, including Bitcoin and digital asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the digital asset industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult.

In August 2021, Gary Gensler, the chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Fund specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Fund and the Shares.

In June 2023, the SEC filed lawsuits against Coinbase and Binance, two large U.S. digital asset trading platforms, alleging that Coinbase and Binance had been operating as unregistered securities exchanges, brokers and clearing agencies in violation of U.S. federal securities laws. While the SEC has not alleged that bitcoin is a security, the outcome of these enforcement actions and others may result in the substantial restructuring of the digital asset market in the United States. However, the SEC has recently faced setbacks in U.S. courts in its attempt to regulate the digital asset markets. In July 2023, the U.S. District Court for the Southern District of New York ruled on the SEC’s action against Ripple Labs, Inc. The court found that offers and sales of XRP, a digital token, to institutions and sophisticated individuals constituted securities transactions, but that offers and sales of XRP on crypto exchanges, distributions to employees, and other third-party developers were not securities transactions. More recently, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based ETPs. Nonetheless, until the SEC’s numerous actions against digital asset market participants are resolved, the structure of the digital asset market in the United States will remain subject to substantial regulatory risk, which may impact the demand for digital assets and the continued availability of existing exchanges and offerings.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses, including addresses on the Bitcoin Network to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the Bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in ICOs may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Generally speaking, ICOs are offered and conducted on the Ethereum network or similar “smart contract” platforms, rather than the Bitcoin Network; however, bitcoin has been used for consideration in ICOs on multiple networks and ICOs may be conducted using the Bitcoin Network. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Fund to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity. In July 2019, U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about digital assets. Secretary Mnuchin indicated that one source of concern is digital assets’ potential to be used to fund illicit activities. In June 2020, digital asset businesses that are financial institutions were required to comply with the “travel rule” guidelines promoted by the Financial Action Task Force and adopted by government regulators in a substantial number of developed economies. The travel rule requires financial institutions to pass on certain transaction information in connection with financial transfers of size; because of the nature of the Bitcoin Network, compliance with this mandate represents a challenge for digital asset businesses including digital asset trading platforms.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the bitcoin markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, on March 5, 2020, South Korea voted to amend its Financial Information Act to require virtual asset service providers to register and comply with its AML and CFT framework. These measures also provide the government with the authority to close digital asset trading platforms that do not comply with specified processes. The Chinese and South Korean governments have also banned ICOs and there have been consistent reports over the course of the last five years that Chinese regulators have taken formal or informal action to shut down or limit banking access to a number of China-based digital asset trading platforms. For example, on January 19, 2018, a Chinese news organization reported that the People’s Bank of China had ordered financial institutions to stop providing banking or funding to “any activity related to cryptocurrencies.” Similarly, in April 2018, the Reserve Bank of India banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. On March 5, 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling. There remains significant uncertainty regarding the South Korean, Indian and Chinese governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in the European Union, China, South Korea, India and the United States and globally, or otherwise negatively affect the value of bitcoin.

In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail consumers deriving from the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. In addition to exchange traded notes, the proposed ban would affect financial products including contracts for difference, options and futures. Public consultation on the proposed restriction closed in October 2019. As of the date of this Prospectus, the Financial Conduct Authority has not yet finalized its proposed ruling.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

The effect of any future regulatory change on the Fund or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Shares.

Bitcoin Value

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Exchanges where bitcoin is traded publicly and transparently (e.g., Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini).

On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many digital asset exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuations of bitcoin. Historically, a large percentage of the global Bitcoin trading volume occurred on self-reported, unregulated Bitcoin Exchanges located in China. Throughout 2017, however, the Chinese government took several steps to tighten controls on Bitcoin Exchanges, culminating in a ban on domestic cryptocurrency exchanges in November 2017, which forced such exchanges to cease their operations or relocate. As a result, reported bitcoin trading volume on Chinese exchanges is now substantially lower, representing a de minimis share of the global trade volume.

From time to time, there may be intra-day price fluctuations across Bitcoin Exchanges. However, they are generally relatively immaterial. For example, the variance of prices on Bitcoin Exchanges with the highest transaction volumes on average is lower than 2%. These variances usually stem from small changes in the fee structures on different Bitcoin Exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for Bitcoins and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) exchanges that are inaccessible to the Fund because they do not meet the Fund’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements. Historically, the Fund has not needed to make any changes in the determination of principal market due to variances in pricing, although it has changed its principal market due to disruption of operations of the Bitcoin Market considered to be the principal market.

OVERVIEW OF COMMODITY Futures MARKETS and carbon markets

This section of the Prospectus provides a descriptive overview of the commodity futures markets, including the market for Carbon Credit Futures. The overview briefly covers commodity futures and the regulatory scheme pursuant to which the Fund and commodity interests markets generally operate. The following description is a summary only; it is not intended to be complete.

Regulatory Framework

In the U.S., the purchase, sale, trade and/or marketing of interests in commodities, such as futures contracts and swap agreements, is regulated by the CEA, as modified by the Dodd-Frank Act, as well as the rules and regulations promulgated by the CFTC. The CEA establishes the statutory framework under which the CFTC operates and grants the CFTC jurisdiction over exchange traded commodities (e.g., futures and options), over-the-counter markets (e.g., swaps), as well as physical commodity transactions in interstate commerce.

The CEA defines a commodity by referencing specific enumerated commodities, as well as “all services, rights, and interests .. . . in which contracts for future delivery are presently or in the future dealt in.” The CFTC has taken the view that certain digital assets, such as bitcoin are commodities. Through clarifications in the CFTC federal register renewable energy credits have been deemed to be an environmental commodity, which has subsequently been expanded to include carbon credits as an environmental commodity.

In 2008, the Dodd-Frank Act amended the CEA and established a comprehensive new framework for commodities that are purchased, sold, traded and/or marketed using an agreement commonly known as a “swap.” Following the enactment of the Dodd-Frank Act, the CFTC was required to create, or promulgate, a multitude of rules and regulations to enforce such laws. The term “swap” includes “any agreement, contract, or transaction…that provides for any purchase, sale, payment, or delivery (other than a dividend on an equity security) that is dependent on the occurrence, nonoccurrence, or the extent of the occurrence of an event or contingency associated with a potential financial, economic, or commercial consequence.” The CEA also provides a lists agreements that are also considered swaps, which includes “agreements, contracts and transactions commonly known as … (xx) agriculture swaps, (xxi) emissions swaps, and (xxii) commodity swaps.” The Dodd-Frank Act provides that the CFTC shall further define the term ‘‘swap’’ and the CFTC is given authority over swaps.

The CFTC possesses exclusive jurisdiction to regulate the activities of CPOs and CTAs with respect to “commodity interests,” such as futures, swaps and options, and has adopted regulations with respect to the activities of those persons and/or entities. Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than DCMs. The CFTC has delegated to the NFA responsibility for the registration of CPOs, CTAs and FCMs and their respective associated persons.

Under the CEA, a registered CPO, such as the Sponsor, is required to make annual filings with the CFTC and NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered CPOs. Accordingly, CPOs are required to keep accurate, current and orderly records for each pool that they operate. Suspension, restriction or termination of the Sponsor’s registration as a CPO would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor were not elected pursuant to the Trust Agreement.

The regulation of commodity interest transactions in the U.S. is an evolving area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the U.S. There is a possibility of future regulatory changes within the U.S. altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

The Fund will use its net assets to invest in and trade in bitcoin as well as a swap agreement that provides exposure to Carbon Credit Futures; accordingly the Fund is a commodity pool and the Sponsor is a CPO subject to regulation by the CFTC and the NFA under the CEA. The offering of the Fund’s Shares is registered with the SEC in accordance with the Securities Act and the Fund’s shares are registered with the SEC under the Exchange Act.

Commodity Pools

A commodity pool is any investment trust, syndicate, or similar form of enterprise operated for the purpose of trading in commodity interests. In relevant part, a commodity interest is a commodity for future delivery, security futures product, swap or commodity option. Since the Fund intends to use pooled funds from investors to invest in swap agreements that provide exposure to Carbon Credit Futures, the Fund is a “commodity pool” and is therefore subject to CFTC regulation.

The term “commodity pool operator” is defined in part as “any person engaged in a business that is of the nature of a commodity pool…and who, in connection therewith, solicits, accepts, or received from others, funds, securities or otherwise, for the purpose of trading in commodity interests…”. A “commodity pool operator” is required to register with the CFTC and become a member of the NFA. The Sponsor is a CPO and CTA and is registered with the CFTC and is a member of the NFA.

Swap Agreements

The Fund utilizes one or more swap agreements to obtain its exposure to the performance of the Carbon Credit Futures portion of the Index. Swaps are contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to many years. Certain types of swaps may be cleared, and certain types are, in fact, required to be cleared. The types of swaps that may be cleared are generally limited to only swaps where the most liquidity exists and a clearing organization is willing to clear the trade on standardized terms. Swaps with customized terms or those for which significant market liquidity does not exist are generally not able to be cleared.

In a standard swap transaction, the parties agree to exchange the returns on, among other things, a particular predetermined security, commodity, interest rate, or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the swap reflects the extent of a party’s total investment exposure under the swap. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects a party’s total investment exposure under the swap (i.e., the entire face amount or principal of a swap), the net amount is the party’s current obligations (or rights) under the swap. That is the amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swaps may also expose the Fund to liquidity risk. Although the Fund may have the ability to terminate a swap at any time, doing so may subject the Fund to certain early termination charges. In addition, there may not be a liquid market within which to dispose of an outstanding swap even if a permitted disposal might avoid an early termination charge. Uncleared swaps generally are not assignable except by agreement between the parties to the swap, and generally no party or purchaser has any obligation to permit such assignments.

Swaps involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Fund’s Statement of Financial Condition. In addition to market risk and other risks associated with the reference asset of the swap (i.e., Carbon Credit Futures and the accompanying risks), the use of swaps also comes with counterparty credit risk — i.e., the inability of a counterparty to a swap to perform its obligations. The fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. The Fund enters or intends to enter into swaps only with major, global financial institutions. However, there are no limitations on the percentage of its assets the Fund may invest in swaps with a particular counterparty, other than the limitations associated with its investment strategy exposure to Carbon Credit Futures generally.

A fund that invests in swaps may use various techniques to minimize counterparty credit risk. A fund that invests in swaps generally enters into arrangements with its counterparties whereby both sides exchange collateral on a mark-to-market basis. In addition, the Fund may post “initial margin” or “independent amount” to counterparties in swaps. Such collateral serves as protection for the counterparty in the event of a failure by the Fund and is in addition to any mark-to-market collateral that (i.e., the Fund may post initial margin to the counterparty even where the counterparty would owe money to the Fund if the swap were to be terminated). The amount of initial margin posted by the Fund may vary depending on the risk profile of the swap. The collateral, whether for mark-to-market or for initial margin, generally consists of cash and/or securities.

Collateral posted by a Fund to a counterparty in connection with uncleared derivatives transactions is generally held for the benefit of the counterparty in a segregated tri-party account at a third-party custodian to protect the counterparty against non-payment by the Fund. In the event of a default by a Fund where the counterparty is owed money in the uncleared swap transaction, such counterparty will seek withdrawal of this collateral from the segregated account.

Collateral posted by the counterparty to a Fund is typically held for the benefit of the Fund in a segregated tri-party account at a third-party custodian. In the event of a default by the counterparty where the Fund is owed money in the uncleared swap transaction, the Fund will seek withdrawal of this collateral from the segregated account. The Fund may incur certain costs exercising its right with respect to the collateral.

Notwithstanding the use of collateral arrangements, to the extent any collateral provided to a Fund is insufficient or there are delays in accessing the collateral, the Fund will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

Futures Contracts

The Fund does not invest directly in futures contracts, but rather has exposure to futures contracts through its swap agreement providing the returns of Carbon Credit Futures that comprise the Index. A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

Certain futures contracts settle in cash. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions and exchange fees, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to a fund since futures contracts are exchange traded and the exchange’s clearing house, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions.

Margin Requirements

“Initial” or “original” margin is the minimum amount of funds that a counterparty to a futures contract (or cleared derivatives contract) must deposit with their commodity broker in order to establish an open position. “Maintenance” or “variation” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells.

Brokerage firms may require higher amounts of margin versus that required by exchanges as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

Carbon Markets

Carbon markets are designed to reduce greenhouse gas (“GHG”) emissions and promote sustainable development by putting a price on carbon. Carbon markets are markets where GHG emissions are commodified as a tradable unit either as an emission allowance in government compliance markets or as a verified emission reduction/removal credit in voluntary markets. There are two types of instruments that are traded in carbon markets: carbon credits (sometimes called “Allowances”) and carbon offsets. The two main types of carbon markets are compliance carbon markets (“CCMs”) and voluntary carbon markets (“VCMs”).

CCMs are established by governments and operate under a cap-and-trade system. Cap-and-trade regimes set emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties in the mechanism up to the total emissions cap. In these types of markets, a regulator will define an allowed maximum level of GHG emissions (the “Cap”) for a certain group of entities (e.g., countries, companies, or facilities). The Cap is then subdivided into distinct emission allowances, which are distributed by regulated entities. To stay in compliance with the regulator, the covered entities need to submit one allowance for each ton of carbon dioxide equivalent emitted during a compliance period (usually a year). The initial allocation of allowances to covered entities can be free of charge, partially free, and/or sold at auction by the regulator.

Cap-and-trade regimes and related markets are new and based on scientific principles that are subject to debate. Cap-and-trade regimes have arisen primarily due to relative international consensus with respect to scientific evidence indicating a correlative relationship between the rise in global temperatures and extreme weather events, on the one hand, and the rise in GHG emissions in the atmosphere, on the other hand. If this consensus were to break down, cap-and-trade regimes and the value of the Fund may be negatively affected. Scientists are still debating whether the rise in atmospheric GHGs is caused by human activity such as GHG emissions generated through the burning of fossil fuels, as well as the acceptable level of GHG concentrations in the atmosphere. If the science supporting the relationship or the acceptable level of GHG concentrations is discredited or proved to be incorrect or inaccurate, it may negatively affect cap-and-trade regimes and the value of the Fund. There is no assurance that cap-and-trade regimes will continue to exist. Cap-and-trade may not prove to be an effective method of reduction in GHG emissions. As a result or due to other factors, cap-and-trade regimes may be terminated or may not be renewed upon their expiration.

New technologies may arise that may diminish or eliminate the need for cap-and-trade markets. Ultimately, the cost of emissions credits is determined by the cost of actually reducing emissions levels. If the price of credits becomes too high, it will be more economical for companies to develop or invest in green technologies, thereby suppressing the demand for credits and adversely affecting the price of the Fund. Emission limit allocations may be larger or smaller than is needed for a stable price of credits and can lead to large price volatility, which could affect the value of the Fund. Depending upon the industries covered under each cap-and-trade mechanism represented in the Index, unpredictable demand for their products and services can affect the value of GHG emissions credits. For example, very mild winters or very cool summers can decrease demand for electric utilities and therefore require fewer carbon credits to offset reduced production and GHG emissions. The ability of the GHG emitting companies to pass on the cost of emissions credits to consumers can affect the price of the Carbon Credit Futures. If the price of emissions can be passed on to the end customer with little impact upon consumer demand, it is likely that industries may continue emitting and purchase any shortfall in the market at the prevailing price. If, however, the producer is unable to pass on the cost, it may be incentivized to reduce production in order to decrease its need for offsetting emissions credits, which could adversely affect the price of carbon credit futures and the Fund.

Regulatory risk related to changes in regulation and enforcement of cap-and-trade regimes could also adversely affect market behavior. If fines or other penalties for non-compliance are not enforced, incentives to purchase GHG credits will deteriorate, which could result in a decline in the price of emissions credits and a drop in the value of the Fund. In addition, as cap-and-trade markets develop, new regulation with respect to these markets may arise, which could have a negative effect on the value and liquidity of the cap-and-trade markets and the Fund.

In the VCM, often referred to as a “baseline-and-credit” system, a variety of private organization allows individuals or businesses to purchase offsets from emission reduction or removal projects. In these markets, the private organization defines how emission (reduction or removal) credits can be generated by activities/projects that reduce or remove GHG emissions from the atmosphere compared to a reference scenario (baseline) that reflects the counterfactual situation without such activities. The difference between the baseline emissions and the emissions of the activity determines how many credits can be issued. To generate emission credits, verification of the reduction/removal by an officially recognized institution (a verifier) is necessary to calculate the reduction/removal of emissions into its carbon-dioxide (“CO2”) equivalent (“CO2e”). The carbon credit represents one metric-ton of CO2e and can then be used as offsets against mandatory or voluntary GHG emission targets or other policy instruments aiming at GHG mitigation.

Carbon Credit Futures are an expansion of the carbon market. Carbon Credit Futures are credit instruments where the buyer seeks to have exposure to CCMs or VCM market’s carbon offset projects, but without directly buying or selling allowances or investing in any projects.

Description of the index

The following is a summary of the Vinter Bitcoin Carbon Credits Index. The Index aims to track the financial performance of investing in a portfolio with 80% allocation to bitcoin and a 20% allocation to Carbon Credit Futures. The purpose of the Index is to obtain exposure to the crypto asset class via bitcoin with an environmentally responsible approach by offsetting carbon emissions.

The Carbon Credit Futures component of the Index is built with a combination of three carbon credit indices: (i) Solactive Carbon European Union Allowance Futures ER Index (SOCARBN), which tracks European Union Allowances futures; (ii) Solactive California Carbon Rolling Futures ER Index (SOCCAER), which tracks California Carbon Allowance futures; and (iii) [     ] index, which tracks Regional Greenhouse Gas Initiative futures. The weights of the components are adjusted once per year (in November) and the weights are proportional to the trading volume over the last six months. The carbon credit portion of the index is calculated by Solactive.

The Index is rebalanced quarterly, starting at the end of January. After a rebalance, the portfolio is updated so that its current weights per asset equal the rebalancing weights per asset.

The value of the Index is calculated by Solactive, however, the Index Price is calculated by Vinter. Vinter is the Index Provider and benchmark administrator. As benchmark administrator, Vinter is the central recipient of input data and evaluates the integrity and accuracy of input data on a consistent basis. Vinter is responsible for the development of the Index and controls all aspects of the provision of the benchmark. Solactive is the calculation agent and is responsible for determining the value of the Index in accordance with the Index methodology.

Performance information about the pool/cpo

Performance of Related Pools

The following performance information is presented in accordance with CFTC regulations. The performance of the Trust will differ materially from the performance of the Related Pools which is included herein. The performance of the Related Pools which is summarized herein is expected to be materially different from the Trust and the past performance summaries of the Related Pools below are generally not representative of how the Trust might perform in the future. No performance information is presented with respect to the Trust, which has not commenced investment operations prior to the date of this Prospectus and which will not begin trading until after the initial Creation Baskets of the Trust are purchased by the initial Authorized Purchaser (all as described in the “Plan of Distribution” section). The performance of the Trust will differ materially from the Related Pools listed below.

Performance information is set forth in accordance with CFTC regulations, since each fund’s inception of trading.

PERFORMANCE OF [       ]

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Commodity Pool:
Type of Commodity Pool:
Inception of Trading:

Aggregate Subscriptions (from inception through March 31, 2023):
Aggregate Redemptions (from inception through March 31, 2023):
Total Net Assets as of June 30, 2023:
NAV per Share as of June 30, 2023:
Worst Monthly Percentage Draw-down: [     ] to [     ] ([     ]%)
Worst Peak-to-Valley Draw-down: [     ] to [     ] ([      ]%)
Number of shareholders (as of June 30, 2023):

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rates of Return:*

Month	[Begin with Year of Inception]	2021	2022	2023
January
February
March
April
May
June
July
August
September
October
November
December
Annual Rate of Return

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

*       The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

Management’s discussion and analysis of financial condition and results of operations

The Fund is newly formed and has no operating history.

Charges

Breakeven Analysis

The breakeven analysis set forth below is a hypothetical illustration of the approximate dollar returns and percentage returns for the redemption value of a single Share to equal the amount invested twelve months after the investment is made. For purposes of this breakeven analysis, an initial selling price of $25.00 per Share, is assumed. The breakeven analysis is an approximation only and assumes a constant month-end NAV. In order for a hypothetical investment in Shares to breakeven over the next 12 months, assuming a selling price of $25.00 per Share, the investment would have to generate a [      ]% or $[       ] return. The numbers in the chart below have been rounded to the nearest 0.01.

Per Share

Assumed initial selling price per Share(1)	$
Management Fee(2)	$
Estimated Brokerage Commissions and Fees(3)	$
Other Fund Fees and Expenses(4)	$
Interest and Other Income(5)	$
Amount of trading income (loss) required for the redemption value at the end of one year to equal the selling price of the Share	$
Percentage of initial selling price per Share(6)%

(1)	The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount is the expected NAV of the Shares on the first day of Fund operations. The actual NAV of the Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by the Trust during a year of an investor’s investment.
(2)	From the Management Fee, the Sponsor pays certain of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Bitcoin Custodian, Non-Digital Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Sponsor through the proceeds from the Management Fee.
(3)	Reflects estimated brokerage commissions and fees in relation to the swap agreements to obtain exposure to Carbon Credit Futures and reflected on a per trade basis. The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund. The Fund may elect to waive fees in order to reduce the Fund’s expenses. Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
(4)	The Fund pays all transaction related fees and expenses charged in connection with trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool. The Fund also pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.
(5)	The Fund seeks to earn interest and other income in high credit quality, short-duration instruments or deposits associated with the pool’s cash management in connection with its investments in swap agreements and other financial instruments, that may be used to offset expenses. These investments may include, but are not limited to, short-term Treasury Securities, demand deposits, and money market funds. Considering various uncertain factors in the US and commodity markets, the Sponsor has estimated a blended interest rate of ____%. The actual rate may vary and not all assets within the Fund will necessarily earn interest. The actual rate may vary and not all assets of the Fund will earn interest.
(6)	This represents the estimated approximate percentage for the redemption value of a hypothetical initial investment in a single Share equal to the amount invested twelve months after the investment was made. The estimated approximate percentage of selling price is ___% or $___ per share.

Management Fee

The Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to [ ]% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs. No other management fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Fund that the Sponsor pays directly. From the Management Fee, the Sponsor is responsible for paying certain fees and expenses of the Administrator, Trustee, Marketing Agent, Transfer Agent, and certain routine operational, administrative and other ordinary expenses of the Fund. These fees and expenses are not included in the Breakeven Table. The Fund pays all transaction-related fees and expenses charged in connection with the trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool.

Licensing and Index Calculation Fee

The Fund pays a fee to Vinter to administer and maintain the Index.

Recurring and Non-Recurring Fees and Expenses/Other Fund-Assumed Fees and Expenses

The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

In addition, as noted below, the Fund pays all transaction-related fees and expenses charged in connection with trading activities for the Fund’s investments. Further, the Fund pays all fees and expenses required for maintenance of its CFTC regulatory status as a commodity pool.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Purchaser sells a Share may be higher or lower than the price paid by such Authorized Purchaser in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

The Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments.

The Fund bears other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of swap agreements to obtain exposure to Carbon Credit Futures, and costs relating to the purchase of money market instruments.

Material U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax consequences of the ownership of Shares. This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

●	financial institutions;

●	dealers in securities;

●	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

●	persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

●	persons holding Shares acquired by them as part of a Creation Basket or redeeming Shares in exchange for the underlying bitcoins and/or carbon credit futures represented by the redeemed Shares;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

●	real estate investment trusts;

●	regulated investment companies; and

●	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or, except as explicitly discussed below, the consequences of the 3.8% Medicare surtax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Prospective investors are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax matters are complex, and the tax consequences of the purchase and holding of the Shares will depend on the particular facts of each investor’s situation. You are advised to consult your own tax advisors with respect to the application to your own circumstances of the U.S. federal income tax rules described below and with respect to other federal, state, local, or foreign tax consequences to you before making an investment in the Shares.

U.S. Federal Income Taxation of the Fund

The Fund is classified as a corporation for U.S. federal income tax purposes, and as such is obligated to pay U.S. federal and applicable state and foreign corporate taxes on its taxable income. This differs from many investment companies, which elect to be treated as “regulated investment companies” under the Code in order to avoid income tax obligations at the entity level. Under current law, the Fund is not eligible to elect treatment as a regulated investment because the Fund’s investments consist primarily of bitcoin. As a result, the Fund will be obligated to pay U.S. federal and state taxes on its taxable income unlike other investment companies which are not so obligated. The amount of taxes currently paid by the Fund will vary depending on the amount of income and gains derived from investments, and such taxes may reduce your return from an investment in the Fund.

The Fund invests its assets primarily in bitcoin and carbon credit futures contracts. In the case of bitcoin, some of the carbon credit futures used by the Fund may be “Section 1256 contracts.” Any gains or losses on Section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (60/40) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, Section 1256 contracts held by the Fund at the end of each taxable year are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

In the case of bitcoin, due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets such as bitcoin are uncertain. Our dealings, in or in connection with digital assets, as well as transactions in digital assets generally, could be subject to adverse tax consequences in the U.S., including as a result of changes in the legal regimes regulating digital assets, and our operating results, as well as the price of digital assets, could be adversely affected thereby.

Many significant aspects of the U.S. federal income tax treatment of digital assets (including with respect to the amount, timing and character of income recognition) are uncertain. In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of digital assets for U.S. federal income tax purposes and, in particular, providing that such digital assets (1) are “property,” (2) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (3) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. The Notice and the Ruling & FAQs, however, do not address other significant aspects of the U.S. federal income tax treatment of digital assets. We do not intend to request a ruling from the IRS on these or any other issues, and we will take positions on these and other U.S. federal income tax issues relating to digital assets that we believe to be reasonable. There can be no assurance that the IRS will agree with the positions we take, and it is possible that the IRS will successfully challenge our positions.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for us and could have an adverse effect on the value of bitcoin or other digital assets. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that we will hold certain types of digital assets that are not within the scope of the Notice.

On November 15, 2021, President Biden signed the Infrastructure Investment and Jobs Act (the “IIJA”) into law. The IIJA implements a set of comprehensive financial account information reporting rules that will apply to persons, including digital asset trading platforms and custodians, that regularly effect transfers of digital assets on behalf of other persons. In particular, these rules will require digital asset trading platforms and custodians to report digital asset transactions (including sales, exchanges and other transfers) effected on behalf of other persons on an annual return, in a manner similar to the current reporting rules for brokers that effect stock and other securities transactions on behalf of customers. The IRS issued proposed regulations on these rules on August 28, 2023. Under the proposed regulations the gross proceeds of sales or exchanges of digital assets must be reported for transactions that take place on or after January 1, 2025, and, in certain circumstances, gain or loss with respect to such sales or exchanges must be reported for transactions that take place on or after January 1, 2026.

These rules, the effects of which may depend in significant part on regulations or other guidance from the IRS on their implementation, could create significant compliance burdens for us and our investors, and could affect the price of digital assets, which could have an adverse effect on our investments.

Federal Income Taxation of Holders of the Fund’s Shares — U.S. Shareholders

The discussion under the heading “Federal Income Taxation of Holders of the Fund’s Shares – U.S. Shareholders” (and all subheadings thereunder) applies to a beneficial owner of a Share for U.S. federal income tax purposes that is:

●	an individual who is a citizen or resident of the U.S. for U.S. federal income tax purposes;

●	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or of any political subdivision thereof; or

●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Receipt of Distributions

Distributions made to you by the Fund (other than distributions in redemption of Shares subject to Section 302(b) of the Code) will generally constitute dividends to the extent of your allocable share of the Fund’s current or accumulated earnings and profits, as calculated for federal income tax purposes. Generally, a corporation’s earnings and profits are computed based upon taxable income, with certain specified adjustments. To the extent that distributions to you exceed your allocable share of the Fund’s current and accumulated earnings and profits, your tax basis in the Fund’s Shares with respect to which the distribution is made will be reduced, which will increase the amount of any taxable gain (or decrease the amount of any tax loss) realized upon a subsequent sale or redemption of such Shares. To the extent you hold such Shares as a capital asset and have no further basis in the Shares to offset the distribution, you will report the excess as capital gain.

Distributions treated as dividends under the foregoing rules generally will be taxable as ordinary income to you but may be treated as “qualified dividend income.” Under current U.S. federal income tax law, qualified dividend income received by individuals and other non-corporate shareholders is taxed at long-term capital gain rates, which are currently at a maximum of either 15% or 20% depending on whether the shareholder’s income exceeds certain threshold amounts. For a dividend to constitute qualified dividend income, the shareholder generally must hold the Shares paying the dividend for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, although a longer period may apply if the shareholder engages in certain risk reduction transactions with respect to the common stock.

Dividends paid by the Fund are expected to be eligible for the dividends received deduction available to corporate shareholders under Section 243 of the Code. However, corporate shareholders should be aware that certain limitations apply to the availability of the dividends received deduction, including rules which limit the deduction in cases where (i) certain holding period requirements are not met, (ii) the corporate shareholder is obligated (e.g., pursuant to a short sale) to make related payments with respect to positions in substantially similar or related property, or (iii) the corporate shareholder’s investment in Shares of the Fund is financed with indebtedness. Corporate shareholders should consult their own tax advisors regarding the application of these limitations to their particular situations.

An additional 3.8% Medicare surtax is imposed on certain net investment income (including ordinary dividends received from the Fund and net gains from redemptions or other taxable dispositions of Fund Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Redemptions and Sales of Shares

A redemption of common Shares will be treated as a sale or exchange of such Shares, provided the redemption either is not essentially equivalent to a dividend, is a substantially disproportionate redemption, is a complete redemption of a shareholder’s entire interest in the Fund, or is in partial liquidation of the Fund. Redemptions that do not qualify for sale or exchange treatment will be treated as described in “Receipt of Distributions” above.

Upon a redemption treated as a sale or exchange under the foregoing rules, or upon a sale of your Shares to a third party, you generally will recognize capital gain or loss equal to the difference between the cost of your Shares and the amount you receive when you sell them. Any such capital gain or loss will be a long-term capital gain or loss if you held the Shares for more than one year at the time of disposition. Long-term capital gains of certain non-corporate common shareholders (including individuals) are currently subject to U.S. federal income taxation at a maximum rate of either 15% or 20% depending on whether the shareholder’s income exceeds certain threshold amounts. The deductibility of capital losses is subject to limitations under the Code.

A federal excise tax on stock repurchases is expected to apply to the Fund in the event that the Fund repurchases its own Shares. The excise tax is one percent (1%) of the fair market value of Fund Share redemptions less the fair market value of Fund Share issuances (in excess of $1 million of fair market value) annually on a taxable year basis. This excise tax would be payable by the Fund, and not by any holder of Shares, although payment of the excise tax could reduce a shareholder’s return on an investment in the Fund.

Tax-Exempt Investors

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on their unrelated business taxable income (or “UBTI”). Because the Fund is classified as a corporation for federal income tax purposes, an owner of any of the Fund’s Shares will not report on its federal income tax return any items of income, gain, loss, and deduction that are allocated to the Fund from its investments. Moreover, dividend income from, and gain from the sale of, corporate stock generally does not constitute UBTI unless the acquisition of the corporate stock is debt-financed. Therefore, a tax-exempt investor should not have UBTI attributable to the ownership, sale, or redemption of the Fund’s Shares unless the tax-exempt investor’s acquisition of the Shares was financed with debt. In general, Shares are considered to be debt-financed if the tax-exempt owner of the Shares incurred debt to acquire the Shares or otherwise incurred a debt that would not have been incurred if the Shares had not been acquired.

Regulated Investment Company Investors

The income and gain realized from an investment in the Fund’s Shares by an investor that is a regulated investment company should constitute qualifying income for the purposes of the rules relating to regulated investment companies. Furthermore, the Fund’s Shares will generally constitute “qualifying assets” for a regulated investment company, which are generally subject to a requirement that at least 50% of the regulated investment company’s total assets must consist of qualifying assets at the end of each quarter, and the amount of Fund Shares owned by the regulated investment company may not constitute more than 5% of the value of the total assets held by the regulated investment company or more than 10% of the Fund’s outstanding voting securities.

Federal Income Taxation of Holders of the Fund’s Shares — Non-U.S. Shareholders

The discussion under the heading “Federal Income Taxation of Holders of the Fund’s Shares – Non-U.S. Shareholders” applies to, and the term “Non-U.S. Shareholder” shall mean, a beneficial owner of a Share for U.S. federal income tax purposes that is:

●	a nonresident alien individual;

●	a foreign corporation; or

●	a foreign estate or trust.

Receipt of Distributions

Distributions by the Fund will be treated as dividends for U.S. federal income tax purposes to the extent paid from the Fund’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid by the Fund to a Non-U.S. Shareholder generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. If a Non-U.S. Shareholder claims a reduced rate of withholding under an income tax treaty, the Non-U.S. Shareholder will be required to provide an IRS Form W-8BEN or IRS Form W-8BEN-E certifying its eligibility to benefits under the income tax treaty in order to obtain the reduced rate of withholding tax.

If the amount of a distribution exceeds a Non-U.S. Shareholder’s allocable share of the Fund’s current and accumulated earnings and profits, such excess will be treated for U.S. federal income tax purposes as a tax-free return of capital to the extent of the Non-U.S. Shareholder’s tax basis in the Fund’s Shares. To the extent that any distribution received by a Non-U.S. Shareholder exceeds the sum of (i) such Non-U.S. Shareholder’s allocable share of the Fund’s current and accumulated earnings and profits and (ii) such Non-U.S. Shareholder’s tax basis in the Fund’s Shares, such excess will be treated as gain from the sale of the Shares and will be taxed as described in “Redemptions and Sales of Shares” below.

Redemptions and Sales of Shares

A redemption of the Fund’s Shares will be treated as a sale or exchange of such Shares, provided the redemption either is not essentially equivalent to a dividend, is a substantially disproportionate redemption, is a complete redemption of a shareholder’s entire interest in the Fund, or is in partial liquidation of the Fund. Redemptions that do not qualify as a sale or exchange will be treated as described in “Receipt of Distributions” above.

A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax on gain realized on a redemption that is treated as a sale or exchange for U.S. federal income tax purposes, or on gain realized on the sale, exchange or other non-redemption disposition of the Fund’s Shares, except in the following situations:

●	the gain is effectively connected with a trade or business of the Non-U.S. Shareholder in the U.S. or, if the Non-U.S. Shareholder is a qualifying resident of a country with which the U.S. has a tax treaty, such gain is attributable to a permanent establishment maintained by such Non-U.S. Shareholder in the U.S.;

●	the Non-U.S. Shareholder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and who has a “tax home” in the U.S.; or

●	the Fund is or has been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the date of disposition of the Shares or, if shorter, within the period during which the Non-U.S. Shareholder has held the Shares. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. The Fund is not likely to be or become a U.S. real property holding corporation as long as the Fund invests consistently with its investment strategy.

Each potential Non-U.S. Shareholder is urged to consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the acquisition, holding, redemption, sale, exchange or other disposition of Fund Shares.

Estate Tax

Non-U.S. Shareholders of the Fund may be subject to U.S. estate tax with respect to their Fund Shares.

FATCA Withholding

Withholding of U.S. tax (at a 30% rate) is required with respect to payments of dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to enable the applicable withholding agent to determine whether withholding is required.

Backup Withholding

Federal regulations generally require the Fund to withhold and remit “backup withholding” to the U.S. Treasury with respect to dividends and the proceeds of any redemption paid to you if you fail to furnish the the Fund or the Fund’s paying agent with a properly completed and executed IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form. Furthermore, the IRS may notify the Fund to institute backup withholding if the IRS determines that your taxpayer identification number is incorrect or if you have failed to properly report taxable dividends or interest on a federal tax return. A taxpayer identification number is either the Social Security number or employer identification number of the record owner of the Shares. Any backup withholding does not constitute an additional tax imposed on the record owner of the Shares and may be claimed as a credit on the record owner’s federal income tax return. The current backup withholding rate is 24%.

Taxes on Purchase and Redemption of Creation Units

An investor who exchanges bitcoin or carbon credit futures for Creation Shares generally will recognize a gain or a loss. The gain or loss will be equal to the difference between the market value of the Creation Shares at the time of the exchange and the exchanger’s aggregate basis in the bitcoin or carbon credit futures surrendered and the amount of any cash consideration paid. A person who exchanges Creation Shares for bitcoin or carbon credit futures will generally recognize a gain or loss equal to the difference between the exchanger’s basis in the Creation Shares and the aggregate value of the bitcoin and/or carbon credit futures and any cash received on such redemption. The IRS, however, may assert that a loss realized upon an exchange of securities for Creation Shares cannot be deducted currently under the rules governing “wash sales,” or on the basis that there has been no significant change in economic position. Persons exchanging securities should consult their own tax advisor with respect to whether the wash sale rules apply and when a loss might be deductible.

If you purchase or redeem Creation Shares, you will be sent a confirmation statement showing how many and at what price you purchased or sold Shares.

The foregoing discussion summarizes certain consequences under current U.S. federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. You may also be subject to state and local taxation on Fund distributions, and sales of Fund Shares. Consult your personal tax advisor about the potential tax consequences of an investment in Fund Shares under all applicable tax laws. Changes in applicable tax authority could materially affect the conclusions discussed above and could adversely affect the Fund.

Part two – General Pool Disclosure

This prospectus has two parts: an offered series disclosure document and a general pool disclosure. These parts are bound together and both contain important information.

USE OF PROCEEDS

The Fund uses the proceeds of the offering of Shares of the Fund to make investments in a manner consistent with its investment objective. Proceeds received by the Fund from the issuance of Baskets will be used to acquire bitcoin and exposure to Carbon Credit Futures through the swap agreements held by the Fund. Such deposits of cash are held by the Non-Digital Custodian on behalf of the Fund until (i) used to acquire bitcoin and/or facilitate the Fund’s investment in swap agreements; (ii) accrued and distributed to pay fees due to the Sponsor and Fund expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Purchasers in connection with redemptions of Baskets, or (iv) disposed of in a liquidation of the Fund.

In connection with receipt of a Purchase Order (as defined below) accepted by the Marketing Agent and Transfer Agent, the Sponsor, on behalf of the Fund, is responsible for acquiring bitcoin and increasing its exposure to the Carbon Credit Futures in an amount equal to the value of the Basket. The Sponsor will allocate the proceeds between the Bitcoin Custodian and the Non-Digital Custodian in accordance with its investment strategies. The Bitcoin Trading Counterparties (defined below) with which the Sponsor will engage in bitcoin transactions are unaffiliated third-parties and all transactions will be done on an arms-length basis. When seeking to purchase bitcoin on behalf of the Fund, the Sponsor will seek to purchase bitcoin at commercially reasonable price and terms from any of the approved Bitcoin Trading Counterparties. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. The Bitcoin Trading Counterparty must deposit the required amount of bitcoin by end of day New York time on the business day following the Purchase Order Date prior to any movement of cash from the Non-Digital Custodian or delivery of Shares from the Transfer Agent. Upon receipt of the deposit amount of bitcoin at the Bitcoin Custodian from the Bitcoin Trading Counterparty, the Bitcoin Custodian will notify the Sponsor that the bitcoin has been received. The Sponsor will then notify the Transfer Agent that the bitcoin has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Purchaser’s DTC account and will wire the cash previously sent by the Authorized Purchaser to the Bitcoin Trading Counterparty to complete settlement of the Purchase Order and the acquisition of the bitcoin by the Fund.

In connection with a Redemption Order (as defined below), the Sponsor, on behalf of the Fund, is responsible for selling bitcoin and reducing its exposure to the Carbon Credit Futures through the swap agreement in an amount equal to the value of the Basket. When seeking to sell bitcoin, the Sponsor will seek to sell bitcoin at commercially reasonable price and terms from any of the approved Bitcoin Trading Counterparties. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. The Bitcoin Custodian will not send the required amount of bitcoin until the Non-Digital Custodian has received the cash from the Bitcoin Trading Counterparty and is instructed by the Sponsor to make such transfer. Once the Bitcoin Trading Counterparty has sent the cash to the Non-Digital Custodian in an agreed upon amount to settle the agreed upon sale of the Basket Amount of bitcoin, the Transfer Agent will notify the Sponsor. The Sponsor will then notify the Bitcoin Custodian to transfer the bitcoin to the Bitcoin Trading Counterparty, and the Transfer Agent will facilitate the Shares in exchange for cash. Once the Authorized Purchaser has delivered the Shares represented by the Basket to be redeemed to the Fund’s DTC account, the Non-Digital Custodian will wire the requisite amount of cash to the Authorized Purchaser.

Each Bitcoin Trading Counterparty must be approved by the Sponsor. The Sponsor has instituted a process for approving and monitoring Bitcoin Trading Counterparties. All bitcoin trading counterparties must be approved by the Sponsor on behalf of the Fund before the Fund may engage in transactions with the entity. The Sponsor continuously reviews all approved Bitcoin Trading Counterparties and will reject the approval of any previously approved Bitcoin Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved Bitcoin Trading Counterparty in doubt.

Who may subscribe

Only Authorized Purchasers may create or redeem Baskets. Each Authorized Purchaser must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a member of a national clearing agency, and (3) have entered into an agreement with the Sponsor (an Authorized Purchaser Agreement).

DESCRIPTION OF CREATION AND REDEMPTION OF SHARES

When the Fund creates or redeems its Shares, it will do so only in Baskets (blocks of [10,000] Shares) based on the NAV per Share (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket ([10,000]). This is called the “Basket Price.”

Authorized Purchasers are the only persons that may place orders to create and redeem Baskets. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the cash or Shares required for such creation and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Fund, without the consent of any Shareholder or Authorized Purchaser. Authorized Purchasers must pay the Transfer Agent a non-refundable fee for each order they place to create or redeem one or more Baskets. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor in its sole discretion. Authorized Purchasers who make deposits with the Fund in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Fund or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor, and the Fund under limited circumstances, have agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail. The Trust Agreement and form of Authorized Purchaser Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Determination of Basket Price

The Basket Price required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the Basket Price as appropriate to reflect accrued expenses and any loss in value of the assets that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Basket Price so determined is communicated to all Authorized Purchasers and made available on the Trust’s website for the Shares. The Exchange also publishes the Basket Price determined by the Administrator as indicated above.

Creation Procedures

The manner by which creations are made is dictated by the terms of the Authorized Purchaser Agreement. On any business day, an Authorized Purchaser may create Shares by placing an order to purchase one or more Baskets with the Transfer Agent through the Marketing Agent in exchange for cash (a “Purchase Order”). Such orders are subject to approval by the Marketing Agent and Transfer Agent and may be received: (i) in writing by facsimile; (ii) through the Transfer Agent’s electronic order entry system; or (iii) by telephone to the Administrator at the Transfer Agent according to certain additional procedures. Such orders are subject to approval by the Marketing Agent and Transfer Agent. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase Orders must be placed by 5:30 p.m., eastern time, or the close of regular trading on the Exchange, whichever is earlier (the “Order Cut-Off Time”), except in the case of an Authorized Purchaser’s initial order to purchase one or more Creation Baskets of a Fund on the First day the Baskets of the Fund are to be offered and sold, when such orders shall be placed by 9:00 a.m. eastern time on the day agreed to by the Sponsor and the Authorized Purchaser. The Order Cut-Off time may be modified by the Sponsor in its sole discretion. The day on which a Purchase Order is accepted by the Transfer Agent is considered the “Purchase Order Date.” If the Purchase Order is accepted, it will receive the next Business Day’s Basket Price if submitted before the applicable Order Cutoff Time.

By placing a Purchase Order, an Authorized Purchaser agrees to deposit cash as determined by the Sponsor with the Fund’s Non-Digital Custodian. Failure to consummate such deposit shall result in the cancellation of the order. The total deposit required to create each basket (“Creation Basket Deposit”) will be an amount of cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the Purchase Order is properly received as the number of Shares to be created under the Purchase Order is in proportion to the total number of Shares outstanding on the date the Purchase Order is received. The Sponsor, through the Transfer Agent, shall notify the Authorized Purchaser of the amount of cash to be included in deposits to create Baskets by e-mail or telephone correspondence and such amount is available via the applicable Fund’s website.

An Authorized Purchaser who places a Purchase Order is responsible for transferring to the Fund’s account with the Non-Digital Custodian the required amount of cash by the end of the next Business Day following the Purchase Order Date (T+1) or as agreed to by the Authorized Purchaser, Sponsor, Marketing Agent and Transfer Agent in advance of when the Purchase Order is placed. Prior to the delivery of Baskets for a Purchase Order, the Authorized Purchaser must also have submitted via CNS the non-refundable transaction fee due for the Purchase Order. Upon receipt of the deposit amount, the Administrator will cause DTC to credit the number of Baskets ordered to the Authorized Purchaser’s DTC account.

[The Sponsor may in its sole discretion limit the number of Shares created pursuant to Purchase Orders on any specified day without notice to the Authorized Purchasers and may direct the Marketing Agent to reject any Purchase Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Purchase Orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a bitcoin transaction, when it believes the price of bitcoin is being inconsistently, irregularly, or discontinuously published from bitcoin trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Purchase Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Fund’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Fund’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Fund’s NAV.]

Rejection of Purchase Orders

The Sponsor or the Marketing Agent reserve the absolute right to reject acceptance of a Purchase Order if:

●	it determines that, due to position limits or otherwise, investment alternatives that will enable a Fund to meet its investment objective are not available to the Fund at that time;

●	it determines that the Purchase Order is not in proper form;

●	it believes that acceptance would have adverse tax consequences to the Fund or the Shareholders;

●	the acceptance or receipt of a Creation Basket Deposit would, in the opinion of legal counsel to the Sponsor, be unlawful; or

●	if circumstances outside the control of the Sponsor, the Marketing Agent or the Non-Digital Custodian make it for all practical purposes not feasible to process creations of Creation Baskets.

None of the Sponsor, the Marketing Agent, the Non-Digital Custodian or the Bitcoin Custodian will be liable for the rejection of any Purchase Order. The Marketing Agent shall notify the Authorized Purchaser of a rejection or revocation of any Purchase Order, however it is under no duty to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit, nor shall the Marketing Agent or the Fund incur any liability for the failure to give any such notification. The Fund and Marketing Agent may not revoke a previously accepted Purchase Order.

Redemption Procedures

On any business day, an Authorized Purchaser may place an order with the Transfer Agent to redeem one or more Baskets (a “Redemption Order”). Redemption Orders must be placed by 5:30 p.m. eastern time (the “Redemption Order Cut-Off Time”), or the close of regular trading on the Exchange, whichever is earlier. A Redemption Order will be effective on the date it is accepted by the Transfer Agent (“Redemption Order Date”).

By placing a Redemption Order, an Authorized Purchaser agrees to deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Non-Digital Custodian not later than the end of the next Business Day following the effective date of the Redemption Order (“Redemption Distribution Date”) or the end of such later Business Day as agreed to by the Authorized Purchaser and the Transfer Agent in advance of when the Redemption Order is placed. Failure to consummate such delivery shall result in the cancellation of the order. Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Purchaser must also have submitted via CNS or such other means deemed acceptable by the Sponsor, the non-refundable Transaction Fee due for the Redemption Order.

The redemption distribution due from the Fund is delivered to the authorized Purchaser on the Redemption Distribution Date if the Fund’s DTC account has been credited with the Baskets to be redeemed pursuant to the terms of the Authorized Purchaser Agreement. [That notwithstanding, no such distribution shall be made until the Non-Digital Custodian has received the cash necessary from selling the Fund’s bitcoin to effectuate the Redemption Basket from the Bitcoin Trading Counterparty. The Bitcoin Custodian will not send the requisite amount of bitcoin until the Non-Digital Custodian has received the cash from the Bitcoin Trading Counterparty and is instructed by the Sponsor to make such transfer. Once the Bitcoin Trading Counterparty has sent the cash to the Non-Digital Custodian in an agreed upon amount to settle the agreed upon sale, the Transfer Agent will notify the Sponsor, who will in turn notify the Bitcoin Custodian to transfer the bitcoin to the Bitcoin Trading Counterparty. The Transfer Agent will then facilitate the Shares in exchange for cash. Once the Authorized Purchaser has delivered the Shares represented by the Basket to be redeemed to the Fund’s DTC account, the Non-Digital Custodian will wire the requisite amount of cash to the Authorized Purchaser. If the Fund’s DTC account has not been credited with all of the Shares of the Basket to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares. If the Bitcoin Trading Counterparty fails to deliver the cash to the Non-Digital Custodian, the transaction will be cancelled, and no transfer of bitcoin or Shares will occur.]

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of [Treasuries] is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. None of the Sponsor, the Marketing Agent, Non-Digital Custodian or the Bitcoin Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Orders must be made in whole Baskets. The Sponsor or the Marketing Agent reserve the absolute right to reject acceptance of a Redemption Order if:

●	it is determined by the Sponsor or Marketing Agent to not be in the proper form;

●	the fulfillment of which its counsel advises might be unlawful; or

●	if the number of Shares being redeemed would reduce the remaining outstanding Shares below [50,000] Shares (i.e., five baskets of [10,000] Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Purchaser is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. As of the date of this prospectus, the transaction fee is $[   ].

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem Baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem Baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any Basket it does create.

Authorized Purchasers that do offer to the public Shares from the Basket they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Fund at the time the Authorized Purchaser purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Fund’s investments. Baskets are generally expected to be redeemed when the price per Share is at a discount to the per Share NAV. Shares initially comprising the same Basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Authorized Purchasers who make deposits of cash with the Fund in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Fund or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower (i.e., a discount) or higher (i.e., a premium) relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the Fund’s investments.

plan of distribution

Most investors buy and sell Shares in the secondary market through brokers. Shares trade on the Exchange under the ticker symbol “BTCK”. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, Shareholders may incur customary brokerage commissions and/or fees. Shareholders are encouraged to review the terms of their brokerage accounts for details regarding applicable charges/fees.

The Fund issues shares continuously by offering Baskets consisting of [10,000] Shares to Authorized Purchasers. Authorized Purchasers pay a transaction fee for each order they place to purchase or redeem one or more Baskets. The Sponsor believes that a Basket size of [10,000] Shares will effectively enable Authorized Purchasers to manage inventory of Shares and facilitate an effective arbitrage mechanism for the Fund. However, the Sponsor may adjust the size of the Baskets in order to improve the effectiveness of the activities of Authorized Purchasers in the secondary market for Shares if it deems it necessary or advisable to do so. The Fund does not issue fractions of a Basket.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the Securities Act.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

An Authorized Purchaser may be indemnified by the Sponsor under certain circumstances, they will not be entitled to receive a discount or commission from the Fund or the Sponsor for their purchases of Baskets.

Additional Information Regarding the Shares

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates have been deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) DTC Participants such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are transferable only through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

Share Splits

If the Sponsor believes that the per Share price in the public market for Shares has risen or fallen outside a desirable trading price range, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

CUSTODY OF THE Fund’s ASSETS

General

The Fund’s assets will be split among three custodians. The Trust, on behalf of the Fund, intends to appoint Gemini Trust Company, LLC (“Gemini” or the “Bitcoin Custodian”) for the Fund’s bitcoin holdings. Separately, [____] (the “Non-Digital Custodian” and collectively with the Bitcoin Custodian, the “Custodians”) will serve as the Fund’s custodian with respect to its cash and cash equivalents investments, as well as any investments in connection with its exposure to Carbon Credit Futures.

The Fund may engage third-party custodians or vendors besides the Bitcoin Custodian and the Non-Digital Custodian to provide custody and security services for all or a portion of its bitcoin, cash, and investments in connection with its exposure to Carbon Credit Futures, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Bitcoin Custodian and Non-Digital Custodian, as well as the Fund’s other service providers.

The Non-Digital Custodian

[      ] serves as the Fund’s custodian with respect to its cash and cash equivalents investments, as well as in connection with the Fund’s swap agreement that provides exposure to Carbon Credit Futures. The Non-Digital Custodian will also help facilitate the movement of cash (and purchases and sales of assets associated therewith) in connection with creation and redemption of Baskets. [Non-Digital Custodian principal address]. [Additional information to be provided regarding Non-Digital Custody Agreement]. The Custody Agreement is governed by [       ] law.

The Bitcoin Custodian

The Trust, on behalf of the Fund, intends to appoint Gemini for the custody of the Fund’s bitcoin.

The Trust, on behalf of the Fund, has entered into a [ ] agreement with Gemini (the “Bitcoin Custody Agreement”), pursuant to which the Bitcoin Custodian will custody all of the Fund’s bitcoin. Pursuant to the Bitcoin Custody Agreement, the Bitcoin Custodian establishes accounts that hold the bitcoins deposited with the Bitcoin Custodian on behalf of the Fund. The Bitcoin Custody Agreement is governed by [    ] law.

With respect to the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Purchasers, the Sponsor will retain discretion with respect to which of the Bitcoin Custodian and accompanying assets is selected to facilitate the respective order.

Custody of Bitcoin

The Fund is responsible for acquiring bitcoin from a Bitcoin Trading Counterparty. Once the bitcoin has been transferred to the Bitcoin Custodian, it will be stored in accordance with the procedures of the Bitcoin Custodian described herein.

Pursuant to the terms of the Bitcoin Custody Agreement, the Bitcoin Custodian will custody the Fund’s bitcoin in a segregated account from time to time (the “Vault Balance”). The Bitcoin Custodian will keep a substantial portion of the private keys associated with the Fund’s bitcoin in “cold storage” or similarly secure technology (the “Cold Vault Balance”), with any remainder of the Vault Balance held as a “Hot Vault Balance.” The Sponsor expects that the Fund’s bitcoin and private keys will be held in cold storage of the Bitcoin Custodian on an ongoing basis.

Custody of bitcoin typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of bitcoin from an address associated with the private key to another address). Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Fund’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Bitcoin Custodian will generally keep all of the Fund’s bitcoin in cold storage on an ongoing basis, it is possible that, from time to time, portions of the Fund’s bitcoin will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets, to sell bitcoins including to pay Fund expenses, or to pay the Management Fee, as necessary. The Fund’s bitcoin held in the Cold Vault Balance by the Bitcoin Custodian are held in segregated wallets and therefore are not commingled with the Bitcoin Custodian’s or its other customer assets. [The private key materials are stored within secure storage facilities within [ ]. For security reasons exact locations are never disclosed. A limited number of employees at the Bitcoin Custodian are involved in private key management operations, and the Bitcoin Custodian has represented that no single individual has access to full private keys.] No system is perfectly secure and loss or theft due to operational or other failure is always possible.

[Under the terms of the Bitcoin Custody Agreement, the Sponsor maintains sole discretion in allocating bitcoin among the Hot Vault Balance and Cold Vault Balance. Neither the Fund, the Sponsor, nor any other entity is permitted to lend, pledge, hypothecate or rehypothecate any of the Fund’s bitcoin. The Bitcoin Custodian has also agreed in the Bitcoin Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Fund’s bitcoin, and that the Fund’s bitcoin assets are not treated as general assets of the Bitcoin Custodian but are instead considered custodial assets that remain the Fund’s property. Additionally, the Bitcoin Custodian has agreed to provide the Fund or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the bitcoin held by the Bitcoin Custodian for the Fund and that the Fund’s bitcoin is held in a separate, segregated account under the Fund’s name. Under the Bitcoin Custody Agreement, the Bitcoin Custodian is required to obtain and maintain, at its sole expense, commercially reasonable insurance coverage for the custody services it provides to the Fund. The Bitcoin Custody Agreement does not require that private key information with respect to the Fund’s bitcoin be kept in a particular physical location.]

[The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Bitcoin Custodian can upload the fully signed transaction to an online network and transfer the bitcoin. Because the Bitcoin Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.]

Under the Gemini Bitcoin Custody Agreement, Gemini’s liability is limited as follows, among others: [information to be provided.] [Information regarding items that Gemini is not liable for to be provided]

[Insurance information for the Bitcoin Custodian to be provided].

[Termination of Agreement provisions for the Bitcoin Custody Agreement to be provided].

The Transfer Agent, in coordination with the Non-Digital Custodian, will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Purchasers.

The Sponsor may, in its sole discretion, add or terminate bitcoin custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Fund’s bitcoin holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Fund from other such custodians. However, the Sponsor will enter into bitcoin custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Fund assets in a segregated account, to maintain insurance and to store the Fund’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Fund’s assets from loss or theft.

Additional Information about the trust

Description of the Trust

The Trust is a Delaware Statutory Trust that was formed on February 10, 2023, by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). The Trust operates pursuant to the Trust Agreement, which is the “governing instrument” of the Trust under the laws of the State of Delaware. The Fund is a separate series of the Trust.

The Fund is a passively managed fund and does not pursue active management investment strategies. The Sponsor does not actively manage the assets held by the Fund, including its holding of bitcoin. The Sponsor believes that the Fund will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares rather than purchasing, holding and trading bitcoin directly, while simultaneously providing exposure to Carbon Credit Futures.

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust or, as the case may be, the Fund may dissolve at any time if the Trust is required to be registered as an investment company under the Investment Company Act. The Fund is a commodity pool for purposes of the CEA. As a result, the Fund and Sponsor are each subject to regulation thereunder.

The Trust has no fixed termination date and shall terminate pursuant to the provisions of the Trust Agreement or as otherwise provided by law.

Description of the Trust Agreement

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Sponsor and the Trustee. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Voting Rights

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that Shareholders representing at least a majority (over 50%) of the outstanding Shares of the Fund together as a single class(excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, Shareholders holding Shares representing seventy-five percent (75%) of the outstanding Shares of the Fund, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Liability of Covered Persons and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegate or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses (excluding any taxes on the compensation received for services as Sponsor or on indemnity payments received), and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, Shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes on the compensation received for services as Trustee or on indemnity payments received), claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Fiduciary and Regulatory Duties of the Sponsor and the Trustee

The Trust Agreement modifies and restricts the default fiduciary duties and restrictions under Delaware law typically imposed on “fiduciaries” in accordance with the DSTA. Under Delaware law, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement (to which terms all Shareholders, by purchasing Shares, are deemed to consent). That notwithstanding, the Sponsor is a registered investment adviser under the Advisers Act and is subject to the fiduciary duties associated therewith. The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

The Trust Agreement provides that in addition to any other requirements of applicable law, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a sponsor of one or more companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

Actions Taken to Protect the Trust

The Sponsor is authorized to and may, in its own discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Additional Trust Expenses. The Sponsor will be entitled to be reimbursed for the Additional Trust Expenses.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. Neither the Trustee nor the Administrator has any obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding Shares and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding a majority (over 50%) of the outstanding Shares of the Fund, voting together as a single class (not including Shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Administrator, Custodians or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor. The Trust Agreement provides that the Trustee is not responsible or liable for the form, character, genuineness, sufficiency, value or validity of any of the assets of the Trust.

Holding of Trust Property

The Trust will hold and record the ownership of the Fund’s assets in a manner such that it will be owned for the benefit of the Fund’s Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorney and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election so to do, delivered to the Sponsor with at least 60 days’ notice. The Sponsor may remove the Trustee in its discretion ; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 2.5 of the Trust Agreement. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall appoint a successor trustee. The successor Trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

Amendments to the Trust Agreement

The Sponsor may, without the approval of the Shareholders, amend or supplement the Trust Agreement; provided, however, that the Shareholders shall have the right to vote on any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, (ii) submitted to them by the Sponsor in its sole discretion, or (iii) if it would impair the right of a Shareholders to surrender baskets of Shares and receive the amount of Trust property represented. The Sponsor shall provide notice of any amendment to the Shareholders setting forth the substance of the amendment and its effective date. Upon amendment of the Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

No amendment shall be made to the Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor or if such amendment is required in the opinion of the Trustee.

The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee; provided that the Trustee shall in no circumstance be obligated to execute any agreement to which the Trust is a party if the Sponsor may execute such Agreement on behalf of the Trust.

No provision of the Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with Section 11 of the Trust Agreement.

Termination of the Trust

Pursuant to the terms of the Trust Agreement, the Trust will dissolve if any of the following events occur:

●	A certificate of dissolution or revocation of the Sponsor’s charter is filed (and 90 days have passed after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal unless (i) at the time there is at least one remaining Sponsor or (ii) within 90 days of such event of withdrawal Shareholders holding at least a majority of the Shares (not including Shares held by the Sponsor and its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor Sponsors;

●	The occurrence of any event which would make the existence of the Trust unlawful;

●	In the event of the suspension, revocation or termination of the Sponsor’s registration as a CPO, or membership as a CPO with the CFTC or NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated);

●	The Trust becomes insolvent or bankrupt;

●	Shareholders holding at least 75% of the then outstanding Shares notify the Sponsor that they elect to dissolve the Trust, written notice of which is sent to the Sponsor not less than 90 days prior to the effective date of dissolution;

●	Upon written notice to the Trustee and the Shareholders by the Sponsor, the Sponsor determines that the size of the Trust Estate in relation to the expenses of the Trust make it unreasonable or imprudent to continue the Trust;

●	The Trust is required to be registered as an investment company under the Investment Company Act of 1940; or

●	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX of the Trust Agreement relating to the books of account and reports of the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor’s direction. The proceeds therefrom will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to Shareholders and (b) to the Shareholders pro rata in accordance with the respective percentages of Shares that they hold. It is expected that the Sponsor would be subject to the same regulatory requirements as the Trust, and therefore, the markets available to the Sponsor will be the same markets available to the Trust.

[Governing Law; Consent to New York Jurisdiction

The Trust Agreement and the rights of the Sponsor, Trustee, DTC and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware. The Non-Digital Custody Agreement, each Bitcoin Custody Agreement and Authorized Purchaser Agreements are governed by the laws of the state of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City.]

THE Fund’s Service providers

The Sponsor

The Sponsor is Tidal Investments LLC (f/k/a Toroso Investments LLC), a Delaware limited liability company. The Sponsor’s principal place of business is 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Sponsor arranged for the creation of the Trust and the Fund and is responsible for the ongoing registration of the Shares for their public offering in the U.S. and the listing of Shares on the Exchange. The Sponsor serves as the Fund’s CPO and is registered as a CPO and a CTA with the CFTC.

As consideration for its receipt of the Management Fee from the Fund, the Sponsor is obligated to pay the Sponsor-paid Expenses. The Sponsor also paid the costs of the Fund’s organization and will pay for the costs of the initial sale of the Shares. The Sponsor has agreed to pay certain operating expenses out of the Sponsor’s unified management fee. The Fund is responsible for the payment of any litigation expenses, other extraordinary expenses, and any transaction-based costs or expenses (e.g., brokerage commissions or mark-ups). For the Sponsor’s services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to [___] per annum.

The Sponsor is generally responsible for the administration of the Fund pursuant to the authorities granted to it under the Trust Agreement. This includes (i) selecting and monitoring the Fund’s Service Providers and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Fund, distributing the Fund’s assets (or the value of such assets, when liquidated) on a pro rata basis to the Shareholders in accordance with their Shares.

The following is a biographical summary of the business experience of each of the officers, directors and key employees of the Sponsor:

[Bios to be provided by pre-effective amendment]

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the Sponsor: [     ].

The Trustee

Wilmington Trust, National Association, a national banking association, serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above.

The Trustee’s Role

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the fraud, or the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor.

The Trustee’s fees and expenses under the Trust Agreement will be paid by the Sponsor.

The Administrator

The Administrator of the Fund is Tidal ETF Services pursuant to the [ ] Agreement. The Administrator has its principal office at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Administrator is a wholly-owned subsidiary of the Sponsor. The Administrator has engaged [ ] to act as Sub-Administrator. The Administrator assists the Fund and the Sponsor with certain functions and duties relating to administration, distribution and marketing, which include the following: marketing and sales strategy, and marketing and distribution related services.

The Transfer Agent

[      ] serves as Transfer Agent to the Fund, and has its principal offices at [     ]. The Transfer Agent holds the Shares in book-entry form. The Administrator directs the Transfer Agent to credit or debit the number of Creation Baskets or Redemption Baskets to the applicable Authorized Purchaser. The Transfer Agent will issue or cancel each Authorized Purchaser’s Creation Basket or Redemption Basket, as applicable. The Transfer Agent will also assist with the preparation of Shareholders’ account and tax statements. The Transfer Agent Fee is a Sponsor-paid Expense to be assumed and paid by the Sponsor.

The Custodians

The Fund’s assets will be split among two custodians. The Trust, on behalf of the Fund, intends to appoint Gemini Trust Company, LLC for the Fund’s bitcoin holdings. Separately, [____] will serve as the Fund’s custodian with respect to its cash and cash equivalents investments, as well as any investments in connection with its exposure to Carbon Credit Futures.

Bitcoin Custodian

The Fund intends to appoint Gemini Trust Company, LLC as the Fund’s Bitcoin Custodian, pursuant to its custodial agreement, to hold a portion of the Fund’s bitcoin in accordance with the procedures outlined above in the section “Custody of the Fund’s Assets”. Gemini Trust company, LLC has its principal offices at [______].

The Sponsor has evaluated the Bitcoin Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Fund’s bitcoin holdings and believes these are designed consistent with accepted industry practices to protect against theft, loss, and unauthorized and accidental use of the private keys. Notwithstanding the Sponsor’s evaluation, the Sponsor does not control Bitcoin Custodian’s operations or implementation of such policies, procedures and controls and there can be no assurance that they will actually work as designed or prove to be successful in safeguarding the Fund’s assets against all possible sources of theft, loss or damage.

Non-Digital Custodian

[          ] serves as the Fund’s custodian with respect to its investments in cash and cash equivalents, as well as the investments held in connection with its exposure to Carbon Credit Futures through the swap agreement. [     ] has its principal offices at [          ].

Marketing Agent

[______________] serves as Marketing Agent to the Fund, and has its principal offices at [___________]. [_____________] has entered into an agreement (the “Marketing Agent Agreement”) with the Sponsor and the Trust, on behalf of the Fund, that requires the Marketing Agent to work with the Custodians in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets, and the review and approval of all Fund sales literature and advertising material. The Marketing Agent is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of FINRA.

Bitcoin Adviser

7RCC Global Inc. (“7RCC”) serves as “Bitcoin Adviser” to the Fund and has its principal offices at [     ]. 7RCC specializes in developing solutions for ESG-conscious investors to access blockchain and digital asset investments, leveraging its expertise in global financial markets, blockchain, and digital asset technology, and carbon neutralization structures to deliver investment opportunities through ETFs and other structured products. As Bitcoin Adviser, 7RCC is responsible for providing the Sponsor and Tidal with research and analysis regarding bitcoin, the bitcoin markets and carbon neutralization structures for use in the operation and marketing of the Fund. 7RCC has no responsibility for the investment or management of the Fund’s portfolio or for the overall performance or operation of the Fund.

Support Agreement

The Sponsor, Tidal, and Bitcoin Adviser (collectively, the “Parties”) have entered into an agreement, as amended (the “Support Agreement”) that sets forth the terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of the Fund, as well the respective rights in profits and obligations for expenses. Specifically, 7RCC and the Sponsor have experience in the digital asset and exchange-traded fund industry, and seek to offer a fund offering bitcoin and Carbon Credit Futures exposure as part of their long-term business goals.

The primary responsibilities and rights of each Party under the Support Agreement, with respect to the Fund are described below:

●	The Sponsor will serve as the sponsor of the Fund as a series of the Trust, as described in this prospectus.

●	Administrator will provide fund administration and related services for the Fund.

●	7RCC will provide to the Sponsor research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Fund.

●	After a deduction of operational costs from the Management Fee, 7RCC will receive the benefit of any resulting profits and will be responsible for paying any losses.

Commodity Trading Advisor

Currently, the Sponsor does not employ commodity trading advisors for the Fund. If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s length negotiations and will consider the advisor’s experience, fees, and reputation.

AUTHORIZED Purchasers

An Authorized Purchaser must enter into an “Authorized Purchaser Agreement” with the Sponsor and the Trust, on behalf of the Fund, to govern its placement of orders to create and redeem Baskets. The Authorized Purchaser Agreement sets forth the procedures for the creation and redemption of Baskets. The Authorized Purchaser Agreement also provides the Sponsor and the Administrator with the authority to terminate the relationship with an Authorized Purchaser if the Sponsor or Administrator determines that an Authorized Purchaser does not to comply with the regulatory and registration requirements promulgated by FinCEN or other state authorities. Each Authorized Purchaser must (i) be a registered broker-dealer and (ii) enter into an Authorized Purchaser Agreement with the Sponsor, the Administrator and the Marketing Agent.

A list of the current Authorized Purchasers can be obtained from the Sponsor. The Trust, on behalf of the Fund, has engaged [    ] as Authorized Purchasers. Additional Authorized Purchasers may be added at any time, subject to the discretion of the Sponsor.

CALCULATION OF NAV

Calculating the Fund’s NAV per Share

The Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets;

●	subtracting any liabilities; and

●	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Fund once each trading day. It will calculate the ANV as of the earlier of the close of the NYSE or 4:00 p.m. (ET). The NAV for a normal trading day will be released after 4:00 p.m. (ET).

To the extent there are any determinations that the Sponsor and the Administrator make, such determinations will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available. Neither the Sponsor nor the Administrator will be liable to The Depository Trust Company (“DTC”), Authorized Purchasers, the Shareholders or any other person for errors in judgment. The Fund’s daily activities are generally not reflected in the NAV determined for the Business Day on which the transactions are effected (the trade date), but rather on the following Business Day.

The Sponsor has the exclusive authority to determine the NAV of the Fund. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV and NAV per Share of the Fund, based on a pricing source selected by the Sponsor. The Administrator will determine the NAV of the Fund each business day. In determining the NAV of the Fund, the Administrator values the bitcoin held by the Fund based on the Index Price, as detailed herein, unless otherwise determined by the Sponsor in its sole discretion. If the Index Price is not available or the Sponsor in its sole discretion determines that the Index Price should not be used, the Fund’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The Sponsor does not anticipate that the need to “fair value” bitcoin will be a common occurrence.

The Sponsor reserves the right to adjust the Share price of the Fund in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Fund or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Valuation of the Fund’s Assets

As discussed above, value of bitcoin is determined by the value that various market participants place on bitcoin through their transactions. On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar. The Fund uses the Index Price to value bitcoin for purposes of NAV. The Index requires each exchange used to calculate the price of bitcoin to meet certain criteria, and the exchanges qualifying under such criteria are used to calculate the Index Price. Vinter reviews the spot price on all eligible exchanges at 4:00 p.m. eastern and values bitcoin as the median spot price amongst these exchanges. The Sponsor believes this methodology provides a reasonable valuation of the spot price of bitcoin that is reasonably resistant to price manipulation of Bitcoin.

[The value of a swap contract is equal to the settlement and payment obligations under the swap contract, which will generally be equal to the net amounts to be paid or received under the contract based upon the relative values of the positions held by each party to the contract as determined by the applicable independent, third-party pricing agent.]

Intraday Indicative Value

The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on [       ] typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day. The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

In addition, in order to provide updated information relating to the Fund for use by Shareholders and market professionals, [ ] will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the [[        ], as reported by [        ]].

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Fund’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. [       ] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Purchasers are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

There are many instances in the market today where the IIV and the NAV of an ETF are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated bitcoin price as reflected on the contributing Bitcoin Exchanges.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Fund’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Fund and the IIV. If the market price of the Fund’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the IIV, a market professional could buy the Fund’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Fund and the IIV and thus can be beneficial to all market participants.

Calculation of Principal Market NAV and Principal Market NAV per Share

The Fund’s periodic financial statements may not utilize the NAV of the Fund determined by reference to the Index to the extent the methodology used to calculate the Index Price is deemed not to be consistent with GAAP. The Fund’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Fund’s principal market for bitcoin on the Fund’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Fund’s financial statements in accordance with GAAP. [The Fund intends to engage a third-party vendor to obtain a price from a principal market for bitcoin, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades]. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Fund’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Fund’s financial statements, the Fund follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Fund to assume that bitcoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Fund may transact through Bitcoin Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Fund anticipates that, while multiple venues and types of markets will be available to the Bitcoin Trading Counterparties from whom the Sponsor acquires or disposes of the Fund’s bitcoin, the principal market in each scenario is determined by looking at the market-based level of volume and bitcoin trading activity. Bitcoin Trading Counterparties, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. The Fund determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable bitcoin trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60 minute period prior to 4:00 ET for bitcoin. The Sponsor then identifies that market as the principal market for bitcoin during that period, and uses the price for bitcoin from that venue at 4:00 ET as the principal market price.

conflicts of interest

General

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Fund’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities, or otherwise work in respect of other clients, which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

[The Sponsor has adopted policies and procedures that identify the conflicts of interest associated with these companies and their principals, officers, directors and employees when and if trading bitcoin or bitcoin-linked derivatives as well as Carbon Credit Futures and any associated derivatives therewith. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust.]

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with a Shareholder’s best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policy, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

The Sponsor serves as the sponsor to the Fund. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other funds it manages. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

Resolution of Conflicts

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles. In the absence of fraud, gross negligence or willful misconduct by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

material contracts

[to be provided by pre-effective amendment]

legal matters

Litigation and Claims

Except as described above, within the past 10 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has been retained to advise the Fund and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder. Chapman and Cutler LLP has also provided the Sponsor with its opinion with respect to U.S. federal income tax matters addressed herein in “Material U.S. Federal Income Tax Consequences.” Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement.

Experts

The financial statements as of [        ] included in this prospectus have been so included in reliance on the report of [      ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

where You can find more information

The Trust, on behalf of the Fund, has filed a registration statement on Form S-1 with the SEC under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov.

Information about the Fund and the Shares can also be obtained from the [Fund’s] website, which is [           ]. The [Fund’s] website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually on behalf of the Fund pursuant to the requirements of the Securities Act.

The reports and other information are available online at www.sec.gov.

recent financial information and annual reports

You should read the financial statements and the notes to those financial statements in the Fund’s Annual Report on Form 10-K, along with any amendments thereto, when they become available and which will be incorporated by reference into this prospectus and, subsequent to the date of this prospectus, future filings with the SEC will be automatically deemed incorporated into this prospectus, including subsequent financial statements, data and related notes with respect to the Fund. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this prospectus. The Sponsor will furnish an annual report of the Fund in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Fund examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at [    ]. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

privacy policy

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as a investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares of the Fund.

The Fund and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Fund and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Fund and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Fund, is provided to investors annually and is also available at [      ].

EXPENSES

Expenses to Be Paid by the Sponsor

The Sponsor has agreed to assume the following fees and expenses incurred by the Trust: the Marketing Fee, the Administrator Fee, each respective Custodian Fee, the Transfer Agent Fee, the Trustee fee, applicable license fees, including the licensing fees related to the Index License Agreement, fees and expenses related to public trading of the Shares on the Exchange (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Shares with the SEC, printing and mailing costs and costs of maintaining the Fund’s website.

Extraordinary and Other Expenses

In certain extraordinary circumstances, the Fund may pay expenses in addition to the Management Fee, including, but not limited to, any expenses of the Fund that are not assumed by the Sponsor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other Service Provider) on behalf of the Fund, indemnification expenses of the Bitcoin Custodian and/or Non-Digital Custodian, Administrator or other agents, service providers or counterparties of the Fund and extraordinary legal fees and expenses, and all other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments and for maintenance of its CFTC regulatory status as a commodity pool (collectively, “Additional Fund Expenses”). When Additional Fund Expenses are incurred, the Fund will be required to pay these Additional Fund Expenses too. Although the Sponsor cannot definitively state the frequency or magnitude of the Additional Fund Expenses, with the exception of transaction related fees and expenses and for maintenance of its CFTC regulatory status as a commodity pool, the Sponsor expects that they may occur infrequently, if at all.

Payment of Expenses

To pay the Management Fee, the Sponsor, in its discretion, may accept either bitcoin and/or cash. In the event the Sponsor is paid in bitcoin, the Administrator and/or the Sponsor will direct the Bitcoin Custodian to transfer bitcoin from the [Fund Bitcoin Accounts], as needed, to pay the Management Fee and any other Fund expenses not assumed by the Sponsor. The Administrator and/or Sponsor will endeavor to transfer or exchange the smallest amount of bitcoin needed to pay applicable expenses. In the event the Sponsor’s Management Fee is paid in cash, it may need to direct the Fund’s bitcoin be exchanged for U.S. dollars. Under such circumstances, the Sponsor will utilize an approved Bitcoin Trading Counterparty to exchange the Fund’s bitcoin for U.S. dollars. The Non-Digital Custodian will, when directed by the Sponsor, withdraw funds from the Trust’s accounts to an account maintained by the Non-Digital Custodian for the Sponsor. Each delivery or sale of bitcoin by the Fund to pay the Management Fee or other Fund expenses will be a taxable event to Shareholders.

In addition, if the Fund incurs any Additional Fund Expenses, the Sponsor will cause the Non-Digital Custodian to withdraw funds from the Fund’s accounts in such quantity as may be necessary to permit payment of such Additional Fund Expenses. In order to pay for such Additional Fund Expenses, the Fund may need to sell bitcoin and/or reduce its exposure to the swap agreement, which it will do in a manner similar to the process defined above. Shareholders do not have the option of choosing to pay their proportionate shares of Additional Fund Expenses in lieu of having their shares of Additional Fund Expenses paid by the Fund.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Sponsor or directors, officers, or persons controlling the Fund, the Fund has been informed that the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Fund take no part in the management or control, and have no voice in, the Fund’s operations or business. Except in limited circumstances, Shareholders have no voting rights under the Trust Agreement.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust, and the Fund as a series of the Trust, provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the [Exchange], or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

MEETINGS

Meetings of the Fund’s Shareholders may be called by the Sponsor for such purposes as may be prescribed by law or the Trust Agreement. All notices of meetings will be sent or otherwise given to each Shareholder of record not less than 30 nor more than 60 days before the date of the meeting in the manner determined by the Sponsor. [The notice will specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted. Shareholders may vote in person, by proxy, or in any manner determined by the Sponsor at any such meeting. Except when a larger quorum is required by applicable law or by the Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote will constitute a quorum at a shareholders’ meeting. Any action taken by Shareholders may be taken without a meeting so long as Shareholders holding a majority of Shares entitled to vote on the matter (or such larger proportion thereof as will be required by any express provision of this Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares entitled to vote separately on the matter consent to the action in writing or by other electronic means. Such consent will be treated for all purposes as a vote taken at a meeting of shareholders.]

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any Shareholder at all times during the Sponsor’s usual business hours upon reasonable advance notice.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, the Fund and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. The Trust Agreement and the effect of every provision thereof shall control over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute.

STATEMENTS, FILINGS AND REPORTS

The Trust will furnish annual reports (as of the end of each fiscal year) for the Fund to DTC purchasers for distribution to Shareholders, as required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor.

The Trust will also post monthly reports to the Fund’s website ([        ]). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate.

In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website: [       ].

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request. The Trust will file such tax returns, and prepare, disseminate and file such tax reports for the Fund as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation and will make such tax elections for the Fund as it deems advisable. The Fund or its appointed agent will provide tax information in accordance with the Code and applicable U.S. Treasury Regulations. Persons treated as intermediaries for purposes of these regulations may obtain tax information regarding the Fund by contacting the Fund at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204 or from the Fund’s website, [            ].

Fiscal Year

The fiscal year of the Fund is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

Purchases by Employee Benefit Plans

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoins held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (IRA) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the consequences of a purchase of Shares.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Fund expects to use the following sales material it has prepared:

●	the Fund’s website, [ ]; and

●	the Fund Fact Sheet found on the Fund’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

incorporation by reference of certain documents

The Trust is a reporting company and files annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow the Trust to “incorporate by reference” information that the Trust files with them, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

7RCC Spot Bitcoin and Carbon Credit Futures ETF
Attention: Tidal Investments LLC
234 West Florida Street, Suite 203
Milwaukee, WI 53204
(844)-986-770

The Fund’s internet website is [    ]. The Fund makes its electronic filings with the SEC, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on the Fund’s website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on the Fund’s website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

report of independent registered public accounting firm

[to be provided by pre-effective amendment]

financial statements

[to be provided by pre-effective amendment]

PROSPECTUS

7RCC SPOT BITCOIN AND CARBON CREDIT FUTURES ETF

Until [__________, ____] (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[________, _____]

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Item 13.	Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Tidal Investments LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$[ ]*

Listing fee (actual)	$[ ]*

Auditor’s fees and expenses	$[ ]*

Legal fees and expenses	$[ ]*

Printing expenses	$[ ]*

Miscellaneous expenses	$[ ]*

Total	$[ ]*

*       to be provided by amendment

Item 14.	Indemnification of Directors and Officers.

The Trust’s First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust(or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation toother series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust or the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or a series of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or the applicable series of the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

II-1

In the event the Trust or a series of the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or the applicable series of the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
Number	Description
3.1	First Amended and Restated Declaration of Trust and Trust Agreement(1)
3.2	Form of Certificate of Trust*
5.1	Opinion of Chapman and Cutler LLP relating to the legality of the Shares *
8.1	Opinion of Chapman and Cutler LLP with respect to federal income tax consequences *
10.1	Form of Authorized Purchaser Agreement (included as Exhibit B to the First Amended and Restated Declaration of Trust and Trust Agreement)(1)
10.2	Form of Distribution Services Agreement*
10.3	Form of Custody Agreement*
10.4	Form of Bitcoin Custody Agreement by and between the Trust, on behalf of the Fund, and [Gemini Trust Company, LLC]*
10.6	Form of Fund Accounting Servicing Agreement*
10.7	Form of Transfer Agent Servicing Agreement*
10.8	Form of Fund Administration Servicing Agreement*
10.9	Index License Agreement*
10.10	Support Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Chapman and Cutler LLP is included in Exhibit 5.1*
107	Filing Fee Table(2)
(1)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (333-273364), filed on July 21, 2023 and incorporated by reference herein.
(2)	Filed herewith.
*	To be filed by amendment.

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the Registrant is relying on Rule 430B:

(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)  That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on December 18, 2023.

Tidal Commodities Trust I

By: Tidal Investments LLC, Sponsor

By	/s/ Guillermo Trias
	Name:	Guillermo Trias
	Title:	Principal Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date
/s/ Guillermo Trias Guillermo Trias	Chief Executive Officer/President of the Sponsor	December 18, 2023

/s/ Daniel Carlson Daniel Carlson	Chief Financial Officer/Principal Financial Officer	December 18, 2023

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